EXHIBIT  2.2            EXCHANGE AND MERGER AGREEMENT


                                  BY AND AMONG


                     INDEPENDENT CELLULAR NETWORK PARTNERS,
                              JAMES A. DWYER, JR.,
                                 DAVID WINSTEL,
                              CC INDUSTRIES, INC.,
                            OHIO CELLULAR RSA, L.P.,
                              OHIO RSA CORPORATION,
                  QUALITY CELLULAR COMMUNICATIONS OF OHIO, INC.
                              CELLULAR PLUS, L.P.,
                                  C-PLUS, INC.,
                 QUALITY CELLULAR PLUS COMMUNICATIONS, INC., AND
                   HENRY CROWN AND COMPANY (NOT INCORPORATED)




                                       AND



                          360 COMMUNICATIONS COMPANY


                            Dated as of May 31, 1996






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                                TABLE OF CONTENTS

                                                                          Page

SECTION 1  CERTAIN DEFINITIONS.............................................-2-

SECTION 2  BASIC TRANSACTION...............................................-22-
   2.1       Toronto Dominion Debt.........................................-22-
   2.2       Merger of CCTS and 360  Subsidiary............................-22-
   2.3       Merger of ICN.................................................-22-
   2.4       Sale and Assignment of Cell Plus Interests....................-22-
   2.5       Sale and Assignment of Ohio LP Interests......................-22-
   2.6       Issuance of 360  Shares and 360  Notes to Exchanging Group ...-23-
   2.7       Working Capital...............................................-23-
   2.8       Conveyance of Non-Retained Assets.............................-25-
   2.9       Assumption of Non-Retained Liabilities........................-25-
   2.10      Allocation....................................................-25-
   2.11      Other Payments................................................-26-

SECTION 3  REPRESENTATIONS AND WARRANTIES OF EXCHANGING GROUP
          .................................................................-26-
   3.1       Due Organization, Power and Authority.........................-26-
   3.2       No Default Effected...........................................-28-
   3.3       Subsidiaries and Investments..................................-28-
   3.4       Financial Statements..........................................-28-
   3.5       No Material Adverse Change....................................-29-
   3.6       Undisclosed Liabilities.......................................-29-
   3.7       Capital Stock of ICN..........................................-29-
   3.8       Capital Stock of CCTS.........................................-30-
   3.9       Capital Stock of WCTC.........................................-30-
   3.10      Status of Partnership Interests...............................-31-
   3.11      Status of Interests in Minority Partnerships..................-32-
   3.12      Accounts Receivable...........................................-32-
   3.13      Inventories...................................................-33-
   3.14      Real Property.................................................-33-
                   (a)      Owned Real Property............................-33-
                   (b)      Lease Obligations..............................-34-
                   (c)      Owned and Leased Real Property.................-34-
   3.15      Property and Condition and Compliance.........................-35-
   3.16      Title to Assets...............................................-35-
   3.17      Licenses......................................................-36-
   3.18      Licensee Qualifications.......................................-36-
   3.19      Compliance with Laws..........................................-37-
   3.20      No Other Agreements to Sell Assets or Stock...................-37-
   3.21      Affiliate Agreements..........................................-37-
   3.22      Contracts.....................................................-37-
                                        -i-

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   3.23      Trademarks....................................................-38-
   3.24      Technology....................................................-38-
   3.25      Labor Relations...............................................-39-
   3.26      Employee Benefits.............................................-39-
                   (a)      Employee Benefit Plans.........................-39-
                   (b)      Continuation Coverage..........................-40-
   3.27      Insurance.....................................................-40-
   3.28      Litigation....................................................-41-
   3.29      Environmental Matters.........................................-41-
   3.30      Tax Matters...................................................-41-
                   (a)      Tax Returns....................................-41-
                   (b)      Payments.......................................-42-
                   (c)      Additional Taxes...............................-42-
                   (d)      Waivers........................................-42-
                   (e)      Rulings/Agreements.............................-42-
   3.31      Interim Operations............................................-42-
   3.32      Brokers.......................................................-43-
   3.33      Approvals and Consents........................................-43-
   3.34      Investment Representation.....................................-43-
   3.35      Sophistication, Financial Strength, Access to Information.....-43-
   3.36      Merger Representations........................................-44-

SECTION 4  REPRESENTATIONS AND WARRANTIES OF 360 ..........................-45-
   4.1       Authority of 360 .............................................-45-
   4.2       No Default E..................................................-45-
   4.3       Brokers.......................................................-46-
   4.4       Approvals and Consents........................................-46-
   4.5       Investment Representation.....................................-46-
   4.6       No Material Adverse Change....................................-46-
   4.7       Status of 360  Shares and 360  Notes..........................-46-
   4.8       Financial Statements..........................................-47-
   4.9       Merger Representations........................................-47-

SECTION 5  OBLIGATIONS OF EXCHANGING GROUP AND 360  PENDING
         CLOSING...........................................................-49-
   5.1       Conduct of System.............................................-49-
   5.2       Notice of Material Developments...............................-50-
   5.3       Information and Access........................................-51-
   5.4       Subscribers/Marketing Expenditures............................-51-
   5.5       Capital Expenditures..........................................-54-
   5.6       Interim Agreements............................................-54-
   5.7       Certain Structural Changes....................................-54-

SECTION 6  OTHER AGREEMENTS................................................-55-
   6.1       Hart-Scott-Rodino.............................................-55-
   6.2       Other Consents................................................-55-

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   6.3       Certain Agreements Regarding Consents.........................-55-
   6.4       FCC Compliance................................................-56-
   6.5       Exclusivity...................................................-56-
   6.6       Real Property Title Information...............................-56-
   6.7       Environmental Assessments.....................................-56-
   6.8       Transition Services Agreements................................-58-
   6.9       Financial Statements..........................................-58-
   6.10      System Employees..............................................-59-
   6.11      Effective Date for Partnership Allocations and Distributions..-61-
   6.12      Welfare Benefit Plans.........................................-62-
   6.13      Pension Benefit Plans.........................................-62-
   6.14      Restrictive Legends...........................................-62-
   6.15      Standstill Provision..........................................-63-
   6.16      Registration Rights...........................................-63-

SECTION 7  CONDITIONS TO OBLIGATION OF EXCHANGING GROUP TO
         CLOSE.............................................................-63-
   7.1       Representations and Warranties................................-63-
   7.2       Compliance with Agreement.....................................-64-
   7.3       No Adverse Proceeding.........................................-64-
   7.4       Necessary Consents............................................-64-
   7.5       Material Adverse Change/Change of Control.....................-64-
   7.6       Legal Opinion.................................................-64-

SECTION 8  CONDITIONS TO OBLIGATION OF 360  TO CLOSE.......................-65-
   8.1       Representations and Warranties................................-65-
   8.2       Compliance with Agreement.....................................-66-
   8.3       No Adverse Proceeding.........................................-66-
   8.4       Necessary Consents............................................-66-
   8.5       No Material Adverse Change....................................-66-
   8.6       Opinion of FCC Counsel........................................-66-
   8.7       Legal Opinion.................................................-67-
   8.8       Other Documentation...........................................-70-

SECTION 9  THE CLOSING; TERMINATION OF AGREEMENT...........................-70-
   9.1       The Closing...................................................-70-
   9.2       Termination...................................................-70-
   9.3       Risk of Loss.................................. ...............-71-
   9.4       Deliveries by Exchanging Group at the Closing.................-71-
   9.5       Deliveries by 360 at the Closing..............................-74-

SECTION 10  REMEDIES UNDER THIS AGREEMENT..................................-75-
  10.1      Survival of Representations and Warranties.....................-75-
  10.2      Indemnification Provisions for Benefit of the 360..............-76-
  10.3      Indemnification Provisions for Benefit of Exchanging Group.....-77-
  10.4      Notice; Right to Defend........................................-78-

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  10.5      Adjustment for Insurance......................................-79-
  10.6      Payment of Damages............................................-79-
  10.7      Exclusive Remedy..............................................-80-

SECTION 11  POST-CLOSING MATTERS GENERALLY................................-81-
  11.1      Preparation of Tax Returns for Acquired Corporations and
                   Certain Partnerships...................................-81-
  11.2      Ongoing Cooperation...........................................-82-
  11.3      Litigation Support............................................-83-
  11.4      Confidential Information......................................-83-
  11.5      Further Assurance.............................................-84-
  11.6      Books and Records.............................................-84-
  11.7      Securities Filings............................................-84-
  11.8      Specific Performance..........................................-85-
  11.9      Toronto Dominion Debt.........................................-85-

SECTION 12  MISCELLANEOUS PROVISIONS......................................-85-
   12.1      Notices......................................................-85-
   12.2      Amendments...................................................-86-
   12.3      Waivers......................................................-86-
   12.4      Assignment and Parties in Interest...........................-86-
   12.5      Third-Party Beneficiaries....................................-87-
   12.6      Announcements................................................-87-
   12.7      Taxes, Recording Charges.....................................-87-
   12.8      Expenses.....................................................-88-
   12.9      Entire Agreement.............................................-88-
   12.10     Descriptive Headings.........................................-88-
   12.11     Counterparts.................................................-88-
   12.12     Governing Law................................................-88-
   12.13     Construction.................................................-88-
   12.14     No Recourse..................................................-89-
   12.15     Guaranty.....................................................-89-

SCHEDULE
NUMBER                                      SCHEDULE NAME

I                                           Ownership of ICN Shares
I(a)                                        Controlled PA Partnerships
I(b)                                        Minority Partnerships
II                                          System/Markets
1.1                                         Knowledge
1.2                                         Non-Retained Assets
1.3                                         Operating Budget
1.4                                         Personalty Liens
1.6                                         Swaps
1.7                                         360 Group
2.10                                        Allocation
3.2                                         No Default Effected
3.3                                         Subsidiaries
3.4                                         Financial Statements
3.6                                         Undisclosed Liabilities
3.7                                         ICN Stockholder Agreements
3.9                                         WCTC Stockholders
3.10                                        Partnership Interests
3.13                                        Inventories
3.14(a)                                     Owned Real Property
3.14(b)                                     Leases and Consents
3.15                                        Personal Property
3.16                                        Title to Assets
3.17                                        Licenses
3.18                                        Licensee Qualifications
3.19                                        Compliance with Laws
3.20                                        Other Agreements to Sell Assets or
                                            Stock
3.21                                        Affiliate Agreements
3.22                                        Contracts
3.23                                        Trademarks

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SCHEDULE
NUMBER                                      SCHEDULE NAME

3.24                                        Technology
3.26                                        Employee Benefits
3.27                                        Insurance
3.28                                        Litigation
3.29                                        Environmental Matters
3.30(a)                                     Tax Returns
3.30(c)                                     Additional Taxes
3.30(d)                                     Tax Waivers
3.31                                        Interim Operations
4.2                                         No Default Effected (360 )
4.4                                         360 Approvals and Consents
5.5                                         Cap-Ex Projects

                          EXCHANGE AND MERGER AGREEMENT

         This Exchange and Merger Agreement (the "Agreement") is made and entered into as of May 31, 1996, by and among INDEPENDENT CELLULAR NETWORK PARTNERS, an Illinois partnership ("ICNP"), JAMES A. DWYER, JR. ("Dwyer"), DAVID WINSTEL ("Winstel"), CC INDUSTRIES, INC., a Delaware corporation ("CCI"), OHIO CELLULAR RSA, L.P., an Illinois limited partnership ("Ohio LP"), OHIO RSA CORPORATION, a Delaware corporation and a general partner of Ohio LP ("Ohio RSA"), QUALITY CELLULAR COMMUNICATIONS OF OHIO, INC., an Ohio corporation and a general partner of Ohio LP ("QCCO"), CELLULAR PLUS, L.P., an Illinois limited partnership ("Cell Plus"), C-PLUS, INC., a Delaware corporation and a general partner of Cell Plus ("C-Plus"), QUALITY CELLULAR PLUS COMMUNICATIONS, INC., a Delaware corporation and a general partner of Cell Plus ("QCPC") (ICNP, CCI, Dwyer, Winstel, Ohio LP, C-Plus, QCPC, Ohio RSA, QCCO and Cell Plus are sometimes referred to hereinafter collectively as the "Exchanging Group"), 360 COMMUNICATIONS COMPANY, a Delaware corporation ("360 "), and,for the sole purpose of being bound by Sections 3.1, 3.2, 12.14 and 12.15 of the following Agreement, HENRY CROWN AND COMPANY (NOT INCORPORATED), an Illinois limited partnership ("HCNI").

                                   BACKGROUND

         A. ICNP, Dwyer and Winstel collectively own one hundred percent of the issued and outstanding shares of common capital stock ("ICN Common Shares") of Independent Cellular Network, Inc., a Delaware corporation ("ICN"), in the specific amounts indicated on Schedule I attached hereto and made a part hereof. CCI owns one hundred percent of the issued and outstanding shares of preferred stock ("ICN Preferred Shares") of ICN.

         B. QCPC and C-Plus are the sole general partners of Cell Plus, with a 17% and 1% percentage interest, respectively, in Cell Plus. ICNP and Winstel are the sole limited partners of Cell Plus, with a 79% and 3% interest, respectively.

         C. QCCO and Ohio RSA are the sole general partners of Ohio LP, with a 16% and 1% interest, respectively. ICNP and Winstel are the sole limited partners of Ohio LP, with an 82% and 1% percentage interest, respectively, in Ohio LP.

         D. ICN owns (i) an 85% general partnership interest ("Charleston Interest") in ICN-Charleston, West Virginia Limited Partnership, a West Virginia limited partnership ("ICN-Charleston") and (ii) various cellular telephone systems and businesses in Pennsylvania, Ohio, Kentucky and West Virginia.

         E. Cell Plus owns (i) various cellular telephone systems and businesses in Pennsylvania, (ii) a 69.23% general partnership interest in Williamsport/PA-8 Cellular Limited Partnership, an Illinois limited partnership ("WPCLP") (the "Williamsport GP Interest") and (iii) all of the issued and outstanding capital stock ("CCTS Shares") of Commonwealth Cellular Telephone Services, Inc., a Delaware corporation ("CCTS"). CCTS, in turn, owns (I) the partnership interests in the general and limited partnerships (the "PA Partnerships") identified on Schedules I(a) and I(b) attached hereto and made a part hereof ("PA Partnership Interests") (the PA Partnerships listed on ScheduleI(a)attached hereto are sometimes hereinafter collectively referred to as the"Controlled PA Partnerships," and the Partnerships listed on Schedule I(b)attached hereto are sometimes hereinafter collectively referred to as the "Minority Partnerships") and (II) 93.949% of the issued and outstanding capital stock (the "WCTC Shares") of Williamsport Cellular Telephone Company, Inc., a Delaware corporation ("WCTC"). WCTC, in turn, owns a 30.77% limited partnership interest in WPCLP (the "Williamsport LP Interest").

         F. Ohio LP owns various cellular telephone systems and businesses in Ohio and West Virginia.

         G. ICN, Ohio LP, and Cell Plus, together with CCTS, PA Partnerships, WCTC, WPCLP and ICN-Charleston (collectively, the "ICN Group") collectively own all of the assets and rights related to the cellular telephone system and related business in the Metropolitan Statistical Areas and Rural Statistical Areas (each, a "Market, and collectively, the "Markets") in the States of Pennsylvania, Ohio, West Virginia and Kentucky identified on Schedule II attached hereto and made a part hereof (collectively, the "System").

         H. The 360 Group owns and operates various cellular telephone systems and businesses in Pennsylvania and other states serving smaller to mid-size markets (the "360 System").

     I. Exchanging Group and 360 believe that 360's ownership and operation of the System will enhance the financial, operational and customer needs of both the System and the 360 System. Therefore, in exchange for the consideration set forth herein and subject to all other terms and conditions described herein (1) Exchanging Group and 360, or such wholly-owned subsidiaries of 360 as are designated by 360, desire to (a) merge ICN into 360, or such wholly-owned subsidiary of 360 as designated by 360 and (b) merge a wholly-owned subsidiary of 360 as designated by 360 into CCTS, and (2) Exchanging Group desires to transfer and assign to 360, or to such wholly-owned subsidiaries of 360 as are designated by 360, 100% of the general and limited partnership interests in Cell Plus and Ohio LP owned by certain members of Exchanging Group which are the general and limited partners of Cell Plus and Ohio LP.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                    AGREEMENT

         SECTION 1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below:

         "Accountants" has the meaning set forth in Section 2.7(e).

         "Acquired Corporations" shall mean, collectively, ICN, CCTS and WCTC.

         "Additional Marketing Expenditures" has the meaning set forth in
          Section 5.4.

         "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director, officer or general partner (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, direct or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of a corporation or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof. With respect to each member of the Exchanging Group and each Subject Entity and their respective Affiliates, the term "Affiliate" shall also include: (x) any lineal descendant of such parties or any spouse or adopted child of any such descendant or any child of any such spouse, any trust or trusts for the benefit of any of the Persons named in this clause
(x); (y) the executors, administrators, conservators or personal representatives of any Person referred to in clause (x); or (z) any Person which, directly or indirectly, is owned and controlled by one or more of the Persons referred to in clauses (x) or (y).

         "Agreement" has the meaning set forth in the preamble, and shall include all Schedules.

         "Allentown" refers to Allentown SMSA Limited Partnership, a Delaware limited partnership.

         "Allocation" shall have the meaning set forth in Section 2.10.

         "Base Rate" shall have the meaning set forth in Section 2.7(e).

         "Beneficial Ownership" shall have the meaning provided in Rule 13d-3 under the Exchange Act and "Beneficial Owner" shall have a meaning correlative to the foregoing.

         "Board of Directors" means, with respect to any Person, the board of directors (or equivalent body) of such Person or any duly authorized committee of such board of directors (or equivalent body).

         "Business Day" refers to a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the City of Chicago.

         "Cap" has the meaning set forth in Section 10.2.

         "Cap-Ex Shortfall" has the meaning set forth in Section 5.5.

         "Cap-Ex Surplus" has the meaning set forth in Section 5.5.

         "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

         "Cash Portion" has the meaning set forth in Section 10.6.

         "Cash Proceeds" means an amount equal to (a) all cash and other proceeds received by or distributed from (without double counting) Subject Entities from the sale, transfer or other disposition of any non-current assets of such entities, minus (b) the amount of all investments in and acquisitions of any non-current assets, which are capital assets necessary to operate the System as it is currently being operated, by Subject Entities during the period from January 1, 1996 through and including the date hereof.

         "CCTS" has the meaning set forth in the Background.

         "CCTS Merger Survivor" refers to the surviving corporation in existence immediately after the consummation of the transactions described in Section 2.2 hereof.

         "CCTS Shares" has the meaning set forth in the Background.

         "Cell Plus" has the meaning set forth in the Background.

         "Cell Plus Interests" refers to all general and limited partnership interests owned by QCPC, C-Plus, ICNP and Winstel in Cell Plus.

         "Change of Control" means (a) the occurrence of any of the events described in (i) or (ii) below, together with the occurrence of the event described in (iii) below, or (b) the occurrence of the event described in (iv) below:

         (i) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; provided, however, that a group formed solely for the purpose of voting securities shall not be deemed to be a group for purpose of this definition) is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the fully diluted Voting Stock of 360.

         (ii) 360 consolidates or merges with or into any other Person or any other Person consolidates or merges with or into 360, in either case where the Beneficial Owners, directly or indirectly, of Voting Stock of 360 immediately prior to such merger are not the Beneficial Owners, directly or indirectly, of 35% or more of the total voting power of the fully diluted Voting Stock of the surviving Person, other than a consolidation or merger with a Wholly Owned Subsidiary in which all of the Voting Stock of 360 outstanding immediately prior to the effectiveness thereof is changed into or exchanged for substantially the same consideration.

     (iii) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of 360 (together with any new directors whose election by the Board of Directors of 360 or whose nomination for election by the stockholders of 360 was approved by a vote of 66-2/3% of the directors of 360 then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of 360 then in office.

     (iv) 360 sells, conveys, transfers or leases, directly or indirectly, all or substantially all of its assets to any Person other than one or more Wholly Owned Subsidiaries (other than a sale, conveyance, transfer or lease where the Beneficial Owners, directly or indirectly, of Voting Stock of 360 immediately prior to such transaction are the Beneficial Owners, directly or indirectly, of 35% or more of the total voting power of the fully diluted Voting Stock of the entity or entities acquiring all or substantially all of such assets).

         "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline with respect to the Senior Notes.

         "Charleston Interest" has the meaning set forth in the Background.

         "CLNS" refers to CLNS General Partnership, a Pennsylvania partnership.

         "Closing" has the meaning set forth in Section 9.1.

         "Closing Date" has the meaning set forth in Section 9.1.

         "Closing Fiscal Year" has the meaning set forth in Section 6.11(a).

         "Code" refers to the Internal Revenue Code of 1986, as amended.

         "Communications Act" shall mean the Communications Act of 1934, as amended.

         "Confidentiality Agreements" has the meaning set forth in Section 5.3.

         "Contracts" shall mean all Leases, contracts, agreements, options and other rights and obligations, whether written or oral, related to the System and held or owned by any of the Subject Entities on the Closing Date, which are listed on Schedules 3.22 and 3.14(b).

         "Controlled PA Partnerships" has the meaning set forth in the Background.

         "Controlled Partnerships" refers to Cell Plus, Ohio LP, ICN-Charleston, WPCLP and the Controlled PA Partnerships.

         "Cushion" has the meaning set forth in Section 10.2.

         "Damages" refers to, in respect of any obligation to indemnify any Person pursuant to the terms of this Agreement, any losses, claims, damages (including, without limitation, consequential damages), liabilities, obligations, judgments, settlements (including, without limitation, settlements with federal, state and local governmental entities) and reasonable out-of-pocket costs, expenses and attorneys' fees excluding, however, all punitive damages except for punitive damages recovered or recoverable by a third party against Indemnifying Party.

         "Dispute Notice" has the meaning set forth in Section 2.7(e).

         "Employee Benefit Plan" refers to an Employee Pension Benefit Plan, Employee Welfare Benefit Plan (where no distinction is required by the context in which the term is used), or any compensation plan, incentive plan (whether or not stock related), bonus plan or fringe benefit plan.

         "Employee Costs" refers to all costs of the Subject Entities incurred in connection with its employees, including, without limitation, any obligation for wages, commissions, "golden parachute," annual or long term incentives, severance, vacation and holiday pay, sick pay, bonuses, severance pay, retiree or employee medical benefits, nonqualified deferred compensation, obligations to employees under COBRA and other health insurance obligations, retiree medical, other benefits due employees under Employee Welfare Benefit Plans or Employee Pension Benefit Plans, underfunding of any defined benefit plan, withdrawal liability under the Multi-Employer Pension Plan Amendment Act of 1980, as amended, any liability imposed by WARN in connection with the notice or failure to provide notice of a plant closing, mass layoff or termination of employees (other than as contemplated by Section 6.10(f)) or any obligation under any collective bargaining agreement, employment agreement or employment at-will relationship.

         "Employee Pension Benefit Plan" has the meaning set forth in Section
          3(2) of ERISA.

         "Employee Welfare Benefit Plan" has the meaning set forth in Section
          3(1) of ERISA.

         "Enforceability Exceptions" has the meaning set forth in Section 3.1.

         "Environmental Assessment" has the meaning set forth in Section 6.7.

         "Environmental Laws" refers to, as of the Closing Date, any existing federal, state or local statute, regulation or ordinance or any existing judicial or administrative decree or decision with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water runoff, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes, and the regulations promulgated thereunder, in each case as in effect as of Closing: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. ss. 9601 et seq., "CERCLA"); (b) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq., "RCRA")); (c) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq., "HMTA");
(d) the Toxic Substances Control Act (15 U.S.C. ss. 2061 et seq., "TSCA"); (e) the Clean Water Act (33 U.S.C. ss. 1251 et seq.); (f) the Clean Air Act and Amendments (42 U.S.C. ss. 7401 et seq.); (g) the Safe Drinking Water Act (21 U.S.C. ss. 349; 42 U.S.C. ss. 201 and ss. 300 et seq.); (h) the National Environmental Policy Act of 1969 (42 U.S.C. ss. 4321); (i) the Superfund Amendments and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C., "SARA"); and (j) Title III of the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 1101 et seq.).

         "Equity Security" means the 360 Voting Stock and any options, warrants, convertible securities, or other rights to acquire such 360 Voting Stock.

         "ERISA" refers to the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning set forth in Section 10.6.

         "Exchanging Group" has the meaning set forth in the first paragraph of this Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchanging Group Assumption Agreement" refers to the Assumption Agreement to be executed at Closing whereby Exchanging Group will jointly and severally assume the Non-Retained Liabilities.

         "Exchanging Group Indemnitees" has the meaning set forth in Section
10.3.

         "FCC" shall mean the United States Federal Communications Commission.

         "FCC Counsel" has the meaning set forth in Section 8.7.

         "Final Approval" means that any consents to the transfer of the Licenses, ICN Shares, CCTS Shares, WCTC Shares and Partnership Interests shall no longer be subject to administrative or judicial appeal, review or reconsideration by the FCC.

         Final Order" means a Preliminary Grant which is not reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's or other regulatory authorities' own motion, has expired. A Preliminary Grant which is not reversed, stayed, enjoined, set aside, annulled, or suspended, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time for filing any such requests, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering or reviewing on the FCC's or other regulatory authorities' own motion has expired, but which is subject to conditions is not (and shall not be deemed) a Final Order unless and until (i) in the event that such conditions are imposed upon the 360 Group, the Subject Entities or the Partnerships, 360 shall have notified Exchanging Group in writing of its willingness to accept such conditions and (ii) in the event that such conditions are imposed upon Exchanging Group, Exchanging Group shall have notified 360 in writing of its willingness to accept such conditions.

         "Final Statement" has the meaning set forth in Section 2.7(d).

         "Financial Statements" refers to (a)(i) the consolidated financial statements of ICN (including ICN-Charleston) and Cell Plus (including CCTS, WPCLP and the PA Partnerships), and (ii) the financial statements of Ohio LP, PA5GP, NEPA, each as of December 31, 1994 and 1995, audited by Arthur Andersen LLP; (b) the financial statements of ICN-Charleston as of December 31, 1994 and 1995, prepared by ICN Group on a modified tax basis and reviewed by Arthur Andersen LLP; and (c)(i) the interim consolidated financial statements of ICN (including ICN-Charleston) and Cell Plus (including CCTS, WPCLP and the PA Partnerships), and (ii) the interim financial statements of Ohio LP,
ICN-Charleston, WPCLP, WCTC, CLNS, NEPA and PA5GP, each for the three months ended March 31, 1996, which interim statements have been compiled by ICN Group, each included as Schedule 3.4.

         "Floor" has the meaning set forth in Section 5.4.

         "GAAP"  refers  to  United   States   generally   accepted   accounting
principles, as in effect from time to time.

         "Hazardous Materials" refers to each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include:

         (a) "hazardous substances" as defined in CERCLA, SARA, or Title III of the Superfund Amendments and Reauthorization Act, each as amended to date, and regulations promulgated thereunder;

         (b) "hazardous waste" as defined in RCRA and regulations promulgated thereunder;

         (c) "hazardous materials" as defined in the HMTA, as amended to date, and regulations promulgated thereunder;

         (d) "chemical substance or mixture" as defined in the TSCA, as amended to date, and regulations promulgated thereunder; and

         (e) any petroleum or petroleum-related product (including, without limitation, crude oil or any fraction thereof).

         "HCNI" has the meaning set forth in the Background.

         "Holdback" has the meaning set forth in Section 10.6.

         "Holdback Escrow" has the meaning set forth in Section 10.6.

         "HSR Act" refers to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "HSR Termination" is defined in Section 7.4.

         "ICN" has the meaning set forth in the Background.

         "ICN-Charleston" has the meaning set forth in the Background.

         "ICN Common Shares" has the meaning set forth in the Background.

         "ICN Group" has the meaning set forth in the Background.

         "ICN Group Employee List" has the meaning set forth in Section 6.10(b).

         "ICN Merger Survivor" refers to the surviving corporation in existence immediately after the consummation of the transactions described in Section 2.3 hereof.

         "ICN Preferred Shares" has the meaning set forth in the Background.

         "ICN Shareholders" has the meaning set forth in Section 2.3.

         "ICN Shares" shall refer collectively to the ICN Common Shares and the ICN Preferred Shares.

         "Interest" has the meaning set forth in the 360 Notes.

         "Interest Payment Date" has the meaning set forth in the 360 Notes.

         "Inventories" shall mean, with respect to the System, all cellular telephone units, and related components, spare parts and accessories (i) owned by any member of the Subject Entities solely for usage in connection with the Markets or the System and maintained in inventory, outside warehouses, by third parties on a consignment basis solely with respect to certain Inventories of PA5GP which are held on consignment by the partners of PA5GP, or in transit or on order on the Closing Date and (ii) which are held for sale to customers in the ordinary course of business.

         "Inventory List" has the meaning set forth in Section 3.13.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof), BBB- (or the equivalent) by Standard & Poors Ratings Group (or any successor to the rating agency business thereof) and BBB- (or the equivalent) by Duff & Phelps Credit Rating Co. (or any successor to the rating agency business thereof).

         "IRS" refers to the Internal Revenue Service of the United States Department of the Treasury.

         "knowledge," as applied to Exchanging Group and/or the Subject Entities, refers to the actual knowledge, after reasonable investigation, of those persons listed on Schedule 1.1 hereto. For purposes hereof, "reasonable investigation" shall mean an investigation that includes due inquiry of appropriate personnel with operational, engineering, managerial or other supervisory duties with respect to the System, and, where it is reasonably appropriate, seeking the advice of counsel or independent consultants.

         "Leased Real Property" has the meaning set forth in Section 3.14(b).

         "Leases" has the meaning set forth in Section 3.14(b).

         "Licenses" shall mean all licenses, permits, grants, certificates or other authorizations from the FCC, Federal Aviation Administration, public utility commissions, public service commissions and any other regulatory agencies, if any, issued in connection with the System on or before the Closing Date, and all applications and construction permits related thereto, including, without limitation, the Licenses identified on Schedule 3.17 hereto.

         "Loan Agreement" refers to that certain Loan Agreement dated as of September 9, 1994, as amended on May 30, 1995, by and among ICNP, the lenders whose names appear on the signature pages thereof and Toronto Dominion (Texas), Inc., as Administrative Agent.

         "Markets" has the meaning set forth in the Background.

         "Material Adverse Effect" refers to a material adverse effect with respect to the business, properties, operations, or financial condition of Subject Entities or, with respect to the 360

Group, a material adverse effect with respect to the business, properties, operations or financial condition of 360 and its Subsidiaries, taken as a whole. With respect to a Material Adverse Effect relating to Subject Entities referred to in Sections 3.5(a), 3.26(c) and 8.5(a), such Material Adverse Effect shall be determined by reference to all Subject Entities, taken as a whole. With respect to a Material Adverse Effect relating to a Subject Entity and referred to in any other section of this Agreement, such Material Adverse Effect shall be determined by reference to each Subject Entity.

         "Mergers" has the meaning set forth in Section 12.7(c).

         "Minority Partnerships" has the meaning set forth in the Background.

         "Multiemployer Plan" has the meaning set forth in Section 3(37)of
ERISA.

         "NEPA" refers to Northeast Pennsylvania SMSA Limited Partnership, a Delaware limited partnership.

         "New System 360 Employees" has the meaning set forth in Section
6.10(c).

         "Non-Retained Assets" refers to, collectively, (a) any cash, cash equivalents or marketable securities of Subject Entities, (b) any rights of Subject Entities to any cash Tax refund with respect to periods prior to the Closing Date (but not including (i) any non-cash Tax refund such as an increase in net operating losses, credits or similar adjustments, or (ii) any cash Tax refund if and to the extent that such refund results from carrying back to a taxable period prior to the Closing Date any losses or credits arising in any taxable period after the Closing Date), (c) any accounts receivable or notes receivable of a Subject Entity as to which the account debtor is any other Subject Entity, officer, director, partner or Affiliate thereof, or any member of any such Person's immediate family, other than (i) any accounts receivable arising in connection with the Swaps and (ii) the notes receivable of ICNP from ICN, CCTS and Cell Plus referred to in Section 2.1 hereof, (d) any assets of any Employee Benefit Plan maintained by Subject Entities or any of their Affiliates,
(e) any property, casualty, workers' compensation or other insurance policy or related insurance services contract relating to Subject Entities or any of their Affiliates and any rights of Subject Entities or any of their Affiliates under such insurance policy or contract, other than (i) rights to proceeds under such insurance policies or contracts with respect to any liabilities related to the System prior to the Closing Date or any casualty affecting any assets of or used in connection with the System prior to the Closing Date and (ii) any pre-paid insurance for which Exchanging Group does not receive a credit as a Current Asset in connection with the Working Capital, (f) any rights of Exchanging Group under this Agreement or under any other agreement between Exchanging Group and 360, (g) any assets, properties or rights of Subject Entities listed on Schedule
1.2 (which also include some assets used in the conduct of Exchanging Party's Florida operations), (h) any books, records and information related to any of the Non-Retained Assets or Non-Retained Liabilities, (i) any supply of Inventory at Closing for which Exchanging Group does not receive a credit as a Current Asset in connection with the Working Capital, (j) any assets, properties or rights used by Affiliates of Exchanging Group solely in connection with the operation of a cellular telephone system in the State of Florida, Rural Service Area Nos. 1, 2 and 3, and (k) any distributions from Allentown and Reading made in calendar year 1996 (CCTS' share of which, under the 1996 budgets for Allentown and Reading, are projected to be approximately $375,000 in the aggregate). To the extent any Non-Retained Asset is prohibited from being transferred to Exchanging Group pursuant to the terms hereof due to restrictions in any Partnership Agreement or under applicable law, such Non-Retained Asset shall not be transferred without the consent of any required party or in accordance with such applicable law, in which event such Non-Retained Asset shall be included within the determination of Working Capital, and Exchanging Group shall be credited in the Working Capital with its pro-rata share of such Non-Retained Asset.

         "Non-Retained Liabilities" refers to, collectively, all obligations, commitments and liabilities of Subject Entities, whether attributable to the System, the Markets or otherwise, absolute or contingent, direct or indirect, known or unknown, other than the Retained Liabilities, including by way of illustration but not limitation, any of the following liabilities, obligations or commitments of Subject Entities:

         (a) any foreign, federal, state, county or local income or other Tax arising from the operation of the System or the ownership of assets of Subject Entities prior to the Closing Date in excess of any amount received by 360 as a credit as a Current Liability in the Working Capital, and all Taxes required to be paid by Exchanging Group in accordance with the terms of Section 12.7 hereof;

         (b) any liability, commitment or obligation to any member of the Exchanging Group or any officer, director, partner or Affiliate thereof, or to any member of any such Person's immediate family, or to any Minority
Partnerships, other than (i) the notes payable by ICN, CCTS and Cell Plus to ICNP referred to in Section 2.1 hereof, and (ii) those agreements with Affiliates which 360 may expressly agree to assume in writing at or prior to Closing pursuant to Section 9.4(j) hereof;

         (c) any cost, broker's or finder's fee or expense incurred incident to the negotiation or preparation of this Agreement or the performance and compliance with the agreements and conditions contained herein (including any expenses required to be paid by Exchanging Group under Section 12.8 hereof, other than expenses required to be paid by 360 under such Section 12.8);

         (d) any liability, obligation or commitment resulting from litigation or other proceedings relating to the assets of Subject Entities or the Exchanging Group, including the litigation set forth on Schedule 3.28 hereto, which arose as a result of events occurring or conditions existing prior to the Closing Date;

         (e) any Employee Costs relating to periods prior to the Closing Date;

         (f) any obligations (including any termination liabilities) with respect to any lease, contract, commitment, understanding or agreement not listed in Schedules 3.14(b) or 3.22;

         (g) any withholding Tax liabilities or state franchise tax liabilities accruing as a result of operations prior to the Closing Date;

         (h) any liability, obligation or commitment incurred prior to the Closing Date;

         (i) any liability the existence of which would constitute a breach of any of the representations, warranties or covenants of any party other than 360 hereunder;

         (j) any mechanic's, materialmen's and similar liens with respect to amounts not yet due and payable arising prior to the Closing except to the extent reflected as a Current Liability in the Working Capital;

         (k) any liability for distributions, dividends or any other payments, liabilities, costs, expenses or claims on or in connection with, arising under, pursuant to, related to, required by or associated with the ICN Common Shares, CCTS Shares, WCTC Shares or the ICN Preferred Shares;

         (l) any liability, obligation or commitment, including Taxes, relating to the Non-Retained Assets;

         (m) any liability imposed by WARN in connection with the notice or failure to provide notice of a plant closing or termination of employees (other than as set forth in Section 6.10(f));

         (n) any liability, obligation or commitment resulting from any of the conditions described on Schedule 3.29; or

     (o) any liability, obligation or commitment resulting from discrepancies in the stock records of WCTC referred to in the parenthetical at the end of the second to last sentence in Section 3.2.

         "Ohio LP" has the meaning set forth in the Background.

         "Ohio LP Interests" refers to all general and limited partnership interests owned by QCCO, Ohio RSA, ICNP and Winstel in Ohio LP.

         "Operating Assets" shall mean, with respect to Markets or the System, all fixed assets and personal property of every type or description related to or used or useful in connection with the operation of the System and owned, used or leased by any member of the Subject Entities, or its Affiliates, on the Closing Date including, without limitation, any transmitters/receivers, towers and antennas, switching equipment, computer hardware and all other installed items, and all spare parts, accessories, supplies thereto, but excluding all Non-Retained Assets.

         "Operating Budget" shall mean the budget set forth as Schedule 1.3 hereto.

         "Other Assets" shall mean, with respect to the System, all computer software, including source and object codes, marketable securities, prepaid expenses, trade secrets, accounting data, books and records (and, to the extent received by Exchanging Group, all books and records relating to the Minority Partnerships), customer lists, supplier lists, Licenses, customer account information, phone numbers, Trademarks, Technology, rights under any acquisition agreement or agreements whereby the Exchanging Group acquired the System Assets, the ICN Shares, the CCTS Shares, the WCTC Shares or the Partnership Interests (including all rights and claims thereunder), and all other tangible and intangible property, including goodwill and covenants not to compete, related to the Markets or the System and owned by any member of the Subject Entities, or its Affiliates, on the Closing Date, but excluding all Non-Retained Assets.

         "Owned Real Property" has the meaning set forth in Section 3.14(a) hereof.

         "PA Partnership Interests" has the meaning set forth in the Background.

         "PA Partnerships" has the meaning set forth in the Background.

         "PA5GP" refers to Pennsylvania RSA No. 5 General Partnership, a Pennsylvania partnership.

         "Partnership Agreements" has the meaning set forth in Section 3.10.

         "Partnership Interest Assignment Agreement" refers to the Assignment to be executed at Closing by the partners of Ohio LP and Cell Plus conveying the Ohio LP Interests and Cell Plus Interests.

         "Partnerships" refers to Cell Plus, Ohio LP, ICN-Charleston, WPCLP and the PA Partnerships.

         "Partnership Interests" refers collectively to the Cell Plus Interests, the Ohio LP Interests, the Charleston Interest, the Williamsport GP Interest, the Williamsport LP Interest and all partnership interests owned by CCTS in the PA Partnerships.

         "Permits" refers to any permit, approval, authorization, license, variance, or permission required by a governmental authority, including zoning commissions, under any applicable laws other than the Licenses.

     "Permitted Exceptions" refers to (i) the matters disclosed by or that would be disclosed by any accurate surveys of the Owned Real Property and Leased Real Property, excluding, however, any Unpermitted Exceptions and any discrepancy from the size or location of any of the Owned Real Property or Leased Real Property as set forth in this Agreement, the Leases or any conveyance document referenced in Schedule 3.14(a), (ii) those matters set forth or that would be set forth as title exceptions in title insurance commitments with respect to the Owned Real Property and Leased Real Property, excluding, however, any Unpermitted Exceptions, and (iii) liens for Taxes not yet delinquent and for which 360 is receiving a credit at Closing as a Current Liability in the Working Capital.

         "Person" refers to any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Personalty Lien" refers to any pledge, security interest, charge, lien, claim, assessment, or other encumbrance of any nature whatsoever, on personal property of Subject Entities other than (i) liens for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings and which are credited to 360 as a Current Liability in the Working Capital and (ii) any other liens or encumbrances specifically listed on the
Schedule 1.4 hereto.

         "PIK Portion" has the meaning set forth in Section 10.6.

         "Post Closing A/R Adjustment Date" has the meaning set forth in Section 2.7(f).

         "Pre-Closing Taxes" means all Taxes relating to any of the Subject Entities and the Minority Partnerships for all periods prior to the Closing.

         "Preliminary Grant" means an action by the FCC and other applicable state regulatory authority consenting to or authorizing the transfer of control of the Licenses to 360 , which action has not yet become a Final Order.

         "Preliminary Statement" has the meaning set forth in Section 2.7(b).

         "Principal" has the meaning set forth in the 360  Notes.

     "Rating Agencies" mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., Duff & Phelps Credit Rating Co. and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

         "Rating  Date"  means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of 360 to effect a Change of Control.

     "Rating Decline" means, with respect to the Senior Notes, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by 360 to effect a Change of Control (which period shall be extended so long as the rating of such Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Senior Notes are assigned an Investment Grade Rating by at least two of the three Rating Agencies on the Rating Date, the rating of the Senior Notes by at least two of the three Rating Agencies shall be below an Investment Grade Rating; or (b) in the event the Senior Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on the Rating Date, the rating of the Senior Notes by at least two of the three Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

         "Reading" refers to Reading SMSA Limited Partnership, a Delaware limited partnership.

         "Release" refers to any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, burying, abandoning, or disposing into the environment.

         "Remediation Costs" has the meaning set forth in Section 6.7.

     "Retained Liabilities" refers to, collectively, all liabilities, commitments and obligations of Subject Entities in connection with the System which are (a) listed, described or reserved for on the Financial Statements as current liabilities or incurred between January 1, 1996 and the Closing Date in the ordinary course of business, consistent with past practice, that have not been or will not be satisfied or discharged on or prior to the Closing Date and are included in the calculation of the Working Capital, including liabilities under the Swaps, provided the Swaps are assigned to 360 and all required consents for such assignment are obtained, (except for liabilities, commitments and obligations set forth in items (a) through (o) of the definition of "Non-Retained Liabilities" in Section 1 hereof), (b) arising with respect to the performance after the Closing Date of the Contracts, excluding any liability or obligation resulting from any breach, violation, failure to comply, act, omission, condition or circumstance with respect thereto prior to the Closing Date, (c) notes payable by ICN, CCTS and Cell Plus referred to in Section 2.1 hereof in an amount equal to the Toronto Dominion Debt, (d) accrued Taxes that would be shown on the balance sheets of the Subject Entities as of the Closing Date, but only to the extent 360 receives a credit as a Current Liability in the Working Capital for such amounts, and (e) any liability of 360 for Taxes pursuant to Section 12.7 hereof.

         "Schedules" refers to, collectively, the various Schedules attached to this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SEC" refers to the United States Securities and Exchange Commission.

         "Senior Notes" mean the 7 1/8% Senior Notes Due 2003 and 7 1/2% Senior Notes Due 2006 issued by 360 under the Senior Note Indenture.

         "Senior Note Indenture" means the Indenture dated as of March 7, 1996 between 360 and Citibank, N.A., as trustee, as amended or supplemented from time to time.

         "Standstill Period" means the period beginning on the date hereof and ending on the first to occur of (a) five years after the date hereof, (b) a Change of Control Triggering Event or (c) a default under the 360 Notes which has not been cured within the applicable cure period.

         "Subject Entities" means ICN, Cell Plus, Ohio LP, ICN-Charleston, CCTS, WCTC, WPCLP and the Controlled PA Partnerships.

         "Subscriber Credit" has the meaning set forth in Section 5.4.

         "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise.

     "Survivors" refers to the CCTS Merger Survivor and the ICN Merger Survivor.

         "Swaps" means those certain interest rate swaps between various banking institutions and ICNP and certain of its Affiliates in connection with the Toronto Dominion Debt, all of which Swaps are identified on Schedule 1.6 hereto.

         "System" has the meaning set forth in the Background.

         "System Assets" refers to all right, title and interest of Subject Entities in and to any and all authorizations, licenses and assets related to or used or useful in connection with the operation of the System (other than Non-Retained Assets), including, without limitation, all Licenses, Contracts, accounts receivable, notes receivable, Inventories (not in excess of a 45 day supply based upon the prior experience of Exchanging Group with respect to the System), Operating Assets, Owned Real Property and Other Assets of the System as of the Closing Date.

         "System Employee Plans" has the meaning set forth in Section 3.26(a).

         "System Welfare Plan" has the meaning set forth in Section 6.12.

         "Target" has the meaning set forth in Section 5.4.

         "Tax Return" refers to any report, return, information return or other information required to be supplied to a taxing authority in connection with Taxes.

         "Taxes" or "Tax" refers to all federal, state, local and foreign taxes, charges, fees, levies, imposts, duties or other assessments, including, without limitation, income, gross receipts, excise, employment, sales, use, telecommunications, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental (including taxes under Code Section
59A), premium, federal highway use, commercial rent, customs duties, capital stock, paid up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto, whether disputed or not.

         "Technology" refers to all patents, patent applications, inventions, copyrights, copyright registrations, computer software, technology, know-how and trade secrets owned by or licensed to the Subject Entities or licensed or franchised or used in the conduct of the System and operations thereof.

         "Terminated Employees" has the meaning set forth in Section 6.10(a).

         "Toronto Dominion Debt" means an amount not in excess of $240,000,000 of outstanding principal, accrued interest, pre-payment charges, costs, fees and other expenses due and owing by ICN Group under and pursuant to the Loan Agreement.

         "Trademarks" has the meaning set forth in Section 3.23.

         "Uncollected Receivables" has the meaning set forth in Section 2.7(f).

     "Unpermitted Exceptions" refers to (i) any existing covenants, conditions or restrictions (a) which require the payment to a third party of any sums of money other than Taxes not yet delinquent for which 360 is receiving a credit at Closing as a Current Liability in the Working Capital, or (b) the violation of which would result in the loss of title to the estate or interest in any Owned Real Property (including any improvements thereon), (ii) any easement or other similar right (including the right to extract or develop surface or sub-surface minerals) which would be disclosed on a title commitment, title policy or accurate survey of any of the Owned Real Property or Leased Real Property where the exercise of such right by any party (other than 360) would result in damage to the existing improvements (whether such improvements constitute Owned Real Property or Leased Real Property), (iii) any mechanic's, materialmen's and similar liens, or (iv) mortgages or other liens which do not relate to Retained Liabilities, or (v) any other matter which impairs the title or marketability or the ability of 360 to use for any current, or to the knowledge of Exchanging Group, intended use of the Owned Real Property or Leased Real Property.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "WARN" means the Worker Adjustment Retraining and Notification Act, 29 U.S.C. et seq.

         "WCTC" has the meaning set forth in the Background.

         "WCTC Shares" has the meaning set forth in the Background.

         "Wholly Owned Subsidiary" means, at any time, a Subsidiary all of the Voting Stock of which (except directors', qualifying shares) is at the time owned, directly or indirectly, by 360 or its other Wholly Owned Subsidiaries.

         "Williamsport GP Interest" has the meaning set forth in the Background.

         "Williamsport LP Interest" has the meaning set forth in the Background.

         "WPCLP" has the meaning set forth in the Background.

         "Working Capital" as of the Closing Date shall be equal to the sum of clauses (a) and (b) below:

         (a) The difference between the "Current Assets" of ICN (including ICN's pro-rata share of Current Assets of ICN-Charleston), Ohio LP, CCTS (including CCTS's pro-rata share of Current Assets of the Controlled PA Partnerships and WCTC (including WCTC's pro-rata share of Current Assets of WPCLP)), and Cell
Plus (including Cell Plus's pro-rata share of Current Assets of WPCLP) on the Closing Date and the "Current Liabilities" of ICN (including ICN's pro-rata share of Current Liabilities of ICN-Charleston), Ohio LP, CCTS (including CCTS's pro-rata share of Current Liabilities of the Controlled PA Partnerships and
WCTC), WCTC (including WCTC's pro-rata share of Current Liabilities of WPCLP), and Cell Plus (including Cell Plus's pro-rata share of Current Liabilities of WPCLP) on the Closing Date, all determined in accordance with GAAP, subject to the following modifications:

                  (1) Current Assets for purposes of the Working Capital shall be comprised of the following categories of assets only: cash, cash equivalents or marketable securities of any Partnership (but only to the extent such cash, cash equivalents or marketable securities are not transferred to Exchanging Group as Non-Retained Assets), security deposits, prepaid expenses, accounts receivable and Inventories. 360 acknowledges that the Inventories set forth on the Financial Statements of ICN reflect both Inventories related to the System and Inventories used in the Florida operations of ICN Affiliates. All items of Inventory programmed for B-side operations relate to the System and all items of Inventory programmed for A-side operation relate to the Florida operations. Inventories for purposes of Working Capital shall include only such items of Inventory programmed for B-side operations and on hand in the System or in transit to (from Exchanging Group's distribution center in Florida) the System. Exchanging Group and 360 acknowledge and agree that the quantities, mix and allocation of Inventories at Closing will not materially differ from those set forth in the inventory list of the System as of March 31, 1996 set forth on
         Schedule 3.13 attached hereto, except for normal seasonal adjustments consistent with past practices, provided, however, that in no event shall the Inventory included as a System Asset exceed a 45 day supply based upon the prior experience of Exchanging Group with respect to the System. Notwithstanding anything contained herein to the contrary, Current Assets shall not include any Non-Retained Assets.

                  (2) The accounts receivable for purposes of the Working Capital shall be valued as follows:

                           (A) 100% of the face amount for  accounts  receivable
                  which are 30 days or less past due;

                           (B) 97% of the face  amount for  accounts  receivable
                  which are 31 days or more and 60 days or less past due;

                           (C) 40% of the face  amount for  accounts  receivable
                  which are 61 days or more and 90 days or less past due;

                           (D) 10% of the face  amount for  accounts  receivable
                  which are 91 days or more and 150 days or less past due; and

                           (E) 0% of the face  amount  for  accounts  receivable
                  which are 151 days or more past due.

                  Notwithstanding the foregoing, to the extent that any such accounts are in dispute at the time of the Closing Date, the disputed portion of such receivables shall be valued under subsection (D) above and the undisputed portion shall be valued in accordance with the applicable provisions of this entire clause (2). Accounts receivable shall include the gross amount of all accounts receivable (without taking into account any reserve therefor) of Subject Entities after excluding therefrom any receivables from Persons which are Subject Entities, ICNP or any partner or stockholder, director, officer, employee or Agent of a partner or stockholder of such entities, or any Affiliate thereof.

                  (3) Current Liabilities for purposes of the Working Capital shall be comprised of the following categories of liabilities only: accounts payable, accrued expenses, accrued interest (other than in connection with the Toronto Dominion Debt (the satisfaction of which will be as set forth in Section 2.1 hereof), inter-company debt or debt to Affiliates which constitute Non-Retained Liabilities), Cash Proceeds and customer deposits. Current Liabilities shall not include any Non-Retained Liabilities.

         (b) The amount of any proratable items of the Subject Entities as of the Closing Date (without double counting any items of Working Capital included in (a) of this definition), including ICN's pro-rata share of proratable items of ICN-Charleston, CCTS's pro-rata share of proratable items of the Controlled PA Partnerships and WCTC (including WCTC's pro-rata share of proratable items of WPCLP), and Cell Plus's pro-rata share of proratable items of WPCLP), including, without limitation, rent, property taxes (based solely and without further adjustment or reproration on 103% of the most recent invoices or assessments received by Subject Entities in connection with such taxes), license fees, customer prepayments, prepaid advertising charges, prepaid rent, accrued revenue relating to the provision of phone services which are unbilled as of the Closing Date and prepaid insurance policies to the extent expressly assumed by 360 , to the extent such items are proratable, all determined in accordance with GAAP as of the close of business on the date immediately preceding the Closing Date.

Notwithstanding the foregoing, Working Capital shall be determined on an entity by entity basis and shall not be aggregated for all members of the Subject Entities.

         "360 Financial Statements" refers to the consolidated financial statements of 360 (formerly Sprint Cellular Company) and its subsidiaries as of December 31, 1994 and 1995, audited by Ernst & Young, LLP, and interim consolidated financial statements of 360 (formerly Sprint Cellular Company) and its subsidiaries for the three months ended March 31, 1996, which interim statements have been compiled by 360.

     "360 Group" means 360 and all direct and indirect subsidiaries, partnership and other entities in which 360 has a controlling interest as identified on
Schedule 1.7 attached hereto.

         "360 Indemnified Parties" has the meaning set forth in Section 10.2.

     "360 Notes" means subordinated notes in the initial aggregate principal amount of one hundred and twenty-two million dollars ($122,000,000) in the form attached hereto as Exhibit 1. In the event of a conflict between the terms of this Agreement and the 360 Notes, the terms of the 360 Notes shall control.

     "360 Shares" means six million five hundred thousand (6,500,000) shares (the "Number") of unregistered, validly issued, fully paid and non-assessable shares of common stock, $0.01 par value, of 360, free and clear of all liens, claims, security interests and other encumbrances, other than restrictions on sale and transfer imposed by applicable securities laws and the terms and conditions of the Amended and Restated Certificate of Incorporation, as amended, of 360 and that certain Rights Agreement dated March 5, 1996 between 360 and Chemical Bank (the "Rights Agreement"), true and correct copies of which have been provided to Exchanging Group. The Number shall be adjusted for splits, re-classifications, stock dividends, etc. occurring prior to Closing.

         "360 System" has the meaning set forth in the Background.

         "360 Voting Stock" means the common stock, $0.01 par value, of 360, and all other securities of 360, if any, entitled to vote generally in the elections of directors of 360.

         SECTION 2  BASIC TRANSACTION.

     2.1 Toronto Dominion Debt. On the terms and subject to the conditions set forth in this Agreement, at Closing and immediately upon consummation of the transactions described in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7 and 2.11 and in consideration of the various agreements and covenants of Exchanging Group contained herein, 360 shall assume the Toronto Dominion Debt and as consideration for such assumption, ICNP shall assign and transfer to 360, free and clear of all liens, claims, security interests and encumbrances, notes receivable from ICN, CCTS and Cell Plus in an aggregate amount equal to the Toronto Dominion Debt. If applicable, 360 shall obtain, and present to Exchanging Group at Closing, evidence of all waivers and consents required from senior lenders of 360 in connection with the assumption of the Toronto Dominion Debt as described herein. In addition, at Closing and provided that all consents required for the assignment of each of the Swaps to 360 have been obtained, ICNP and its Affiliates that are parties to the Swaps shall assign the Swaps to a member or members of the 360 Group as designated by 360. In the event that Exchanging Group fails to obtain any such required consent as of the Closing, ICNP and its Affiliates shall not assign, nor shall 360 be obligated to assume, any of the Swaps. 360 agrees to reasonably assist and cooperate with Exchanging Group between the date hereof and the Closing in order to obtain all consents required in connection with the transfer of the Swaps to 360.

     2.2 Merger of CCTS and 360 Subsidiary. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Cell Plus and 360 will cause a direct subsidiary of 360 to be merged with and into CCTS under applicable law. Each CCTS Share issued and outstanding immediately prior to the Closing shall be delivered to 360 in exchange for the 360 Shares described in
Section 2.6 below.

     2.3 Merger of ICN and 360 Subsidiary. On the terms and subject to the conditions set forth in this Agreement, at the Closing, ICNP, CCI, Dwyer and Winstel ("ICN Shareholders") and 360 will cause ICN to be merged with and into a direct subsidiary of 360 under applicable law. Each ICN Common Share and each ICN Preferred Share issued and outstanding immediately prior to the Closing shall be delivered to 360 in exchange for the 360 Shares described in Section
2.6 below.

     2.4 Sale and Assignment of Cell Plus Interests. On the terms and subject to the conditions set forth in this Agreement, at the Closing, QCPC and C-Plus will sell, transfer, assign, convey and deliver to a direct subsidiary of 360 and ICNP and Winstel will sell transfer, assign, convey and deliver to another direct subsidiary of 360, each and all of the Cell Plus Interests owned by each, respectively, and such direct subsidiaries of 360 will accept from QCPC, C-Plus, ICNP and Winstel the Cell Plus Interests.

         2.5 Sale and Assignment of Ohio LP Interests. On the terms and subject to the conditions set forth in this Agreement, at the Closing, QCCO and Ohio RSA will sell, transfer, assign, convey and deliver to a direct subsidiary of 360 and ICNP and Winstel will sell transfer, assign, convey and deliver to another direct subsidiary of 360, each and all of the Ohio LP

     Interests owned by each, respectively, and such direct subsidiaries of 360 will accept from QCCO, Ohio RSA, ICNP and Winstel the Ohio LP Interests.

         2.6 Issuance of 360 Shares and 360 Notes to Exchanging Group. The consideration to be provided by 360 for the transfers described in Sections 2.2, 2.3, 2.4, 2.5, 2.7 and 2.11 shall be as follows:

         (a) (1) $27,295,000 in aggregate principal amount of 360 Notes shall be issued to QCPC, C-Plus, ICNP and Winstel for the Cell Plus Interests, which 360 Notes shall be divided between such parties as directed in a writing delivered at Closing to 360 by QCPC, C-Plus, ICNP and Winstel.

     (2) $5,770,000 in aggregate principal amount of 360 Notes shall be issued to ICNP to purchase its note receivable in like amount from Cell Plus.

     (b) $75,135,000 in the aggregate principal amount of 360 Notes shall be issued to QCCO, Ohio RSA, ICNP and Winstel for the Ohio LP Interests, which 360 Notes shall be divided among such parties as directed in a writing delivered at Closing to 360 by QCCO, Ohio RSA, ICNP and Winstel .

     (c) 5,810,000 in the aggregate of 360 Shares shall be issued to Dwyer, Winstel, ICNP and CCI in exchange for the ICN Shares in connection with the merger of ICN into a direct subsidiary of 360 and shall be allocated among Dwyer, Winstel, ICNP and CCI as directed in a writing delivered at Closing to 360 by Dwyer, Winstel, ICNP and CCI, provided that no fractional shares shall be issued.

         (d) $13,125,000 in the aggregate principal amount of 360 Notes shall be issued to HCNI to purchase its note receivable in like amount from ICN.

         (e) (1) 690,000 in the aggregate of 360 Shares shall be issued to the shareholders of CCTS in connection with the merger of a direct subsidiary of 360 into CCTS and shall be allocated among the shareholders of CCTS as directed in a writing delivered at Closing to 360 by the shareholders of CCTS, provided that no fractional shares shall be issued.

     (2) $675,000 in the aggregate of 360 Notes shall be issued to the shareholders of CCTS, which 360 Notes shall be divided among the shareholders of CCTS as directed in a writing delivered at Closing to 360 by the shareholders of CCTS.

         2.7      Working Capital.

         (a) In the event that the Working Capital as of the Closing Date exceeds zero, Exchanging Group shall be entitled to the amount of such excess. In the event that the Working Capital as of the Closing Date is negative, 360 shall be entitled to the amount of such shortfall.


                                                       -

     (b) As soon as practicable but no later than fifteen (15) days before the scheduled Closing Date, Exchanging Group shall prepare and deliver to 360 a statement setting forth Exchanging Group's good-faith estimate of the Working Capital as of the Closing Date ("Preliminary Statement"), which shall be certified by the chief financial officer of ICNP and be prepared in accordance with the principles described in the definition of "Working Capital." In conjunction with the preparation of the Preliminary Statement, 360 and its representatives shall be entitled to review all work papers, schedules and other supporting materials, and consult with Exchanging Group and its representatives regarding the methods used to calculate the Working Capital.

     (c) Any Working Capital as set forth in the Preliminary Statement in excess of zero shall be paid, at Closing, to Exchanging Group, or an entity or entities designated by Exchanging Group, by 360 or its designee, by wire transfer of immediately available funds to an account or accounts designated by Exchanging Group. In the event the Working Capital as set forth in the Preliminary Statement is negative, Exchanging Group shall jointly and severally pay, at Closing, such negative amount to 360 or its designee, by wire transfer of immediately available funds to an account or accounts designated by 360.

     (d) As promptly as practicable, but in no event later than ninety (90) days after the Closing, 360 shall deliver to Exchanging Group a statement setting forth the Working Capital as of the Closing Date ("Final Statement"), which shall be certified by the chief financial officer of 360 (which certification may rely upon statements prepared by Exchanging Group and Subject Entities prior to Closing) and prepared in accordance with the principles described in the definition of "Working Capital" in conjunction with the preparation of the Final Statement, Exchange Group and its representatives shall be entitled to review all work papers, schedules and other supporting documentation materials and consult with 360 and its representatives regarding the methods used to calculate Working Capital. Exchanging Group agrees to cooperate with and assist 360, to the extent reasonably requested by 360, in the preparation of the Final Statement.

     (e) Within thirty (30) days after receipt of the Final Statement, Exchanging Group shall notify 360 in writing (the "Dispute Notice") of any dispute as to the Final Statement or any supporting documentation furnished in connection therewith. 360 and Exchanging Group shall provide one another with such additional information relating to the Final Statement as each party shall reasonably request. Within thirty (30) days after delivery of the Dispute Notice, Exchanging Group and 360 shall attempt to resolve such dispute in good faith, and if the parties cannot agree within forty-five (45) days after delivery of the Dispute Notice such dispute shall be resolved by a nationally known independent firm of certified public accountants (the "Accountants") jointly chosen by 360 and Exchanging Group. If Exchanging Group and 360 are unable to agree upon the Accountants, the Accountants shall be selected by lot from a list of four "Big Six" accounting firms (of which two firms shall be selected by each of Exchanging Group and 360, but excluding any firm which has previously audited the financial statement of any member of the Exchanging Group or 360). Promptly, but not later than 30 days after the acceptance of its appointment, the Accountants will determine (based solely on presentations by the Exchanging Group and 360 to the Accountants and not by independent review) only those items in dispute and will render a report as to its resolution of such items and the resulting calculation of the items which are the subject of the Dispute Notice. In resolving any disputed item, the Accountants may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party, in each case as presented to the Accountants. The written decision of the Accountants shall be final and binding on the parties hereto and shall not be subject to dispute or review. Any fees or expenses payable to the Accountants shall be shared equally between Exchanging Group and 360. If the Working Capital as finally determined exceeds the amounts credited at Closing pursuant to the Preliminary Statement, then within 10 days after the final determination of the Working Capital, 360 or its designee shall pay such amount by wire transfer of immediately available funds to an account or accounts designated by Exchanging Group and interest accrued thereon from the Closing Date through the date of such payment at a rate equal to the corporate base rate of interest announced to be in effect from time to time by The First National Bank of Chicago ("Base Rate"). If the Working Capital as finally determined is less than the Working Capital shown on the Preliminary Statement, then within 10 days after the final determination of the Working Capital, Exchanging Group shall jointly and severally pay to 360 or its designee such amount by wire transfer of immediately available funds to an account or accounts designated by 360 and interest accrued thereon from the Closing Date through the date of such payment at a rate equal to the Base Rate. Any amounts paid by Exchanging Group to 360 or its designee pursuant to Sections 2.7(c) and (e) shall not be subject to the limitations on indemnification set forth in Section 10.

         (f) Subsequent to the Closing Date, if any accounts receivable are paid by account debtors to Exchanging Group or its lockbox account, Exchanging Group shall promptly deliver said proceeds to 360 within 5 Business Days after receipt.

         2.8 Conveyance of Non-Retained Assets. On the terms and subject to the conditions set forth in this Agreement, as of the date one day prior to the conveyance date described in Sections 2.2, 2.3, 2.4 and 2.5, Exchanging Group will cause Subject Entities to convey, to an entity or entities designated by Exchanging Group, any Non-Retained Assets owned by Subject Entities.

         2.9 Assumption of Non-Retained Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, and in consideration of the various agreements and covenants of 360 contained herein, Exchanging Group shall execute the Exchanging Group Assumption Agreement and will thereby jointly and severally assume and become fully responsible for all of the Non-Retained Liabilities.

         2.10 Allocation. Exchanging Group and 360 agree to allocate ("Allocation") the consideration received hereunder pursuant to Sections 2.6 (a) and (b) to System Assets of Ohio LP, Cell Plus and WPCLP as set forth on
Schedule 2.10 attached hereto. The parties agree to file all Tax reports, returns and claims and other statements consistent with the Allocation (and in particular to report the information required by Section 1060(b) of the Code) in a manner consistent with such Allocation and shall not make any inconsistent written statement or take any inconsistent position on any returns, in any refund claim, during the course of any IRS or other

Tax audit, for any financial or regulatory purpose, in any litigation or investigation or otherwise, so long as there exists a reasonable basis in law to maintain such position. Each party shall notify the other party if it receives notice that the IRS proposes any allocation different from the Allocation.

         2.11 Other Payments. At Closing, (a) any Subscriber Credits, shortfalls in sales and marketing expenditures and Cap Ex Shortfall shall be paid by Exchanging Group, jointly and severally, to 360 in accordance with the terms of Sections 5.4 and 5.5, (b) any Additional Marketing Expenditures and Cap Ex Surplus shall be paid by 360 to Exchanging Group in accordance with the terms of Sections 5.4 and 5.5, and (c) the Working Capital shall be paid as set forth in
Section 2.7.

         SECTION 3 REPRESENTATIONS AND WARRANTIES OF EXCHANGING GROUP. Exchanging Group hereby jointly and severally represent and warrant to 360, and HCNI, solely for the purposes of Sections 3.1 and 3.2 below, hereby represents and warrants to 360, as follows:

         3.1 Due Organization, Power and Authority. ICN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation in the States of Pennsylvania, Ohio, West Virginia, Kentucky and Florida, which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. Ohio LP is a limited partnership duly formed and validly existing under the laws of the State of Illinois, and is duly qualified to transact business as a foreign limited partnership in the States of Ohio and West Virginia, which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. Ohio RSA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation in the States of Illinois, Ohio and West Virginia, which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. QCCO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Ohio, and is duly qualified to transact business as a foreign corporation in the States of Illinois and West Virginia, which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. Cell Plus is a limited partnership duly formed and validly existing under the laws of the State of Illinois, and is duly qualified to transact business as a foreign limited partnership in the State of Pennsylvania, which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. C-Plus is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation in the States of Illinois and Pennsylvania, which is the only jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. QCPC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation in the States of Illinois and Pennsylvania, which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. CCTS is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to transact business as a foreign corporation in the State of Pennsylvania, which is the only jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. WPCLP is a limited partnership duly formed and validly existing under the laws of the State of Illinois, and is duly qualified to transact business as a foreign limited partnership in the State of Pennsylvania, which is the only jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. ICN-Charleston is a limited partnership duly formed and validly existing under the laws of the State of West Virginia and is licensed in each jurisdiction where the ownership of its assets or the conduct of its business requires such qualification. ICNP is a partnership duly formed and validly existing under the laws of the State of Illinois. CCI is a corporation duly organized, validly existing and in good standing in the State of Delaware. Each of the Controlled PA Partnerships, and to the knowledge of the Exchanging Group, each of the Minority Partnerships, is a duly formed and validly existing limited partnership (other than CLNS and PA5GP which are duly formed and validly existing general partnerships) under the laws of its jurisdiction of organization as indicated on Schedules I(a) and I(b) and is qualified as a foreign limited partnership in the States indicated on Schedules I(a) and I(b) which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. HCNI is a limited partnership duly formed and validly existing under the laws of the State of Illinois. Exchanging Group and HCNI have full corporate or partnership or individual authority, as the case may be, to execute, deliver and perform this Agreement and the other agreements contemplated hereby, and the execution, delivery and performance by Exchanging Group and HCNI of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate, partnership or individual action, as the case may be, on the part of Exchanging Group and HCNI , and this Agreement and the other agreements contemplated hereby constitute legal, valid, and binding obligations of Exchanging Group and HCNI enforceable against each member of the Exchanging Group and HCNI in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies ("Enforceability Exceptions"). Subject Entities have full corporate or partnership power and authority, as the case may be, to own their properties and to carry on the business presently being conducted by them. The articles of incorporation and bylaws or partnership agreements of the Subject Entities, as applicable, that have been previously furnished to 360 reflect all amendments thereto and are correct and complete. The minute books containing the records of meetings of the stockholders, board of directors and partners, as applicable, the stock certificate books and the stock record books (or comparable partnership documentation) of the Subject Entities are correct and complete with respect to the period of ownership of each Subject Entity by the ICN Group and, to the knowledge of Exchanging Group and Subject Entities, with respect to all periods prior to such ownership (other than in connection with various discrepancies in the stock records of WCTC, any liability, obligation or commitment resulting from which are Non-Retained Liabilities). Subject Entities are not in default under or in violation of any provision of their partnership agreements or in default under or in violation of their respective articles or certificates of incorporation or bylaws.

         3.2 No Default Effected. Except as set forth on Schedule 3.2, neither the execution and delivery of this Agreement and the other agreements contemplated hereby by Exchanging Group or HCNI, nor the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of the terms and compliance with the provisions hereof or thereof, will (a) violate, conflict with, result in a breach of or a default (or an occurrence which with the lapse of time or action by a third party, or both, could result in a default) or result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice with respect to any of the terms, conditions or provisions of any applicable order, writ, decree, judgment, stipulation, injunction, change or other restriction of any court or of any governmental department, commission, board, bureau, agency, or instrumentality applicable to the Subject Entities or the certificates of incorporation, certificates of limited partnership, by-laws or partnership agreements of the Subject Entities, Exchanging Group or HCNI, as the case may be, or of any indenture, contract, agreement, lease or other instrument to which any of the Subject Entities, Exchanging Group or HCNI is a party or subject or by which either the Subject Entities, Exchanging Group or HCNI or any of their properties or assets are bound, or of any applicable statute, law, rule, or regulation to which either the Subject Entities, Exchanging Group or HCNI or their respective businesses are subject, or (b) result in the creation or imposition of any Personalty Lien, Permitted Exception or Unpermitted Exception upon the ICN Shares, the CCTS Shares, the Cell Plus Interests, the Partnership Interests or the System Assets.

         3.3 Subsidiaries and Investments. Except as set forth on Schedule 3.3, the Subject Entities do not control directly or indirectly or have any direct or indirect equity participation in any Person.

         3.4 Financial Statements. Schedule 3.4 sets forth true, complete and correct copies of the Financial Statements. The Financial Statements (other than the interim statements included in the Financial Statements and the Financial Statements of ICN-Charleston) have been prepared by the ICN Group and audited by Arthur Andersen LLP in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition, the results of operations and cash flows of the applicable entities as of the dates and for the periods indicated thereon subject to the footnotes contained therein. The interim statements included in the Financial Statements have been prepared by the ICN Group in accordance with GAAP on a basis consistent with the annual Financial Statements (other than normal year-end and other adjustments and accruals which have not been included in the interim statements), and present fairly in all material respects the financial condition, the results of operations and cash flows of the applicable entities as of the dates and for the periods indicated thereon. The Financial Statements of ICN-Charleston have been prepared by the ICN-Group on a modified tax basis and reviewed by Arthur
Andersen LLP, and present fairly in all material respects the financial condition, the results of operations and cash flows of ICN-Charleston on a modified tax basis as of the dates and for the periods indicated thereon subject to the footnotes contained therein.

         3.5      No Material Adverse Change.

     (a) Other than changes resulting from conditions affecting the telecommunications or cellular telephone industry generally and except for the transactions contemplated by this Agreement, since December 31, 1995, there has not been any change in the financial condition or results of operations of the Subject Entities or the System which has had a Material Adverse Effect.

         (b) Other than changes resulting from conditions affecting the telecommunications or cellular telephone industry generally and except for the transactions contemplated by this Agreement, since December 31, 1995, there has not been any change which has had a Material Adverse Effect on (i) the operations of the Subject Entities or the System or (ii) the coverage provided by any Subject Entity in each portion of the Market that it serves.

         3.6 Undisclosed Liabilities. The Subject Entities have no debts, liabilities, commitments or obligations (including without limitation unasserted claims whether known or unknown), whether absolute or contingent, liquidated or unliquidated, or due or to become due or otherwise, including Taxes, except for liabilities and obligations (i) reflected or reserved for on the Financial Statements (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), (ii) that have arisen since December 31, 1995 in the ordinary course of the operations of the Subject Entities (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law, or relates to indebtedness for borrowed money other than in connection with the Toronto Dominion Debt or inter-company debt or debt owed to Affiliates),
(iii) relating to performance obligations under Contracts in accordance with the terms and conditions thereof (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law) or (iv) as expressly set forth in Schedule 3.6 hereto.

         3.7 Capital Stock of ICN. ICN has two thousand (2,000) authorized shares of common capital stock, of which one thousand (1,000) are issued and outstanding. ICN also has two thousand (2,000) authorized shares of preferred capital stock, of which one thousand (1,000) are issued and outstanding. The ICN Shares are owned by the ICN Shareholders in the amounts set forth on Schedule I attached hereto. All voting rights in ICN are vested exclusively in the ICN Common Shares. The ICN Shares are validly authorized and issued and are fully paid and nonassessable, free of preemptive rights and have not been issued in violation of federal or state securities laws. Except as disclosed on Schedule 3.7, there are no outstanding or authorized warrants, options, commitments or rights of any kind (including, without limitation, rights of first refusal, tag-along rights and drag-along rights) to acquire from ICN or the Exchanging Group any ICN Shares or any securities issued by ICN of any kind. ICN has and, on the Closing Date will have, no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof. Except as disclosed on Schedule 3.7, there are no voting agreements, voting trust agreements or shareholder or similar agreements relating to the ICN Shares. Delivery of the ICN Shares by the ICN Shareholders to 360 in accordance with this Agreement will vest good and marketable title to all of the ICN Shares in 360, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of every kind, other than restrictions on sale and transfer imposed by applicable securities laws and liens created or suffered to exist by 360.

         3.8 Capital Stock of CCTS. CCTS has one thousand (1,000) authorized shares of common capital stock, of which one hundred (100) are issued and outstanding. Cell Plus owns all of the issued and outstanding shares of capital stock of CCTS. All voting rights in CCTS are vested exclusively in the CCTS Shares. The CCTS Shares are validly authorized and issued and are fully paid and nonassessable, free of preemptive rights and have not been issued in violation of federal or state securities laws. There are no outstanding or authorized warrants, options, commitments or rights of any kind (including, without limitation, rights of first refusal, tag-along rights and drag-along rights) to acquire from CCTS or Cell Plus any CCTS Shares or any securities issued by CCTS of any kind. CCTS has and, on the Closing Date will have, no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof. There are no voting agreements, voting trust agreements or shareholder or similar agreements relating to the CCTS Shares. Delivery of the CCTS Shares by Cell Plus to 360 in accordance with this Agreement will vest good and marketable title to all of the CCTS Shares in 360, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of every kind, other than restrictions on sale and transfer imposed by applicable securities laws and liens created or suffered to exist by 360.

     3.9 Capital Stock of WCTC. WCTC has one hundred thousand (100,000) authorized shares of common capital stock, of which twenty-seven thousand fifty-four and four thousand five hundred and fifty-nine ten thousandths (27,054.4559) are issued and outstanding. CCTS owns twenty-five thousand four hundred and seventeen and four thousand seven hundred and fifty-nine ten thousandths (25,417.4759) shares of the issued and outstanding shares of capital stock of WCTC and WPCLP owns five hundred and thirty-five and two hundred and twenty-eight one thousandths (535.228) shares of the issued and outstanding shares of capital stock of WCTC (such shares owned by CCTS and WPCLP being hereinafter referred to as the "WCTC Shares"). The remaining shares of capital stock in WCTC are held by the parties and in the amounts identified on Schedule
3.9. The WCTC Shares represent 95.93% of the voting rights in WCTC. The WCTC Shares are validly authorized and issued and are fully paid and nonassessable, free of preemptive rights and have not been issued in violation of federal or state securities laws. There are no outstanding or authorized warrants, options, commitments or rights of any kind (including, without limitation, rights of first refusal, tag-along rights and drag-along rights) to acquire from WCTC, CCTS or WPCLP any WCTC Shares or any securities issued by WCTC of any kind. WCTC has and, on the Closing Date will have, no obligation to acquire any of its issued and outstanding shares of common stock or any other security issued by it from any holder thereof. There are no voting agreements, voting trust agreements or shareholder or similar agreements (including, without limitation, rights of first refusal, tag-along rights and drag-along rights) relating to the WCTC Shares. Delivery of the WCTC Shares by CCTS and WPCLP to 360 in accordance with this Agreement will vest good and marketable title to all of the WCTC Shares, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of every kind, other than restrictions on sale and transfer imposed by applicable securities laws and liens created or suffered to exist by 360.

         3.10 Status of Partnership Interests. ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, Cell Plus, CCTS, CLNS and WCTC, as the case may be, is the lawful owner of the Partnership Interests and has good and marketable title thereto, free and clear of all liens, claims, security interests, pledges, encumbrances and equities of every kind other than Personalty Liens (other than those Personalty Liens listed on Schedule 1.4, all of which will be released at or prior to Closing), which Partnership Interests entitle ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, Cell Plus, CCTS and WCTC, as the case may be, to the percentage of the profits, losses, distributions and percentage interests in the Partnerships set forth on Schedule 3.10 attached hereto. ICNP's, QCPC's, C-Plus', QCCO's, Ohio RSA's, Winstel's, ICN's, Cell Plus, CCTS', CLNS' and WCTC's and their respective Affiliates' sole ownership interest in the Partnerships is identified on Schedule 3.10. Except as set forth in the Partnership Agreements (as defined below), there are no outstanding rights (including, without limitation, rights of first refusal, tag-along rights and drag-along rights), options, warrants, subscriptions or agreements of any kind to acquire from the Partnerships, ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, Cell Plus, CCTS, CLNS and WCTC any of the Partnership Interests. Other than as set forth on Schedule 3.10, and excluding the Minority Partnerships, none of the Partnerships nor any present or former partner in the Partnerships nor any Affiliate thereof, are owed any sums attributable to capital contributions, loans, advances, consulting fees, management fees, deferred fees, guarantee fees, compensation or similar payments which arose during the period of ownership of the Partnerships by the ICN Group, and, to the knowledge of Exchanging Group, prior to such period, or is currently contesting its partnership or percentage interest therein. Other than as set forth on Schedule 3.10, neither ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, Cell Plus, CLNS, CCTS, WCTC nor any Affiliate thereof owes any sums (whether capital contributions, loans, advances, consulting fees, management fees, deferred fees, guarantee fees, compensation or similar payments or otherwise) to any of the Controlled Partnerships, and, to the knowledge of Exchanging Group, the Minority Partnerships. The transactions contemplated by this Agreement would, under the Partnership Agreements of the Partnerships, as amended ("Partnership Agreements"), not require the consent or approval, or trigger any rights of first refusal, tag-along rights, drag-along rights or other rights, of any other partner in the Partnerships or any third party, and the 360 subsidiaries acquiring the Cell Plus Interests and Ohio LP Interests, ICN, CLNS, CCTS and WCTC will continue as a general partner or limited partner in the Partnerships, as the case may be, with all of the rights which ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, CLNS, CCTS and WCTC possessed as such a partner prior to the Closing Date. Exchanging Group has delivered true and correct copies of the Partnership Agreements of, and K-1's relating (for the period of ownership of the Partnerships by the ICN Group) to, the Controlled Partnerships, and to the knowledge of Exchanging Group, the Minority Partnerships, to 360. The Partnership Agreements of the Controlled Partnerships, and to the knowledge of Exchanging Group, the Minority Partnerships, are in full force and effect, have not been amended or modified except as provided in writing to 360, and there have been no breaches, defaults or notices thereof or events which with or without the passage of time or the giving of notice or both would constitute a breach or default or both by Exchanging Group, the Controlled Partnerships,and to the knowledge of

Exchanging Group, the Minority Partnerships, or any other partner thereto. Except as set forth on Schedule 3.10, neither Exchanging Group nor any Subject Entity has received notice of any other partner's in the Partnerships intent to transfer or assign their interests in the Partnership. Except as set forth on
Schedule 3.10, there is presently no notice pending which would require Exchanging Group or Subject Entities to contribute additional capital to the Partnerships. During the period of ownership of the Partnerships by the ICN Group, ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, Cell Plus, CLNS, CCTS, WCTC or any other partner of a Partnership (other than a Minority Partnership) has never received any distributions from the Partnerships in excess of or less than such partner's pro rata entitlement thereto and no contributions of ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, CLNS, CCTS and WCTC to the Partnerships have been returned by the Partnerships to ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, CLNS, CCTS and WCTC. Schedule 3.10 contains a list, for the period of ownership of the Partnerships (other than the Minority Partnerships) by the ICN Group, of (a) all prior capital calls (dates, amounts and purposes of each), (b) all distributions of cash from the Partnerships to its partners, (c) all dilutions of partners (and increase in partners' interests) resulting from a partner's failure to make a call for additional capital, (d) any notices or claims made with respect to clauses (a) through (c) by any partner including ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, Cell Plus, CLNS, CCTS and WCTC and (e) all transfers of partnership interests (by ICNP, QCPC, C-Plus, QCCO, Ohio RSA, Winstel, ICN, Cell Plus, CLNS, CCTS and WCTC or any other partner) of a Partnership (other than a Minority Partnership) during such ownership period.

         3.11     Status of Interests in Minority Partnerships.

         (a) The Exchanging Group has heretofore provided to 360 copies of all financial statements and other partnership records that relate to the Minority Partnerships received by any of them during the period from September 9, 1994 through the date hereof.

         (b) To Exchanging Group's knowledge, since December 31, 1995, there has not been any material change in the business, financial condition, operations or results of operations of any of the Minority Partnerships.

         (c) To Exchanging Group's knowledge, the Minority Partnerships have no debts, liabilities, commitments or obligations, including without limitation unasserted claims whether known or unknown (whether absolute or contingent, liquidated or unliquidated, or due or to become due) or otherwise, including Taxes, except for liabilities and obligations (i) reflected or reserved for on the financial statements for the most recent period heretofore provided to 360 ; or (ii) that have arisen since the date of such financial statements in the ordinary course of business of the Minority Partnerships.

         3.12 Accounts Receivable. All accounts receivable of the Subject Entities are bona fide and have arisen in the ordinary course of business of the Subject Entities and are reflected on the Subject Entities' books and records in accordance with GAAP. To the knowledge of Exchanging

Group, all accounts receivable are collectible at substantially the face amounts thereof, except to the extent reserves have been established in the Financial Statements or, with respect to accounts receivable arising since December 31, 1995, in accordance with GAAP. To the knowledge of Exchange Group, none of such accounts receivable is subject to defense, counterclaim or setoff, and none of the account debtors of such accounts receivable are members of the Exchanging Group or an Affiliate thereof. Except as set forth on Schedule 3.16, no Person has any Personalty Lien on any accounts receivable.

         3.13 Inventories. Except as set forth on Schedule 3.13 and otherwise set forth in this Section 3.13, the values at which Inventories are shown on the Financial Statements have been determined in accordance with the normal valuation policy of the Subject Entities, consistently applied and in accordance with GAAP. The Inventories (and items of Inventory acquired subsequent to December 31, 1995) consist only of items of (a) quality which are new, unused, undamaged, not defective and possess valid manufacturer's warranties, and (b) a mix which is consistent with Subject Entities past practices. Schedule 3.13 contains a list of all Inventories of the System as of March 31, 1996 ("Inventory List"), including description, number, approximate carrying value and descriptions of locations where held. The quantity, quality and mix of Inventory on such Inventory List is consistent with past practices of the Subject Entities. The quantity, quality and mix of Inventory at Closing will not materially differ from that as disclosed on the Inventory List, except for normal seasonal adjustments consistent with past practices, provided, however, that in no event shall the Inventory included as a System Asset at Closing exceed a 45 day supply based upon the prior experience of Exchanging Group with respect to the System and any Inventory in excess of such 45 day supply shall be a Non-Retained Asset. The practice of Exchanging Group is to carry its Inventory at cost and the excess of cost over net realizable market value is considered a pre-paid marketing expense and is included in Inventory on the Financial Statements. Schedule 3.13 also contains a list of all Inventories stored or otherwise located at places other than Subject Entities' business premises, specifying in each such instance the number of units of each type of Inventory, the approximate value of the Inventories so located and whether there is a consignment agreement in effect with respect to such Inventories, acknowledging Subject Entities' ownership thereof. All Inventories are reflected on the Financial Statements at cost (on a first-in, first-out basis) subject to the qualifications set forth in clauses (a) and (b) above and such Inventories, as qualified, are the only Inventories to be Retained Assets and for which Exchanging Group will receive a Working Capital credit.

         3.14     Real Property.

         (a) Owned Real Property. Schedule 3.14(a) contains a true, correct and complete list and a brief description of each parcel of real property owned by the Subject Entities (the "Owned Real Property") (in each case showing the record title holder, which in all cases is one of the Subject Entities, and a description of the document which conveyed the applicable parcel into the applicable Subject Entity) and the location of each such parcel of Owned Real Property. True, complete and correct copies of all conveyance documents pertaining to the Owned Real Property and all policies of title insurance in existence insuring the title of the Owned Real Property as being vested in a Subject Entity and documents referenced in any such conveyance document or title policy have heretofore been delivered to 360. One of the Subject Entities holds title to each of the Owned Real Property. The applicable member of the Subject Entities has good and marketable title in fee simple absolute to all such real property and to all buildings, structures and other improvements thereon, in each case free and clear of all Unpermitted Exceptions and other matters other than Permitted Exceptions. Except as set forth on
Schedule  3.14(a),  all such Owned Real  Property  and its use  conforms  in all material respects with all laws, regulations, rules, ordinances, codes, licenses, deed restrictions and covenants of record, franchises and Permits (including, without limitation, electrical, building, zoning, environmental and occupational safety and health requirements), and none of the Subject Entities nor Exchanging Group has any knowledge of or has received any notice of any violation of such matters relating to the Owned Real Property or their use which has not been cured.

         (b) Lease Obligations. Schedule 3.14(b) contains a true, correct and complete list and a brief description of all leases and occupancy and/or use agreements, together with any amendments thereto (the "Leases") (showing the lessor, lessee and the location of the real property covered by such lease or other agreement), with respect to all real property leased by the Subject
Entities (whether as lessor or lessee and including those in the names of nominees or other entities, all of which shall be transferred to a Subject Entity prior to Closing), other than Non-Retained Assets, all of which are hereinafter referred to as the "Leased Real Property." Schedule 3.14(b) also recites each option held or given by Exchanging Group or the Subject Entities to acquire any real property used or useful in the System other than Non-Retained Assets. Except as identified on Schedule 3.14(b) true, complete and accurate copies of the written Leases and all policies of title insurance in existence insuring the leasehold interest of the applicable Subject Entity with respect to the Leased Real Property, and documents referenced therein, have been delivered to 360, and each of such Leases is in full force and effect without modification or amendment from the form delivered. Schedule 3.14(b) also contains a description of the terms and provisions of all Leases not evidenced by a writing. No option has been exercised under any of such Leases except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been provided to 360 with the corresponding Lease. Except as identified on Schedule 3.14(b), none of the Leases require the consent or approval of the other party to the Lease as a result of the transactions contemplated hereby. No Subject Entity nor, to Exchanging Group's knowledge, any of the other parties to the Leases, is in default under any of the Leases, which default would give either party thereto the right to terminate such Lease or give rise to the right on the part of either party to any damages, penalty or set-off.

         (c) Owned and Leased Real Property. To the knowledge of Exchanging Group, there are no pending or threatened condemnation proceedings relating to any of the Owned Real Property or the Leased Real Property. To the knowledge of Exchanging Group and Subject Entities, no notice has been received by Subject Entities or Exchanging Group from any governmental authority requiring repairs, replacements or alterations to the Owned Real Property or Leased Real Property, unless such repairs, replacements or alterations have been made. All improvements included in the Owned Real Property are, or, with respect to the Leased Real Property, to the knowledge of Exchanging Group and the Subject Entities are, in operating condition, ordinary wear and tear excepted. Except as listed on Schedule 3.14(a) or (b), no improvements on any of the Owned Real Property, and, to the knowledge of Exchanging Group and the Subject Entities, any Leased Real Property which is utilized as a cell site, switch site or point-to-point microwave site are subject to any matters other than Permitted Exceptions, encroach upon adjoining real estate and all such improvements have been constructed in conformity with all "set back" lines, easements, and other restrictions or rights of record, or that have been established by any applicable building or safety code or zoning ordinances, except those encroachments or violations which would not interfere with 360's operation of the System. Except as described on Schedule 3.14(a) or
(b), Subject Entities have access to the applicable Owned Real Property, and, to the knowledge of Exchanging Group and the Subject Entities, the Leased Real Property, sufficient for the current operations on such real property and, to the knowledge of Exchanging Group and the Subject Entities, 360 's intended use thereof. No utility lines or access roads serving the Owned Real Property, and, to the knowledge of Exchanging Group, the Leased Real Property, pass over, the lands of others except where appropriate easements have been obtained. All towers and other structures on the Owned Real Property and the Leased Real Property are marked in accordance with the requirements of the Licenses, the FCC and the Federal Aviation Administration.

         3.15 Property and Condition and Compliance. Schedule 3.15 contains a list of all material tangible personal property owned by Subject Entities as of March 31, 1996. Subject Entities have acquired and sold personal property since such date only in the ordinary course of business consistent with past practices. Subject Entities have good and marketable title to all tangible and intangible personal properties free and clear of all Personalty Liens except as set forth on Schedule 1.4. Except as set forth on Schedule 3.15, the Operating Assets are in good operating condition, ordinary wear and tear excepted, and suitable for the use for which intended, and Exchanging Group is not aware of any material defects in the Operating Assets which would interfere with 360 's operation of the System. All Operating Assets and their uses conform in all material respects to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and Permits (including, without limitation, electrical, building, zoning, environmental and occupational safety and health requirements), and no notice of any violation of any such matters relating to the Operating Assets or their uses has been received by Exchanging Group or Subject Entities. The Operating Assets are operated in accordance with the standards of good engineering practice and are sufficient to permit the Subject Entities to operate in accordance with the terms of the Licenses, including but not limited to, all underlying construction permits, the Communications Act and the rules, regulations, and policies of the FCC. The System Assets constitute all of the assets, rights and properties, tangible or intangible, real or personal, which are required for the operation of the System, as presently operated. Except as expressly set forth herein, Exchanging Group makes no warranty, express or implied, as to the System Assets.

         3.16 Title to Assets. Except as otherwise set forth on Schedule 3.16, the Subject Entities have good and marketable title to all of their respective assets (other than the Owned Real Property and Leased Real Property which are qualified by the representations and warranties in Section 3.14), free and clear of all liens, claims, charges, encumbrances, security interests, mortgages, easements, defects in title, covenants and other restrictions of any kind (including, without limitation, options, rights of first refusal, tag-along rights and drag-along rights) except for Permitted Exceptions and items (i) and (ii) in the definition of Personalty Lien. The consummation of the transactions contemplated hereby and the delivery at the Closing Date of the instruments of transfer contemplated by Section 9.4 will leave Subject Entities with good and marketable title to the System Assets (other than the Owned Real Property and Leased Real Property which are qualified by the representations and warranties in Section 3.14), free and clear of all liens, claims, charges, encumbrances, security interests, mortgages, easements, defects in title, covenants or other restrictions of any kind except for the Permitted Exceptions and as disclosed on Schedule 3.16.

         3.17 Licenses. The requisite Subject Entities have obtained all Licenses necessary to operate the System. Schedule 3.17(I) hereto lists and identifies all Licenses, correct copies of which have been delivered to 360 . Each Subject Entity, as the case may be, is the exclusive holder of each such License, all of which are in full force and effect, and there are no proceedings, pending or, to the knowledge of Exchanging Group, threatened, which affect the validity of such Licenses. There are no impediments, legal, regulatory or otherwise, which would prevent or preclude transfer of the ICN Shares, the CCTS Shares or Partnership Interests on the Closing Date pursuant to the terms of this Agreement, all of which have been or will be satisfied on or prior to the Closing Date. No default or breach exists with respect to any of the Licenses and no event or condition exists which but for the lapse of time or notice or both would constitute a default or breach with respect to any of such Licenses, which default or breach would have a Material Adverse Effect on the operations of the Subject Entities or the System or on the coverage provided by any Subject Entity in the market that it serves. True and correct copies of all reports relating to such Licenses have been and will be timely filed with the appropriate body, and true and correct copies of such reports have been delivered to 360 . Except as set forth on Schedule 3.17(II), the Licenses are unimpaired by any acts or omissions of the Exchanging Parties or Subject Entities and the Licenses are free and clear of any restrictions which might limit the operation of the Systems as it is now being conducted. The FCC actions granting the current FCC Licenses to operate the System together with all underlying construction permits have not been reversed, stayed, enjoined, set aside, annulled, or suspended, and no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending. The time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's or other regulatory authorities' own motion, has expired.

         3.18 Licensee Qualifications. Except as set forth in Schedule 3.18, Exchanging Group has not engaged in any course of conduct which would impair Exchanging Group's ability to transfer the Licenses to 360, and Exchanging Group is not aware of any reason why those of the Licenses subject to expiration might not be renewed in the ordinary course or of any reason why any of the Licenses might be revoked. Without limiting the generality of the foregoing, to Exchanging Group's knowledge, except as set forth in Schedule 3.18 or 3.28, no adverse finding has been made, no consent decree entered, no adverse action has been approved by any court or other administrative body, and no admission of liability has been made with respect to Exchanging Group or Subject Entities concerning any civil or criminal suit, action or proceeding brought under the provisions of any federal, state, territorial or local law relating to any of the following: any felony, unlawful restraint of trade or monopoly; unlawful combination; contract or agreement in restraint of trade; the use of unfair methods of competition; fraud; unfair labor practice; or discrimination.

         3.19 Compliance with Laws. Except as set forth on Schedule 3.19, the Subject Entities have, with respect to all monetary obligations complied with and, with respect to all non-monetary obligations, materially complied with, all federal, state, county, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards, Permits and decrees applicable to the System (including, without limitation, those relating to zoning and land use, health and sanitation, environmental protection, occupational safety, and the use of electrical power). Specifically, but without limitation, except as disclosed on
Schedule 3.19, the Subject Entities are in compliance in all material respects with the Licenses, the Communications Act, and all rules, regulations, policies and orders of the FCC. Except as disclosed on Schedule 3.19, no Subject Entity has received any written notice to the effect that, or otherwise been advised that, it is not in material compliance with any of such Licenses, statutes, regulations, orders, ordinances or other laws.

         3.20 No Other Agreements to Sell Assets or Stock. Except as disclosed on Schedule 3.20 or in Section 3.10, Exchanging Group and Subject Entities do not have any legal obligation, absolute or contingent, to any other Person to sell the Partnership Interests, the ICN Shares or the CCTS Shares.

         3.21 Affiliate Agreements. Except as set forth on Schedule 3.21, no Affiliate, officer, director, partner or employee of Subject Entities, nor any member of any such Person's immediate family, is presently a party to any material transaction with any member of the Exchanging Group or any Subject Entity, including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of material services by, (ii) providing for the rental of material real or personal property from, or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of Subject Entities) any such person or corporation, partnership, trust or other entity in which any such person has a substantial interest as a shareholder, officer, director, trustee or partner.

         3.22 Contracts. Schedule 3.22 contains a list of all Contracts except for Contracts, (a) identified on Schedule 3.14(b) (Leases), (b) entered into subsequent to the date of this Agreement and either permitted under Section 5.1 hereof or with 360's approval (which will not be unreasonably withheld or delayed), (c) included within the Non-Retained Assets or Non-Retained Liabilities, or (d) entered into in the ordinary course of business as provided for in Section 5.1 hereof. Except as set forth on Schedule 3.22, Schedule 3.14(b) or Schedule 1.2, no Subject Entity is a party to or bound by any Contract with respect to the System that requires the expenditure of more than $5,000 or is a party to or bound by Contracts that in the aggregate require the expenditure of more than $50,000 during the stated term of such Contracts (unless such agreement may be terminated without cost, penalty or damages on 90 days or less notice). Except as identified on Schedule 3.22 or Schedule 3.14(b) hereto, (i) each of the Subject Entities has performed in all respects all monetary obligations, and in all material respects, all non-monetary obligations, required to be performed by it with respect to the Contracts and is not alleged to be in breach or default under any such item and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Subject Entities with respect to a Contract, and (ii) except as identified on Schedule
3.22 or Schedule 3.14(b) hereto, none of the Contracts would be violated by the transactions described herein and no consents of any parties to the Contracts are necessary for Exchanging Group's execution and delivery of this Agreement or the performance of their obligations hereunder or the consummation of the transactions contemplated hereby. Each of the Contracts constitutes a legal, valid and binding obligation of a Subject Entity, and to the knowledge of Exchanging Group, the other parties thereto, enforceable in accordance with its terms subject to the Enforceability Exceptions and is in full force and effect, paid currently (subject to applicable grace provisions specified in any such Contract), and not materially impaired by any acts or omissions of the Exchanging Group, Subject Entities or their representatives, and has not been amended or modified except as provided in writing to 360. Except as set forth on
Schedule 3.22 or Schedule 3.14(b), the Exchanging Group and the Subject Entities are not aware of any intent or indication by any party to any Contract to terminate or amend the terms thereof or refuse to renew any such Contract upon expiration of its term. Exchanging Group has delivered or made available to 360 true and correct copies of all items identified in Schedule 3.22 and Schedule 3.14(b) except as identified on such schedules.

     3.23 Trademarks. Schedule 3.23 is a true and complete list of all trademarks, service marks, trade names, corporate names, and business names (hereinafter sometimes individually and collectively referred to as the
"Trademarks") applied for, issued to, owned by or licensed to the Subject Entities or licensed or franchised and used in the conduct of the System and operations thereof, and of all licenses of the Trademarks to or by the Subject Entities and used in the conduct of the Systems and operations thereof, all of which are valid and in good standing and uncontested, except as disclosed on
Schedule 3.23. Exchanging Group has delivered to 360 copies of all documents establishing the registered Trademarks and Trademark licenses. Except as disclosed on Schedule 3.23, ownership or use of the Trademarks by the Subject Entities will not be affected by the transaction contemplated in this Agreement. Except as disclosed on Schedule 3.23, Exchanging Group has not received written notice, and to its knowledge, has not received oral notice, that the Subject Entities, by ownership or use or licensing of the Trademarks, are allegedly not infringing upon or otherwise acting adversely to any copyright, trademark, trademark rights, service marks, service names, trade names or other intellectual property, contractual or other rights of any person or persons, and there is no such claim or action pending, or to the knowledge of the Exchanging Group threatened. Except as disclosed on Schedule 3.23, no person has a right to receive a royalty or any other payment with respect to any of the Trademarks. Except as disclosed on Schedule 3.23, to the knowledge of the Exchanging Group, no person is infringing or violating the rights of the Subject Entities in the Trademarks.

     3.24 Technology. Except as set forth on Schedule 3.24(a), Subject Entities have not applied for, do not own or license any Technology. Exchanging Group has delivered to 360 copies of all documents establishing the Technology described in Schedule 3.24(a). Except as disclosed on Schedule 3.24(b), all Technology owned by or licensed to the Subject Entities or licensed or franchised or used in the conduct of the System and operations thereof are valid, in good standing and uncontested, owned by the Subject Entities or used by the Subject Entities with authorization, and such ownership or authorization to use will not be affected by the transactions contemplated by this Agreement. To its knowledge, no patents, patent applications, inventions, copyrights, copyright registrations, computer software, technology, know-how or trade secrets other than the Technology is required to permit the conduct of the Systems and operations thereof as presently conducted. Except as disclosed on
Schedule 3.24(b) or except for the actions of the licensors of the Technology (of which Exchanging Group does not have any knowledge), the Technology is not infringing upon any intellectual property, contractual or other rights of any other person, and there is no claim or action pending, or to the knowledge of the Exchanging Group threatened with respect thereto. Except as disclosed on
Schedule 3.24(b) (or in the Contract set forth on said schedule), no person has a right to receive a royalty or any other payment with respect to any of the Technology. Except as disclosed on Schedule 3.24(b), to the knowledge of the Exchanging Group no person is infringing or violating the rights of the Subject Entities in the Technology.

         3.25 Labor Relations. Except as set forth on Schedule 3.28, no Subject Entity is a party to any collective bargaining agreement, there are no controversies, grievances or arbitrations pending or, to the Exchanging Group's knowledge, threatened between any Subject Entity and any of their current or former employees or any labor or other collective bargaining unit representing any current or former employee of any Subject Entity that could reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage. Exchanging Group is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any Subject Entity. To Exchanging Group's knowledge, no executive, key employee or group of employees of any Subject Entity has any plan to terminate employment with any Subject Entity. Each Subject Entity has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, WARN (other than as contemplated by Section 6.10(f)) and the Immigration Reform and Control Act of 1986, as amended. Except as disclosed on Schedule 3.28, there are no administrative charges, arbitration or mediation proceedings or court complaints pending or threatened against any Subject Entity before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency or any other entity concerning alleged employment discrimination, contract violation or any other matters relating to the employment of labor. There is no unfair labor practice charge or complaint pending or threatened against any Subject Entity before the National Labor Relations Board or any similar state or local body.

         3.26     Employee Benefits.

     (a) Employee Benefit Plans. Schedule 3.26 lists all Employee Benefit Plans that Subject Entities maintain or to which Subject Entities contribute for the benefit of any current or former employee of Subject Entities, or under which any current or former employees of Subject Entities are, or will be as of the Closing, entitled to benefits (collectively, the "System Employee Plans"). The Subject Entities do not contribute to any Multiemployer Plans. Exchanging Group has delivered to 360 complete and accurate copies of all plans and, where applicable, summary plan descriptions for each Employee Benefit Plan listed on
Schedule 3.26 as well as the most recent annual report and the most recent determination letter received from the IRS, if any.

     (b) Continuation Coverage. With respect to each Employee Welfare Benefit Plan listed on Schedule 3.26, Subject Entities and their Affiliates have complied with the requirements of Code Section 4980B.

         (c) The Employee Benefit Plans have been administered in accordance with and are in compliance with applicable provisions, if any, of ERISA and the Code and all other applicable law except where the failure to comply would not have a Material Adverse Effect. No member of the Exchanging Group and no Subject Entity (or anyone indemnified by a Subject Entity) has incurred any material liability under or pursuant to Title I or Title IV of ERISA or the penalty, excise tax or joint and several liability provisions of the Code which would result in any material liability to any Subject Entity. There are no pending or threatened claims against, by or on behalf of or otherwise involving any Employee Benefit Plan which, if decided adversely, would result in material liability to any Subject Entity. No Terminated Employee (as defined in Section 6.10) is or may become entitled to post-employment severance or welfare benefits of any kind, including, without limitation, death or medical benefits (whether or not insured), other than (i) coverage mandated by Section 4980B of the Code or Sections 601 through 607 of ERISA, (ii) disability and medical benefits which may be continued for Terminated Employees disabled at the Closing and (iii) severance benefits which the Exchanging Group may decide to pay to Terminated Employees.

         3.27 Insurance. Schedule 3.27 sets forth a list and a brief description of all insurance policies providing coverage for the properties or operations of the System and a 3 year claims history with respect to such policies. Subject Entities shall keep such insurance in full force and effect through the Closing Date. Such policies are valid and enforceable in accordance with their terms except for the Enforceability Exceptions, are in full force and effect and insure against risks and liabilities with responsible and reputable insurance companies in such amounts and covering such risks as are customarily carried by companies engaged in similar businesses and similar properties. To the knowledge of the Exchanging Group and the Subject Entities, there are no facts which could adversely affect the current insurance coverage of the Subject Entities or the ability of the Subject Entities to obtain insurance coverage in the future.
Subject Entities have complied in all material respects with each of such insurance policies and have not failed to give any notice or present any claim thereunder in a due and timely manner. Except as set forth on Schedule 3.27, there are no outstanding unpaid claims under any such policies. Such policies provide replacement cost insurance coverage for all tangible assets and improvements upon real property. None of the Subject Entities have received written notice, and to its knowledge, has not received oral notice, from any insurance carrier: (i) threatening a suspension, revocation, modification or cancellation of any insurance policy or a material increase in any premium in connection therewith, or (ii) informing such Subject Entity that any coverage listed on Schedule 3.27 will or may not be available in the future on substantially the same terms as now in effect. Exchanging Group has delivered to 360 correct and complete copies of each such insurance policy.

         3.28 Litigation. Except as set forth in Schedule 3.28, there are no actions, causes of action, claims, suits, grievances, administrative proceedings, arbitration proceedings or other proceedings pending or, to the knowledge of Exchanging Group, threatened against the System Assets, any Subject Entity or affecting the operation by any Subject Entity of the System at law, in equity, or admiralty, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or private arbitrator. No Subject Entity is in default with respect to any order, writ, injunction, or decree of any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign. There are no unsatisfied judgments against the System Assets or any Subject Entity.

         3.29 Environmental Matters. Except for any issue specifically identified and quantified in Schedule 3.29 (any liability, obligation or commitment resulting from which are Non-Retained Liabilities) (i) each Subject Entity is in compliance with all Environmental Laws in connection with the ownership, use, maintenance and operation of the Owned Real Property and the Leased Real Property and otherwise in connection with the conduct of the System;
(ii) no notices of violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under, any Environmental Law relating to the operations or properties (now or previously owned or operated by any Subject Entity) have been received by any Subject Entity; (iii) there are no administrative, civil or criminal writs, injunctions, decrees, orders, or judgments outstanding, or any administrative, civil or criminal actions, suits, proceedings or investigations pending or to Exchanging Group's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting any Subject Entity, the assets used in System, the Owned Real
Property, the Leased Real Property or the System; and (iv) there are no underground storage tanks on, or asbestos containing materials on or in the improvements or fixtures located on, the Owned Real Property or the Leased Real Property. No Subject Entity has any liability, contingent or otherwise, in connection with any release of any Hazardous Materials into the environment.

         3.30     Tax Matters.

         (a) Tax Returns. Subject Entities have filed all Tax Returns that they were required to file and/or filed for extensions in connection therewith. All such Tax Returns were correct and complete in all material respects or reserved for on the books of Subject Entities. All Taxes owed by the Subject Entities, and to the knowledge of Exchanging Group, the Minority Partnerships, for all periods prior to the Closing Date have been or will be paid. Except as set forth on Schedule 3.30(a), Subject Entities are not currently the beneficiary of any extension of time within which to file any Tax Return. No claim with respect to Subject Entities has ever been made by an authority in a jurisdiction where
Subject Entities do not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There is no Personalty Lien, Permitted Exception or Unpermitted Exception affecting any of the assets used in the System that arose in connection with any failure or alleged failure to pay any Tax. Prior to the Closing, the Subject Entities will have filed all bulk sales notices, if any, required to be filed by state and local Tax jurisdictions where the Subject Entities conduct business.

         (b) Payments. Subject Entities have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other party.

        (c) Additional Taxes. The Exchanging Group has paid or will pay all Pre-Closing Taxes. Exchanging Group does not expect any authority to assess any material amount of additional Taxes for any period for which Tax Returns for the Subject Entities have been filed.There is no material dispute or claim concerning any Tax liability of Subject Entities either claimed or raised by any authority in writing or as to which Exchanging Group has knowledge based upon direct inquiry by any agent of such authority.
Schedule 3.30(c) lists all federal and state income Tax returns of the Subject Entities for taxable periods ended on or after January 1, 1991, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Exchanging Group has delivered to the 360 correct and complete copies of all Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Exchanging Group with respect to the Subject Entities for any taxable period ended on or after January 1, 1991 and relating to periods of ownership of the Subject Entities by Exchanging Group.

         (d) Waivers. Except as set forth on Schedule 3.30(d), Subject Entities have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (e) Rulings/Agreements. Exchanging Group has not received a ruling from any taxing authority or entered into any agreement regarding Taxes with any taxing authority that would, individually or in the aggregate, apply to the System, or the assets used in the System or 360 after the Closing Date.

         3.31 Interim Operations. Since December 31, 1995, except as set forth in Schedule 3.31 no Subject Entity has: (i) incurred or become subject to, or agreed to incur or become subject to, any obligation or liability, except in the ordinary course of business consistent with past custom and practice; (ii) mortgaged, pledged, or subjected to Personalty Lien, Permitted Exception or Unpermitted Exception, or agreed so to do, any portion of its assets, tangible or intangible; (iii) sold or transferred or agreed to sell or transfer any portion of its assets, other than Inventory (including, without limitation, any transfer of assets to Florida Cellular RSA Limited Partnership and its Affiliates), or cancelled or agreed to cancel any debts or claims; (iv) suffered any extraordinary losses or waived any material rights; (v) increased in any material respect the rate of compensation payable to any of its officers, employees or agents over the rate being paid or accrued to them as of December 31, 1995 except in accordance with prior practices; (vi) terminated any material contract, agreement, license, or other instrument to which it is a party; (vii) through negotiation or otherwise, made any commitment or incurred any liability or obligation to any labor organization; (viii) made or agreed to make any material accrual or arrangement for or payment of bonuses or special compensation of any kind to any officer, employee, or agent; (ix) enter into or renew any employee welfare, pension, retirement, profit sharing or similar payment or arrangement; (x) suffered any uninsured casualty; (xi) declared or paid any distributions, dividends or any other amounts on or in connection with the ICN Common Shares, CCTS Shares, WCTC Shares or ICN Preferred Shares, which amounts are due and payable after the Closing Date to shareholders of record prior to the Closing Date; or (xii) except as disclosed on Schedule 3.10 or in the Financial Statements, declared, paid or received any distributions from the Partnerships, provided that between the date hereof and Closing, (a) Exchanging Group shall be entitled to receive distributions from any Subject Entity in which they are a partner provided the amounts received are included as a Current Liability in the calculation of Working Capital, and (b) Subject Entities shall be entitled to receive distributions from any Partnerships in which they are a partner.

     3.32 Brokers. Except for Salomon Brothers Inc, whose fee shall be paid by Exchanging Group, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Exchanging Group without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against 360 for a finder's fee, brokerage commission or other similar payment based on an arrangement with Exchanging Group or the Subject Entities.

         3.33 Approvals and Consents. Except for the approvals, authorizations, consents and other actions required (a) from the FCC, (b) in connection with the transfer of the Contracts and (c) under the HSR Act, all of which are set forth on Schedules 3.10, 3.14(b) or 3.22 attached hereto, no approval, authorization, consent or other action by, or filing with, any governmental authority, administrative agency, court or other party is necessary for Exchanging Group's execution and delivery of this Agreement or performance of their obligations hereunder or the consummation of the transactions contemplated hereby.

     3.34 Investment Representation. Exchanging Group are accepting the 360 Shares and the 360 Notes for their own account and without any present view to distribute, resell or otherwise transfer same, provided that Dwyer, Winstel, QCCO and QCPC may sell their 360 Shares and 360 Notes to other members of Exchanging Group and/or their Affiliates, provided that such 360 Shares and 360 Notes are the subject of an effective registration statement under the Securities Act or Dwyer, Winstel, QCCO and QCPC deliver to 360 an opinion in form and from counsel reasonably satisfactory to 360 that the proposed disposition will not violate the registration requirements of the Securities Act or any applicable state securities law or the rules and regulations thereunder.

     3.35 Sophistication, Financial Strength, Access to Information. Each member of Exchanging Group represents, warrants and acknowledges that it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder, that it was not formed or organized for the specific purpose of investing in 360 and that it has sufficient financial strength to hold the same as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time. Each member of Exchanging Group acknowledges that it is fully informed that the 360 Shares and 360 Notes being sold to it hereunder are being sold pursuant to a private offering exemption of the Securities Act and are not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that 360 has no obligation to register such securities. Each member of Exchanging Group acknowledges that it has such knowledge and experience in financial and business matters s as to be capable of evaluating the risks and merits of this investment, that all public documents and records pertaining to the investment in 360 have been made available or delivered to it; that it has had an opportunity to ask questions of and receive answers from 360 concerning its business and that all such questions have been answered to its satisfaction.

      3.36     Merger Representations.

     (a) The fair market value of the 360 Shares to be received by Exchanging Group with respect to their ICN Shares and CCTS Shares will be in each instance approximately equal to the fair market value of the ICN Shares and CCTS Shares surrendered in exchange therefor.

     (b) There is no plan or intention on the part of Exchanging Group to sell, exchange or otherwise dispose of the 360 Shares to be received by them pursuant to the merger of ICN into a direct subsidiary of 360 that would reduce
Exchanging Group's ownership in 360 to a number of shares having, in the aggregate, a fair market value as of the effective date of such merger of less than 50 percent of the total fair market value of the ICN Shares outstanding immediately before the Mergers.

     (c) There is no plan or intention on the part of Exchanging Group to sell, exchange or otherwise dispose of the 360 Shares to be received by them pursuant to the merger of a direct subsidiary of 360 into CCTS that would reduce Exchanging Group's ownership in 360 to a number of shares having, in the aggregate, a fair market value as of the effective date of such merger of less than 80 percent of the total fair market value of the CCTS Shares outstanding immediately before the Mergers.

     (d) 360, the direct subsidiaries of 360 involved in the Mergers, ICN, CCTS, and the Exchanging Group will pay their respective expenses, if any, incurred in connection with the Mergers.

     (e) There is no intercorporate indebtedness existing between 360 and ICN or CCTS that was issued, acquired, or will be settled at a discount.

     (f) Neither ICN nor CCTS is an investment company as defined in Section 368(a)(2)(F)(iii) of the Code.

     (g) On the effective date of the Mergers, the fair market value of the assets of each of ICN and CCTS will exceed the sum of each of their liabilities plus the amount of liabilities, if any, to which each of their assets are subject.

     (h) Neither ICN nor CCTS is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     (i) ICN and CCTS each have a valid business purpose apart from tax considerations for the Mergers.

     (j) As of the Closing, neither ICN nor CCTS will have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in ICN or CCTS which, if exercised or converted, would affect 360's acquisition or retention of control of ICN or CCTS as defined in Section 368(c) of the Code.

     (k) Neither ICN nor CCTS has any plan or intention to issue additional shares of its common stock that would result in 360 losing control of ICN or CCTS within the meaning of Section 368(c) of the Code.

         (l) In the Mergers, shares of ICN and CCTS representing control of ICN and CCTS, as defined in Section 368(c) of the Code, will be exchanged for 360 Shares.

         (m) As a result of the Mergers, ICN and CCTS will transfer to Survivors at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets of ICN and CCTS immediately prior to the Mergers.

         SECTION 4 REPRESENTATIONS AND WARRANTIES OF 360. 360 represents and warrants to Exchanging Group as follows:

     4.1 Authority of 360. 360 is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification. 360 has full corporate power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance by 360 of this Agreement and the other agreements contemplated hereby to which 360 is a party and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the 360 Shares and 360 Notes to Exchanging Group, have been duly and validly authorized by all necessary corporate action on the part of 360, and this Agreement and the other agreements contemplated hereby to which 360 is a party constitute the legal, valid, and binding obligation of 360 enforceable against 360 in accordance with their terms, subject to the Enforceability Exceptions. 360 Group, including its direct Subsidiaries that will be part of the transactions contemplated hereby, has full corporate and partnership power and authority to own its properties and to carry on the business presently being conducted by it. 360 Group are not in default under or in violation of any provision of their partnership agreements or in default under or in violation of their respective articles or certificates of incorporation or bylaws, which default or violation would have a Material Adverse Effect.

     4.2 No Default Effected. Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement and the other agreements contemplated hereby by 360, nor the consummation of the transactions contemplated hereby, nor the fulfillment of the terms and compliance with the provisions hereof will (a) violate, conflict with, result in a breach of or a default (or an occurrence which with the lapse of time or action by a third party, or both, could result in a default), or result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice with respect to any of the terms, conditions or provisions of any applicable order, writ, decree, judgment, stipulation, injunction, change or other restriction of any court or of any governmental department, commission, board, bureau, agency, or instrumentality applicable to 360 Group, or the certificates of incorporation, certificates of limited partnership, by-laws or partnership agreements of 360 Group, or of any indenture, contract, agreement, lease, or other instrument to which any of 360 Group is a party or subject or by which 360 Group or any of their properties or assets are bound, or of any applicable statute, law, rule, or regulation to which 360 Group or their businesses are subject, or (b) result in the creation or imposition of any Personalty Lien (other than Personalty Liens securing the Toronto Dominion Debt assumed by 360 at Closing) or Permitted Exception upon the assets of 360 Group.

     4.3 Brokers. Except for Bulkley Capital, whose fee shall be paid by 360, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by 360 without the intervention of any other Person acting on its behalf in such manner as to give rise to any valid claim by any such Person against Exchanging Group for a finder's fee, brokerage commission or other similar payment based on an arrangement with 360.

     4.4 Approvals and Consents. Except as set forth on Schedule 4.4, and except for the approvals, authorizations, consents and other actions required from the FCC and the authorization under the HSR Act, no approval, authorization, consent or other action by, or filing with, any governmental authority, administrative agency, court or other party is necessary for 360's execution and delivery of this Agreement or performance of its obligations hereunder or the consummation of the transactions contemplated hereby.

     4.5 Investment Representation. The 360 Group is accepting the ICN Shares, CCTS Shares, Cell Plus Interests and Ohio LP Interests for its own account and without any present view to distribute, resell or otherwise transfer same.

     4.6 No Material Adverse Change. Except for (i) the transactions relating to the spin-off of 360 from Sprint Corporation, (ii) the entering into of a Credit Agreement dated as of March 6, 1996 among 360, the other lenders referenced therein and Citibank, N.A., as Administrative Agent, Chemical Bank, as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and Bank of America Illinois, as Co-Syndication Agent, (iii) the 360 public debt offering of the Senior Notes, (iv) the transactions contemplated by this Agreement and (v) changes resulting from conditions affecting the telecommunications or cellular telephone industry generally, since December 31, 1995, there has not been any change in the business, financial condition, operations or results of operations of 360 which has had a Material Adverse Effect.

     4.7 Status of 360 Shares and 360 Notes. 360 has one 1,000,000,000 authorized shares of common capital stock, $0.01 par value, of which 116,845,871 shares were issued and outstanding as of May 21, 1996, and 100,000,000 authorized shares of preferred stock, $0.01 par value, of which no shares are issued and outstanding. 360 has sufficient authorized shares of common stock which are not issued or otherwise reserved for issuance in order to issue the 360 Shares in accordance with the terms of this Agreement without increasing the number of its authorized shares or requiring any stockholder vote. The 360 Shares have voting rights commensurate with all other outstanding shares of common capital stock of 360 and have rights to purchase 360's First Series Junior Participating Preferred Stock under the Rights Agreement commensurate with all other outstanding shares of common stock of 360. The 360 Shares are validly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be fully paid and nonassessable, free of preemptive rights and will, when so issued, not be issued in violation of federal or state securities laws. There are no outstanding warrants, options, commitments or rights of any kind (including, without limitation, rights of first refusal, tag-along rights and drag-along rights) to acquire from 360 or any third party any 360 Shares. There are no voting agreements, voting trust agreements or shareholder or similar agreements relating to the 360 Shares. Issuance of the 360 Shares to Exchanging Group in accordance with this Agreement, will vest good and marketable title to all of the 360 Shares in Exchanging Group, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of every kind, other than restrictions on sale and transfer imposed by applicable securities laws and other than liens, security interests, pledges, encumbrances, claims and equities created or suffered to exist by Exchanging Group. Delivery of the 360 Notes to Exchanging Group in accordance with this Agreement, will vest good title to the 360 Notes in Exchanging Group, free and clear of all liens, security interests, pledges, encumbrances, claims and equities of every kind, other than (i) restrictions on sale and transfer imposed by applicable securities laws, (ii) liens, security interests, pledges, encumbrances, claims and equities created or suffered to exist by Exchanging Group, and (iii) the terms of the 360 Notes.

     4.8 Financial Statements. 360 has heretofore provided to Exchanging Group true, complete and correct copies of the 360 Financial Statements. The 360 Financial Statements (other than the interim statements included in the 360 Financial Statements) have been prepared by 360 and audited by Ernst & Young LLP in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition, the results of operations and cash flows of the applicable entities as of the dates and for the periods indicated thereon. The interim statements included in the 360 Financial Statements have been prepared by 360 in accordance with GAAP (other than normal year-end and other adjustments and accruals which have not been included in the interim statements), and present fairly in all material respects the financial condition, the results of operations and cash flows of the applicable entities as of the dates and for the periods indicated thereon.

         4.9      Merger Representations.

     (a) The fair market value of the 360 Shares to be received by Exchanging Group with respect to their ICN Common Shares and CCTS Shares will be, in each instance, approximately equal to the fair market value of the ICN Shares and CCTS Shares surrendered in exchange therefore.

     (b) 360 has no plan or intention to reacquire any of the 360 Shares issued in the Mergers.

     (c) 360 has no plan or intention to liquidate the Survivors or to merge the Survivors with or into another corporation, or to sell or otherwise dispose of the stock of the Survivors which 360 will own after the Mergers.

     (d) Prior to the transaction, 360 will own all of the outstanding stock of the direct subsidiaries of 360 involved in the Mergers and will be in control of such subsidiaries within the meaning of Section 368(c) of the Code.

     (e) Immediately following the Mergers, 360 will hold 100 percent of the outstanding shares of the Survivors.

     (f) Immediately following the Mergers, the Survivors will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets transferred by ICN and CCTS in the Mergers.

     (g) Immediately following the Mergers, the Survivors will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held immediately prior to the transaction by the 360 subsidiaries involved in the Mergers.

     (h) 360 does not own, nor has it owned during the past five years, any shares of ICN or CCTS.

     (i) 360 has no plan or intention to sell or otherwise dispose of or to cause Survivors to dispose of any of the assets of Survivors, except for dispositions made in the ordinary course of business or transfers described in
Section 368(a)(2)(C) of the Code.

     (j) Immediately following the Mergers, Survivors will continue ICN's and CCTS's, as the case may be, historic business or use a significant portion of ICN's and CCTS's, as the case may be historic business assets in a business.

     (k) 360, the direct subsidiaries of 360 involved in the Mergers, ICN, CCTS, and the Exchanging Group will pay their respective expenses, if any, incurred in connection with the Mergers.

     (l) There is no intercorporate indebtedness existing between 360 and ICN or CCTS that was issued, acquired, or will be settled at a discount.

     (m) 360 and the subsidiaries of 360 involved in the Mergers are not investment companies as defined in Section 368(a)(2)(F)(iii) of the Code.

     (n) 360 and the subsidiaries of 360 involved in the Mergers each have valid business purpose apart from tax considerations for the Mergers.

     (o) 360 sub has no present plan or intention to cause the Survivors to issue additional shares of their common stock that would result in 360 losing control of the Survivors within the meaning of Section 368(c) of the Code.

         SECTION 5  OBLIGATIONS OF EXCHANGING GROUP AND 360  PENDING
CLOSING.

     5.1 Conduct of System. Between the date hereof and the Closing Date, Exchanging Group shall cause the Subject Entities to:

     (a) keep in full force and effect their respective organizational existence and all Licenses;

     (b) maintain and keep their assets, taken as a whole, in good repair, working order, and condition, except for obsolescence, ordinary wear and tear, sales or replacements of equipment in the ordinary course and damage or destruction due to casualty;

     (c) except as expressly permitted by the Operating Budget, not create or allow to be created any Personalty Lien, Permitted Exception or Unpermitted Exception, execute any guarantee, issue any debt, incur any liability or borrow any money, except from suppliers in the ordinary course of business, or buy or sell assets out of the usual and ordinary course of business consistent with past custom and practice;

     (d) conduct the System and their businesses in the usual and ordinary course consistent with past practices except to the extent modified by the Operating Budget;

     (e) notify 360 immediately of any material development affecting any of the Subject Entities of which they have knowledge, including, without limitation, the following: (1) any material breach or violation of, default or event of default under, or actual or threatened termination or cancellation of any Contract or License; (2) any material loss of, damage to, or destruction of any assets of the System; (3) any existing or threatened labor (as opposed to an employee) dispute or written and filed grievance or claim involving any employees of the Subject Entities; and (4) any pending or threatened claim, demand, investigation, action, suit or other legal proceeding by or before any court, arbitrator, governmental authority or administrative agency involving any Subject Entity and relating to the System;

         (f) maintain in full force and effect all insurance now in effect covering the properties of the Subject Entities, not intentionally breach any obligation under such insurance policies, and present all claims under such insurance policies in a proper and timely manner;

         (g) not change any accounting methods or practices followed by the Subject Entities or any depreciation, amortization or inventory valuation policies or rates currently used or adopted by Subject Entities;

         (h) not take any action that would require  disclosure  under  Schedule
3.31 hereof other than as expressly permitted by the Operating Budget;

     (i) not directly or indirectly engage in any transaction with any officer, director, partner, stockholder or other insider or Affiliate which is not at arm's length;

         (j) not make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, except as expressly permitted by the Operating Budget;

         (k) not terminate any material Contract or Lease or make any amendment or other change to any material Contract or Lease, or enter into any contract out of the usual and ordinary course of business consistent with past custom and practice or restricting in any way the conduct of the Subject Entities' business or operations;

         (l) not make any change to their organizational documents which might adversely affect the operation of the System or Exchanging Parties' right to consummate the transactions contemplated by this Agreement in accordance with their terms.

         (m) not issue any shares of capital stock or partnership interests in any Subject Entity, any securities convertible into any such shares or partnership interests, or any options, warrants or other rights to purchase or otherwise acquire any such shares or partnership interests, or redeem any shares of capital stock or partnership interests in any Subject Entity or enter into any agreement to such effect.

         (n) not, without the prior written consent of 360 which will not be unreasonably withheld or delayed, (i) enter into any new Leases of real property or renewals of existing Leases which require the expenditure of more than $5,000 per year or more than $50,000 in the aggregate, or (ii) purchase any real property for a price in excess of $25,000 or $100,000 in the aggregate, or (iii) sell any Owned Real Property.

         (o) not declare any distributions or dividends on or in connection with the ICN Preferred Shares, ICN Common Shares, CCTS Shares, WCTC Shares or Partnership Interests, which amounts are due and payable after the Closing Date to shareholders or partners of record prior to the Closing Date.

     5.2 Notice of Material Developments. Exchanging Group and 360 shall give, or cause the appropriate party to give, the other party prompt written notice of any development affecting the System or the 360 System, as the case may be, which has a Material Adverse Effect or which otherwise might cause the representations and warranties of the Exchanging Group or 360, as the case may be, to be inaccurate in any material respect or the covenants and agreements of Exchanging Group or 360, as the case may be, to be unfulfilled. The parties shall negotiate in good faith to determine whether the subject matter of the notice would entitle one party to Damages hereunder and attempt to promptly and fairly determine the amount of such Damages, considering such factors such as would the party who would be entitled to Damages suffer any Damages, would such party have raised an objection and attempted to negotiate a reduction in the consideration set forth in Section 2 hereof had such subject matter been disclosed prior to the execution hereof, and did such party have actual knowledge of such breach prior to the execution hereof (provided that actual knowledge shall not be presumed merely by virtue of Exchanging Group's delivery of due diligence documents and materials to 360), provided, however, if after such good faith negotiation is conducted no agreement is reached, the parties will be entitled to pursue all remedies available under this Agreement.

     5.3 Information and Access. Exchanging Group will permit representatives of 360 to have full access to, and the right to inspect, at all reasonable times, and in a manner so as not to interfere with the normal operations, all premises, properties, books, records, contracts and documents of or pertaining to the System upon 48 hours' notice to Exchanging Group. 360 shall provide to Exchanging Group, within ten (10) days of filing or issuance, copies of all press releases (to ICNP only), documents filed with the SEC and state securities commissions subsequent to the date hereof and prior to Closing, including all Form 10-K's, 10-Q's, 8-K's, proxy statements and any other documentation filed by 360 with the SEC, and any other documents and materials which 360 distributes to its stockholders. Exchanging Group agrees to cooperate with and assist 360, to the extent reasonably requested by 360, in the preparation of any documents required to be filed by 360 with the SEC. Exchanging Group and 360 and each of their respective representatives will treat and hold as confidential such information in accordance with the terms and provisions of that certain Confidentiality Agreement executed on or about January 4, 1996, between Sprint Cellular Company and ICNP, and that certain Confidentiality Agreement dated April 18, 1996 between 360 and ICNP (collectively, the "Confidentiality Agreements"), which Confidentiality Agreements remain in full force and effect, as if each member of the Exchanging Group had signed the Confidentiality Agreements.

      5.4      Subscribers/Marketing Expenditures.

     (a) Subsequent to the date hereof and prior to the Closing, Exchanging Group agrees to use commercially reasonable efforts consistent with the Operating Budget to increase the "net phones added" for the System during each of the first three (3) quarters of each calendar year by 8,000 per quarter and the net phones added for the fourth quarter of each calendar year by 11,000 for such quarter (each a "Target"). Exchanging Group agrees to expend on sales and marketing, on a quarterly basis, the amounts set forth in the Operating Budget. Subsequent to the date hereof and prior to Closing, Exchanging Group and 360 may mutually agree in writing to expend more on sales and marketing than the amounts set forth in the Operating Budget ("Additional Marketing Expenditures").
Exchanging Group does not represent, warrant or guarantee that the net phones added will be increased to such levels nor shall it be a condition to the Closing of the transactions contemplated hereby that such net phones added will be attained prior to Closing. For purposes hereof "net phones added" shall refer to lines of service placed in service, minus lines of service taken out of service, during the applicable period.

   (b) In the event that net phones added subsequent to the date hereof and prior to the Closing is not increased by at least 8,000 during each of the first three (3) quarters of each calendar year and 11,000 during the fourth quarter of each calendar year, 360 shall be entitled to a credit ("Subscriber Credit") to be calculated as follows:

                  (1) If net phones added in the second quarter of 1996 is less than 8,000 but greater than 6,500, the Subscriber Credit shall increase by an amount equal to $250 multiplied by the difference between 8,000 and net phones added; If net phones added in the second quarter of 1996 is less than 6,500, the Subscriber Credit shall increase by an amount equal to (i) $375,000, plus (ii) $500 multiplied by the difference between 6,500 and the net phones added.

                  (2) If net phones added in the third quarter of 1996 is less than 8,000 but greater than 6,750, the Subscriber Credit shall increase by an amount equal to $250 multiplied by the difference between 8,000 and net phones added; If net phones added in the third quarter of 1996 is less than 6,750, the Subscriber Credit shall increase by an amount equal to (i) $312,500, plus (ii) $500 multiplied by the difference between 6,750 and the net phones added.

                  (3) If net phones added in the fourth quarter of 1996 is less than 11,000, the Subscriber Credit shall increase by an amount equal to $500 multiplied by the difference between 11,000 and the net phones added.

                  (4) If net phones added in the first quarter of 1997 is less than 8,000 but greater than 6,500, the Subscriber Credit shall increase by an amount equal to $250 multiplied by the difference between 8,000 and net phones added; If net phones added in the first quarter of 1997 is less than 6,500, the Subscriber Credit shall increase by an amount equal to (i) $375,000, plus (ii) $500 multiplied by the difference between 6,500 and the net phones added.

                  (5) If net phones added in the second quarter of 1997 is less than 8,000 but greater than 6,500, the Subscriber Credit shall increase by an amount equal to $250 multiplied by the difference between 8,000 and net phones added; If net phones added in the second quarter of 1997 is less than 6,500, the Subscriber Credit shall increase by an amount equal to (i) $375,000, plus (ii) $500 multiplied by the difference between 6,500 and the net phones added.

                  (6) If net phones added in the third quarter of 1997 is less than 8,000 but greater than 6,750, the Subscriber Credit shall increase by an amount equal to $250 multiplied by the difference between 8,000 and net phones added; If net phones added in the third quarter of 1997 is less than 6,750, the Subscriber Credit shall increase by an amount equal to (i) $312,500, plus (ii) $500 multiplied by the difference between 6,750 and the net phones added.

                  (7) If net phones added in the fourth quarter of 1997 is less than 11,000, the Subscriber Credit shall increase by an amount equal to $500 multiplied by the difference between 11,000 and the net phones added.

                  (8) If net phones added in any quarter are in excess of the rate targeted for such quarter, such excess shall serve to reduce the Subscriber Credit by an amount equal to $500 per net phone added, up until the point that all previous or subsequent Subscriber Credits of $500 per net phone added are eliminated, and thereafter by an amount equal to $250 per net phone added up until (but in no event exceeding) the point that all previous Subscriber Credits of $250 per net phone added are eliminated.

                  (9) The figures 6,500 and 6,750 set forth in clauses (1), (2),
         (4), (5) and (6) of this Section 5.4(b) are each referred to herein as a "Floor".

                  (10) In the event that the Closing occurs during, and prior to completion of, any of the first three calendar quarters in either 1996 or 1997, the Target and Floor for such calendar quarter shall be prorated on a per diem basis and the Subscriber Credit shall be calculated based on the applicable formula set forth in clauses (1),
         (2), (4), (5) and (6) of this Section 5.4(b) using the applicable pro-rated Target and the applicable pro-rated Floor. In the event that the Closing occurs during, and prior to completion of, the fourth calendar quarter in either 1996 or 1997, 25% of the Target and Floor shall be allocated to October (the "October Allocation"), 30% of the Target and Floor shall be allocated to November (the "November Allocation") and 45% of the Target and Floor shall be allocated to December (the "December Allocation"), pro-rated within each such month on a per diem basis. The Subscriber Credit shall be calculated based on the applicable formula set forth in clause (3) or (7) of this Section 5.4(b), provided, that, in lieu of the Target, the following amounts should be used: (a) if the Closing occurs in October, the prorated October Allocation, (b) if the Closing occurs in November, the sum of the October Allocation and the prorated November Allocation and (c) if the Closing occurs in December, the sum of the October Allocation, the November Allocation and the prorated December Allocation, .

The amount of any Subscriber Credit at Closing shall be paid by Exchanging Group to 360 in cash, by wire transfer of immediately available funds to an account or accounts designated by 360. In addition, if Exchanging Group spends less on sales and marketing than the levels set forth in the Operating Budget in any given calendar quarter prior to the Closing, and such shortfall is not made up by spending an amount on sales and marketing in excess of the levels set forth in the Operating Budget for any calendar quarter prior to the Closing, the Exchanging Group shall pay the amount of such cumulative sales and marketing shortfall in cash, at Closing, by wire transfer of immediately available funds to an account or accounts designated by 360. In the event Exchanging Group pays any Additional Marketing Expenditures pursuant to Section 5.4(a), 360 shall pay Exchanging Group the amount of such Additional Marketing Expenditures in cash, at Closing, by wire transfer of immediately available funds to an account or accounts designated by 360. In the event that the Closing occurs prior to the completion of a calendar quarter, the levels set forth in the Operating Budget for sales and marketing shall be pro-rated on a per-diem basis for such calendar quarter (except if the Closing occurs in the fourth quarter in which event the proration shall be as set forth in clause (10) above).

     5.5 Capital Expenditures. Between the date hereof and the Closing Date, the Subject Entities shall make capital expenditures on the projects identified on
Schedule 5.5 and such other projects as are mutually agreed upon in good faith from time to time by Exchanging Group and 360. Exchanging Group and 360 shall meet at least once per calendar month prior to Closing to review the projects on
Schedule 5.5 and to determine, in good faith, the necessity for such projects or additional projects (all such projects identified on Schedule 5.5 and agreed upon subsequent to the date hereof are collectively referred to as the "Projects"). Exchanging Group will use good faith and commercially reasonable efforts to complete all Projects in a cost efficient and timely manner. Exchanging Group agrees that it will make capital expenditures between January 1, 1996 and December 31, 1996 on the Projects in aggregate amounts not less than $7,000,000 and not in excess of $9,000,000. If the amounts expended by Exchanging Group on Projects is less than $7,000,000 (the "Cap Ex Floor"), the difference between $7,000,000 and such amount shall be the "Cap Ex Shortfall". If Exchanging Group spends in excess of $9,000,000 (the "Cap Ex Ceiling") on Projects, Exchanging Group must obtain the prior written consent of 360 with respect to such amounts to be spent on Projects in excess of the Cap Ex Ceiling, and the difference between the amount actually spent and $9,000,000 shall be referred to as the "Cap Ex Surplus". At Closing, any Cap Ex Shortfall shall be paid by Exchanging Group to 360, and any Cap Ex Surplus shall be paid by 360 to Exchanging Group, in each case by wire transfer of immediately available federal funds to an account or accounts designated by the recipient. In the event that the Closing occurs prior to December 31, 1996,the Cap Ex Ceiling and the Cap Ex Floor shall be adjusted based upon the following formula: the Cap Ex Ceiling or the Cap Ex Floor, as applicable, multiplied by a fraction, the numerator of which is the number of days from January 1, 1996 through the Closing Date and the denominator of which is 365. In the event that the Closing does not occur in 1996, Exchanging Group and 360 shall mutually agree on a budget for capital expenditure projects for 1997.

     5.6 Interim Agreements. Subsequent to the date hereof, Exchanging Group and 360 agree to negotiate in good faith for the purpose of entering into interim management and consulting agreements (the "Management Agreement") mutually satisfactory to the parties. If the parties enter into a Management Agreement, the parties may, if appropriate, enter into an amendment to this Agreement, mutually acceptable to 360 and Exchanging Group, revising appropriate representations, warranties, covenants and agreements contained herein as a result of 360's management of the System.

     5.7 Certain Structural Changes. Notwithstanding anything contained herein to the contrary, (a) at or prior to Closing, Cell Plus may distribute the CCTS Shares to the partners of Cell Plus on a pro-rata basis, and such partners shall consummate the transactions contemplated hereby by a merger of a direct subsidiary of 360 into CCTS, provided that such partners of Cell Plus agree to remain bound by all terms and provisions of this Agreement and/or (b) prior to Closing, Dwyer, Winstel, QCCO and QCPC may sell their ICN Shares, Cell Plus Interests and Ohio LP Interests to ICNP or one of its Affiliates pursuant to the terms of that certain Florida Disposition Agreement dated as of December 15, 1995 between, ICNP, Affiliates of ICNP and Dwyer, provided that any such purchaser of ICN Shares, Cell Plus Interests and Ohio LP Interests shall agree to be bound by all terms and provisions of this Agreement. Any CCTS Shares or ICN Shares sold or transferred pursuant to this Section 5.7 shall be stamped or otherwise imprinted with a legend in substantially the following form: "The shares represented by this certificate are subject to the terms and conditions of an Exchange and Merger Agreement dated as of May 31, 1996 and may not be offered for sale, sold, transferred or otherwise disposed of except in accordance with such agreement."

         SECTION 6  OTHER AGREEMENTS.

     6.1 Hart-Scott-Rodino. As promptly as practicable, and in any event within ten (10) business days following the execution and delivery of this Agreement by the parties, Exchanging Group and 360 shall each prepare and file any required notification and report form under the HSR Act, in connection with the transactions contemplated hereby. Exchanging Group and 360 shall request early termination of the waiting period thereunder. Exchanging Group and 360 shall respond with reasonable diligence to any request for additional information made in response to such filings. 360 and Exchanging Group shall each pay one-half of any filing fee for the notification and report form required under the HSR Act.

     6.2 Other Consents. Promptly, and in any event within ten (10) business days after the execution hereof, Exchanging Group and 360 shall prepare and file, and cooperate with each other in so doing, the necessary transfer and consent to assignment applications with the FCC and any other relevant state public service or utilities commission to transfer the Licenses from Subject Entities to 360. Exchanging Group will use commercially reasonable efforts to obtain all consents and approvals of other third parties required to permit the transfer of the ICN Shares, the CCTS Shares and Partnership Interests to 360 or its designees, including all consents, if any, required in connection with the Contracts and Leases. Exchanging Group shall pay all costs(including the transactional costs of its advisors) in obtaining such consents, provided, however, that subsequent to Closing, if any consents were unable to be obtained prior to Closing, 360 shall not agree, on behalf of themselves, Exchanging Group or the Subject Entities, to pay any costs in connection with the obtaining of such consents without the prior written approval of Exchanging Group, which approval shall not be unreasonably withheld.

     6.3 Certain Agreements Regarding Consents. To the extent that the transfer of the CCTS Shares, the ICN Shares and Partnership Interests pursuant to this Agreement is prohibited without the consent of a third party (including a governmental entity) to any Contract and such consent is not obtained prior to Closing, or if such transfer or attempted transfer would constitute a breach of any Contract, nothing in this Agreement will constitute a transfer or an attempted transfer thereof. In the event that any consent is not obtained on or prior to the Closing Date, Exchanging Group will (i) provide to 360 the benefits of the applicable Contract, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to 360 and (iii) enforce at the request of 360 and for the account of 360, any rights of Exchanging Group arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of 360). If any member of the 360 Group incurs additional costs or expenses after the Closing as a result of the failure to obtain any consents, such additional costs or expenses shall be eligible for indemnification pursuant to Section 10.2 hereof.

     6.4 FCC Compliance. The parties agree that, notwithstanding any provision of this Agreement, 360 shall not, prior to the Closing Date, directly or indirectly control, supervise, or direct the operation of the System other than as contemplated by the interim management and switching agreements contemplated hereby. The parties further agree to cooperate in good faith and shall take all steps as may be necessary or proper to expeditiously and diligently prosecute the assignment application filed with the FCC to a favorable conclusion including, but not limited to, the following: (a) appealing or seeking reconsideration of any FCC denial of such assignment application or conditional grant; (b) satisfying any conditions imposed upon such grant to the extent that such conditions require actions which do not materially alter the benefits or burdens of either party under this Agreement; and (c) taking all other actions necessary or appropriate to bring about the transactions contemplated by this Agreement; provided, however, such actions do not materially alter the benefits or burdens of either party under this Agreement.

         6.5 Exclusivity. Until termination of this Agreement, Exchanging Group will not solicit, initiate or encourage the submission of any proposal or offer from any Person, or negotiate any unsolicited offer or proposal, relating to any
(a) liquidation, dissolution, reorganization or recapitalization, (b) merger, consolidation or business combination, (c) acquisition or purchase of securities or assets or (d) similar transaction or business combination involving the System, Exchanging Group or Subject Entities (except for sales of assets in the ordinary course of business).

     6.6 Real Property Title Information. 360 may desire to procure title insurance policies and surveys for certain of the Owned Real Property and Leased Real Property. The procurement of such policies and surveys shall not be a condition to the Closing of the transactions contemplated hereby. 360 may procure, at its sole expense, such title insurance and surveys from such companies, in amounts and with levels of coverage and endorsements as 360 shall determine. Exchanging Group shall assist and cooperate with 360, but shall not be required to incur any costs in the procurement of all such policies and surveys.

     6.7 Environmental Assessments. Exchanging Group has provided 360 with complete and correct copies of any environmental assessments of which it is aware with respect to the Owned Real Property and Leased Real Property. 360 may, but shall not be required to, at its sole cost and expense, inspect any parcel of Owned Real Property or Leased Real Property, and engage an environmental consulting firm of good reputation in the industry to conduct an environmental inspection or Phase I environmental site assessment and if 360 so reasonably desires, a Phase II environmental assessment of any parcel of Owned Real Property or Leased Real Property (the "Environmental Assessment"). During the course of the Environmental Assessments, Exchanging Group shall make available to 360's consultants and agents for interviews people knowledgeable about the use and condition of the Owned Real Property and Leased Real Property and operations conducted thereon. Within a reasonable time after receiving a written request from 360 for information, Exchanging Group shall provide 360 with additional information, to the extent that the same is available to Exchanging Group. 360 shall promptly furnish to Exchanging Group all copies of Environmental Assessments. The parties shall reasonably cooperate and consult with each other to determine whether any Phase II Environmental Assessment is reasonably required and the extent and scope of any testing. In the event there is a dispute between 360 and Exchanging Group regarding any aspect of the Environmental Assessment, such dispute shall be resolved by an independent consultant mutually chosen by Exchanging Group and 360, or if they cannot agree on an independent consultant, a consultant mutually selected by their respective consultants, the cost of such independent consultant to be equally split between the parties and whose determination shall be final and binding. To the extent that 360 and Exchanging Group agree on sampling on Leased Real Property, Exchanging Group shall use its commercially reasonable efforts to secure access from the lessors for 360's authorized employees and representatives for such activities (subject to such employees' and representatives' execution of customary indemnification agreements for property damage). If any Environmental Assessment discloses the presence of any Hazardous Materials at any of the Owned Real Property or Leased Real Property, which Hazardous Materials require remediation under applicable Environmental Laws, 360 shall promptly notify Exchanging Group in writing of the remedial action proposed by its consultants and the estimated cost of such actions as reasonably determined by 360 and 360's consultant. Exchanging Group, and any consultants engaged by Exchanging Group shall review 360's estimates and reasonably assess the required remedial action and the costs therefor. In the event there is a dispute between 360 and Exchanging Group regarding the required remedial action and Remediation Costs (as defined herein), such dispute shall be resolved by an independent consultant mutually chosen by Exchanging Group and 360, or, if they cannot agree on an independent consultant, a consultant mutually selected by their respective consultants, the cost of such independent consultant to be equally split between the parties and whose determination shall be final and binding. Upon final determination of the required remedial action and the Remediation Costs, Exchanging Group and its consultants shall undertake to perform all required remedial action, and shall keep 360 fully informed of the status and progress of such remediation, and provide 360 with the full opportunity to oversee and participate (at its expense) in such remediation. All remediation costs, including, but not limited to, costs for planning, designing and implementing the agreed upon remedial work, costs incurred in testing as required to design the clean-up and confirm its completion, and any required monitoring (but excluding any costs, fees and expenses associated with or relating to the Environmental Assessments, Phase I and Phase II and all testing and analyzing related thereto) ("Remediation Costs") that, when combined with all other Damages suffered by any 360 Indemnified Party resulting from, arising from, arising out of, relating to, in the nature of or caused by any breach of any representation or warranty contained in this Agreement or in any closing certificate delivered by Exchanging Group or Subject Entities pursuant to this Agreement (other than the representations and warranties contained in Sections 3.1, 3.2, 3.7, 3.8, 3.9, 3.10, 3.11, 3.14 (subject to the last sentence of Section 10.2(a)), 3.16 (subject to the last sentence of Section 10.2(a)), 3.17 (fourth sentence only), 3.26, 3.30, 3.32 and 3.36) are less than or equal to the Cushion and greater than the Cap shall be paid by 360 and all other Remediation Costs shall be paid promptly by Exchanging Group; provided, however, that if the total Remediation Costs are determined prior to the Closing and these costs are projected to exceed $10,000,000, either Exchanging Group or 360 shall have the option to terminate this Agreement and its obligations hereunder without any liability, cost or penalty whatsoever within ten (10) business days of determination of the need for such expenditures, which termination shall be set forth in a writing delivered by the terminating party to the non-terminating party. For remediation which is not completed prior to Closing, 360 agrees to provide reasonable access to Exchanging Group's contractor for completion of the work. The remedial action shall be deemed complete upon the receipt of any governmental approvals for the remedial work, if applicable. If no governmental approval is sought, the remedial action shall be deemed complete upon written confirmation by Exchanging Group's consultant or an independent consultant, as applicable, provided, however, that if 360 does not concur with that confirmation, an independent consultant mutually chosen by Exchanging Group and 360 shall be selected to determine whether the remedial work is complete. In the event that Exchanging Group and 360 cannot agree upon an independent consultant, a consultant will be mutually selected by their respective consultants. The cost of such independent consultant shall be equally split between the parties. The determination of the independent consultant shall be final and binding. Notwithstanding anything contained herein to the contrary, to the extent that any Environmental Assessment, sampling, remediation or any testing or analysis related thereto covered by this section is mandated by the government or is in response to any claim by a third party, 360 may conduct such Environmental Assessment, sampling, remediation, testing or analysis in its sole discretion in order to satisfy such mandate or claim, and the Remediation Costs related thereto shall be paid in accordance with this Section 6.7, provided that Exchanging Group and its consultant may participate in (at Exchanging Group's sole cost and expense) and be kept apprised of all material developments regarding any such Environmental Assessment, sampling, remediation, testing or analysis. Nothing in this Section
6.7 shall be construed to affect any right of the 360 Indemnified Parties to seek indemnification for breach of any representation or warranty set forth in
Section 3.29 of this Agreement.

     6.8 Transition Services Agreements. Promptly after execution of this Agreement, Exchanging Group and 360 shall jointly determine in good faith the post-closing services that will be required of 360, for Exchanging Group's benefit, or Exchanging Group, for 360's benefit, and will use their reasonable efforts to agree on the terms and provisions of agreements embodying such services, including, without limitation, a tax sharing agreement, a financial services agreement, an insurance services agreement, an interim billing services agreement and a limited license agreement whereby 360 will be granted a non-exclusive, non-transferable, royalty-free, limited license to use the Trademarks for a period not to exceed one (1) year after Closing in connection with the integration of the System into 360's operations and all of such agreements shall provide for Exchanging Group's reasonable post-Closing cooperation with 360 for such period.

     6.9 Financial Statements. Between the date hereof and the Closing Date, Exchanging Group shall provide 360 within thirty (30) days following the end of each calendar month unaudited balance sheets and related statements (for the month ended and year-to-date) of income, cash flow and partners' or stockholder's equity for the Subject Entities prepared in accordance with GAAP (other than normal year-end and other adjustments and accruals which will not be included in such statements), which statements shall include a detailed breakdown of accounts payable and accounts receivable. In addition and at such times, Exchanging Group shall provide a supplemental schedule indicating the aging of accounts receivables. In addition, Exchanging Group shall set forth in writing (a) the number of new customers to the System added in such calendar month, (b) the number of customers terminating their agreements with Subject Entities during such calendar month, and (c) the net increase or decrease in customers in the System as of the end of such calendar month. Between the date hereof and the Closing Date, the Exchanging Group shall provide 360, within 30 days of receipt, copies of all financial statements and other partnership records relating to the Minority Partnerships received by any member of the Exchanging Group.

         6.10     System Employees.

     (a) On and as of the Closing Date, Exchanging Group will cause the employment of the employees of the ICN Group to be terminated. The employees to be terminated pursuant to the preceding sentence are herein called the "Terminated Employees."

         (b) Between 90 and 75 days prior to the projected Closing, Exchanging Group shall cause to be delivered to 360 a complete list of ICN Group Employees ("ICN Group Employee List") employed in the System. The ICN Group Employee List shall include name, social security number, position, location and compensation of each person on the list, and shall indicate which such employees are on disability, layoff or leave of absence, and which are actively at work as of the date the ICN Group Employee List is delivered. The Exchanging Group may, but shall not be required to, include on the ICN Group Employee List any employee whose principal place of employment is in the State of Florida and shall so designate such status by such employee's name on the ICN Group Employee List (any such employees not included on the ICN Group Employee List are herein called "Excluded ICN Employees").

     (c) Except as set forth in Section 10(f) below, 360 may, in its sole discretion and without obligation, commencing at any time, but not later than ten (10) days prior to the Closing, offer employment to such persons on the ICN Group Employee List as it may determine, on terms and conditions unilaterally proposed by 360, to be effective on the Closing Date. Any Terminated Employees who accept such employment as of the Closing Date are hereinafter referred to as "New System 360 Employees." Within thirty days after the Closing, 360 shall provide Exchanging Group with a list of New System 360 Employees. Notwithstanding the foregoing, except as otherwise agreed in writing by Exchanging Group and ICN Group, 360 shall not solicit any Excluded ICN Employees while employed by the ICN Group for the purpose of offering employment with 360 Group for a period of one year following the Closing Date. For this purpose, Exchanging Group shall provide 360 at Closing with a list of Excluded ICN Employees.

     (d) The Exchanging Group shall be responsible for and discharge all liabilities to, claims of, and employment obligations with respect to all Terminated Employees and all former ICN Group Employees arising out of their employment with or termination of employment from the ICN Group, including without limitation, all vacation pay, severance, annual or long-term incentives, commissions, and any benefits due them under Employee Benefit Plans. Without limiting the generality of the foregoing, Exchanging Group shall be responsible for and discharge any and all severance obligations to ICN Group employees prior to the Closing so that any subsequent termination from employment by 360 of a former ICN Group employee will not cause 360 to incur any obligations for severance related to service as an ICN Group employee. 360 shall not be responsible for any liabilities to, claims of, or employment obligations with respect to Terminated Employees or any former ICN Group Employees arising out of their employment with or termination of employment from the ICN Group.
Exchanging Group shall cause the ICN Group members to comply with WARN (other than as contemplated by Section 6.10(f)), to the extent applicable, and to comply with the requirements of ERISA Sections 601- 607 and Code Section 4980B with respect to the Terminated Employees. Exchanging Group will retain all assets of and be responsible for all liabilities arising through the Closing under the Employee Benefit Plans (whether or not terminated) with respect to ICN Group employees and former ICN Group employees. 360 shall not acquire any rights or interests of Exchanging Group or any Subject Entity in, or assume or have any obligations or liabilities of Exchanging Group or any Subject Entity under, any Employee Benefit Plan.

     (e) Any New System 360 Employees shall be employees at will and shall not be credited for any purpose at 360 with any service with the ICN Group, except as provided in the following sentence. New System 360 Employees (i) shall be credited under 360's Retirement Savings Plan, solely for purposes of initial eligibility to participate with continuous service with the ICN Group immediately prior to the Closing Date; and (ii) shall be eligible to participate as of the Closing Date in 360 medical and dental plans (other than for benefits payable in retirement) for which they are otherwise eligible without any waiting periods, without any evidence of insurability and without application of any preexisting physical or mental condition restrictions except to the extent applicable under the System Welfare Plans, but counting, for the year in which the Closing occurs, claims incurred prior to the Closing Date for purposes of applying deductibles, out of pocket maximums and other benefit maximums to the extent such amounts were so counted under the System Welfare Plans. Exchanging Group shall cause the ICN Group to provide, promptly after Closing, to 360 or its designees, such information as 360 shall reasonably request to count such claims incurred for such purposes.

     (f) 360 agrees to assume all liability and obligation under WARN in connection with the termination of the employment of employees at the Avoca, Pennsylvania location pursuant to Section 6.10(a) or by 360 thereafter (hereafter referred to as 6.10(a) termination) and agrees to indemnify and hold Exchanging Group harmless of and from any liabilities, claims, costs or expenses asserted against, or required to be paid by, Exchanging Group in connection with the failure to comply with WARN at the Avoca, Pennsylvania location as a result of such 6.10(a) termination, provided, however, 360 shall not be liable for any WARN liability, or obligation incurred as a result of any other plant closing, termination, or mass layoff as defined in WARN, provided, further, if 360 so directs, the Exchanging Group shall provide WARN notices to employees at the Avoca, Pennsylvania location and appropriate government officials in the form provided by 360 within 5 days of receipt of such direction.

         6.11     Effective Date for Partnership Allocations and Distributions.

     (a) 360 and Exchanging Group acknowledge and agree that all allocations of profits, losses or other such items under the Partnership Agreements which relate solely to any Minority Partnerships' ordinary income or loss for any such Minority Partnership's fiscal year 1996 (the "Closing Fiscal Year") (specifically excluding therefrom any gain, profit, loss or other items relating to the sale or other disposition of any capital asset), shall be allocated for purposes of the prorations by allocating to Exchanging Group 1/365th of the distributive share of such items each member of Exchanging Group, as the case may be, would have received had it remained a general or limited partner, as the case may be, in the Minority Partnerships for the entire Closing Fiscal Year multiplied by the number of days during the Closing Fiscal Year up to and including the Closing Date that each member of Exchanging Group, as the case may be, was a partner of the Minority Partnerships and allocate to 360 the balance. 360 and Exchanging Group acknowledge and agree that all allocations of profits, losses or other such items under the Partnership Agreement which relate to any Partnerships' (other than the Minority Partnerships') income or loss for any such Partnership's Closing Fiscal Year shall be allocated using the closing of the books method as of the Closing Date.

     (b) Exchanging Group and 360 acknowledge and agree that all allocations of profits, losses and other such items under the Partnership Agreements which relate to the sale or other disposition of any capital asset by any Minority Partnerships shall be allocated to Exchanging Group if such sale or disposition occurred prior to the Closing Date and shall be allocated to 360 if such sale or disposition occurred subsequent to the Closing Date.

     (c) All calculations and determinations for the Closing Fiscal Year of ordinary income and loss and the gain or loss from the sale or disposition of capital assets shall be made by each Partnership's accountants (subject to the review of 360's accountants) on the basis of each Partnership's past practices, consistently applied, and such calculations and determinations shall be final and binding on Exchanging Group and 360, and the cost thereof shall be borne jointly and severally by Exchanging Group.

         (d) Except for any distributions from the Minority Partnerships made in 1996 which shall be for the account of Exchanging Group, from and after the Closing Date, all distributions made by the Partnerships in respect of the Partnership Interests shall be for the account of 360 whether such distribution relates to profits earned prior to the Closing Date or otherwise.

         (e) Exchanging Group agrees that if any Partnership distributes any cash directly to Exchanging Group which cash distribution was intended to be or should have been made to 360, then Exchanging Group shall promptly, but in any event within 5 business days, forward such distribution to 360.

     (f) After the Closing, the parties shall cooperate as reasonably necessary to effect a smooth accounting transition of ICN, the Controlled PA Partnerships, CCTS and WCTC to 360's accountants and agents. The parties will cause the financial books and records of said entities to be closed as close as possible to the Closing Date to in effect reflect two short years, one from January 1, 1996 to the Closing Date and the other from the Closing Date to December 31, 1996. Accounting methods shall be used in closing such books which shall be consistent with those methods used in prior years and which do not have the effect of distorting income or expenses, except that state, local and other taxes based on items other than income or sales (such as real estate taxes) shall be computed for the twelve (12) months beginning January 1, 1996 and prorated on a time basis for the different short years.

         6.12     Welfare Benefit Plans.

         (a) Prior to or as of the Closing Date, Exchanging Group shall cause the ICN Group to cease participation as participating employers effective as of the Closing in all System Employee Plans that are Employee Welfare Benefit Plans (the "System Welfare Plans").

     (b) With respect to any Employee Welfare Benefit Plan under which a Subject Entity is a plan administrator, plan sponsor or contributing employer, Exchanging Group shall cause, effective no later than the Closing, such member to withdraw as plan administrator or contributing employer, and to transfer plan sponsor responsibilities or obligations to Exchanging Group or an entity or entities designated by Exchanging Group and reasonably acceptable to 360, which entity or entities will thereby assume and become fully responsible for all such responsibilities.

         6.13     Pension Benefit Plans.

         (a) Prior to or as of the Closing Date, Exchanging Group shall cause the ICN Group to cease participation as participating employers effective as of the Closing in all System Employee Benefit Plans that are Employee Pension Benefit Plans (the "System Pension Plans").

     (b) With respect to any Employee Pension Benefit Plan under which a Subject Entity is a plan administrator, plan sponsor or contributing employer, Exchanging Group shall cause, effective no later than the Closing, such member to withdraw as plan administrator or contributing employer, and to transfer plan sponsor responsibilities or obligations to Exchanging Group or an entity or entities designated by Exchanging Group and reasonably acceptable to 360, which entity or entities will thereby assume and become fully responsible for all such responsibilities.

     6.14  Restrictive  Legends.  Unless and until  otherwise  permitted by this
Section 6.14, each certificate for 360 Shares issued pursuant to this Agreement or to any subsequent transferee of such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, or unless an exemption from such registration is available."

     6.15 Standstill Provision. From the date hereof until the end of the Standstill Period, the Exchanging Group, together with their respective directors, officers, stockholders, partners and Affiliates, shall not, without the prior written consent of the Board of Directors of 360, directly or indirectly, acquire or offer to acquire any Equity Securities of 360, any interest therein or voting rights with respect thereto which would cause their Beneficial Ownership interest to exceed, in the aggregate, 10% of the issued and outstanding shares of 360 Voting Stock. Notwithstanding the foregoing, (a) Exchanging Group shall not be in breach of this provision if their Beneficial Ownership exceeds 10% as a result of buy-backs, redemptions, cancellations or other retirements of 360 Voting Stock but may not increase its Beneficial Ownership to an amount more than the greater of (i) 10% or (ii) the percentage resulting from such buy-back, redemption, cancellation or other retirement of 360 Voting Stock, and (b) Exchanging Group shall be entitled to increase its Beneficial Ownership to an amount not greater than 10% of the issued and outstanding shares of 360 Voting Stock in the event that there are additional issuances of 360 Voting Stock.

     6.16 Registration Rights. At Closing, Exchanging Group and 360 shall enter into a Registration Rights Agreement permitting the Exchanging Group to have, during the first three (3) years following the Closing, (a) two (2) piggyback registration rights with respect to the 360 Shares subject to normal underwriter restrictions, provided that Exchanging Group may exercise such rights only if
(i) there is room for Exchanging Group in such registration after 360's determination of the amount of shares it desires to register, after any Person with demand registration rights exercises such rights and pro-rata with any other Persons with piggyback registration rights, (ii) such rights may be exercised only with respect to registration statements for which 360 has registered Voting Stock, and (iii) Exchanging Group shall pay the incremental cost of including its shares in such registration, and (b) one (1) demand registration right with respect to the 360 Shares in the event of a Change of Control Triggering Event, provided that Exchanging Group shall pay all costs and expenses in connection with such demand registration. Exchanging Group shall not exercise any piggyback or demand registration rights in connection with a "shelf" registration. The Registration Rights Agreement shall also contain customary provisions relating to information blackout periods and financial statement blackout periods during which times 360 shall not be obligated to register the 360 Shares.

         SECTION 7 CONDITIONS TO OBLIGATION OF EXCHANGING GROUP TO CLOSE. The obligation of Exchanging Group to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by Exchanging Group) of each of the following conditions on or prior to the Closing
Date:


     7.1 Representations and Warranties. The representations and warranties of 360 contained in this Agreement shall have been true on and as of the date of this Agreement and shall be true on and as of the Closing Date in all material respects as though such representations and warranties are made on and as of the Closing Date, and 360 shall have delivered to Exchanging Group a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

     7.2 Compliance with Agreement. 360 shall have performed and complied in all material respects with all covenants and conditions to be performed or complied with by it on or prior to the Closing Date, and 360 shall have delivered to Exchanging Group a certificate of its President or a Vice President, dated the Closing Date, to the foregoing effect.

         7.3 No Adverse Proceeding. As of the Closing Date, there shall not be pending any suit, action or other proceeding by any governmental agency, commission, bureau, or body in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

     7.4 Necessary Consents. At the Closing, (i) Exchanging Group and 360 shall have obtained all FCC and HSR consents and approvals required for the transfer of the ICN Shares, the CCTS Shares, and the Partnership Interests to 360 or its designees, (ii) the waiting periods under the HSR Act shall have expired or been otherwise terminated without objection or upon satisfaction of any of the relevant federal authorities ("HSR Termination"), (iii) the Final Approval shall have been received, and (iv) all FCC Licenses necessary to own and operate the System as it is now conducted shall have been obtained.

     7.5 Material Adverse Change/Change of Control. Since the date hereof, no change in the business, financial condition, operations or results of operations of 360 which has had a Material Adverse Effect shall have occurred or be continuing with respect to the 360 System and no Change of Control, which has resulted in any of the Rating Agencies to rate the Senior Notes below a rating of BB (or equivalent designation), shall have occurred.

     7.6 Legal Opinion. Exchanging Group shall have received the opinion of Sonnenschein Nath & Rosenthal, outside legal counsel for 360, and/or the opinion of Kevin C. Gallagher, Vice President and Senior General Counsel of 360, each dated the Closing Date, substantially to the effect that:

     (a) 360 is duly organized, validly existing in good standing under the laws of the State of Delaware and qualified to do business as a foreign corporation where applicable, except for jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

     (b) All requisite corporate action has been taken by 360 to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, the issuance and delivery of the 360 Shares and 360 Notes, and this Agreement and the 360 Notes have been duly executed and delivered by 360 and are the legal, valid and binding obligations of 360 enforceable in accordance with their respective terms, subject to the Enforceability Exceptions.

     (c) The execution and delivery of this Agreement by 360 does not, and the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not, (a) violate, conflict with or result in a breach of default under the

Amended and Restated Certificate of Incorporation, as amended, or Amended and Restated By-Laws of 360, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination or acceleration of any material contract, agreement, indenture, mortgage, loan agreement, lease, sublease, license, sublicense, franchise, permit, obligation or instrument to which 360 (or any Affiliate) is a party or by which 360 o or any Affiliate is bound or affected or to which any of their respective assets are bound or affected or result in the creation or imposition of any Lien upon any of their respective assets; or (c) to such counsel's knowledge, violate or require any consent or notice under any law, statute, regulation, rule, judgment, decree, order, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which 360 or any Affiliate or any of their respective assets are subject,or by which 360 or any Affiliate or any of their respective assets are bound or affected.

     (d) No material consent, approval, order, or authorization of, or registration, declaration, or filing with, any governmental authority is required in connection with the execution and delivery of this Agreement by 360 or the performance by 360 of the transactions as provided herein, excepting such filings and consents as have been duly made or obtained by 360 or are required to be made or obtained by Exchanging Group with respect to the assignment of Licenses, Contracts and Leases, as to which no opinion need be expressed.

     (e) The 360 Shares are validly authorized and issued and are fully paid and nonassessable, free of preemptive rights and have not been issued in violation of federal or state securities laws and are free and clear of all Personalty Liens other than Personalty Liens created or suffered to exist by Exchanging Group. To the knowledge of counsel, there are no outstanding warrants, options, commitments or rights of any kind to acquire from 360 or any third party any 360 Shares and there are no voting agreements, voting trust agreements or shareholder or similar agreements relating to the 360 Shares.

     (f) Upon the delivery of the 360 Notes to Exchanging Group at Closing in accordance with the terms of this Agreement, Exchanging Group will have good title to the 360 Notes, free and clear of all Personalty Liens other than Personalty Liens created or suffered to exist by Exchanging Group.

     In rendering such opinion, such counsel may rely on certificates of officers of 360 with respect to factual matters and opinions of other counsel (including in-house counsel at 360). The scope of the knowledge of counsel shall be set forth in such opinion and shall be subject to the ABA Accord on Legal Opinions.

     SECTION 8 CONDITIONS TO OBLIGATION OF 360 TO CLOSE. The obligation of 360 to consummate the transactions contemplated by this Agreement is subject to the satisfaction (unless waived in writing by 360) of each of the following conditions on or prior to the Closing Date:

     8.1 Representations and Warranties. The representations and warranties of Exchanging Group contained in this Agreement shall be true on and as of the date of this Agreement and shall be true on and as of the Closing Date in all material respects as though such representations and warranties are made on and as of the Closing Date, and each member of the Exchanging Group shall have delivered to 360 a certificate executed by the member of the Exchanging Group or on behalf of such member by its President or a Vice President or its General Partner, dated the Closing Date, to the foregoing effect.

     8.2 Compliance with Agreement. Exchanging Group shall have performed and complied in all material respects with all covenants and conditions to be performed or complied with by them on or prior to the Closing Date, and each member of Exchanging Group shall have delivered to 360 a certificate executed by the member of Exchanging Group or on behalf of such member by its President or a Vice President or its General Partner, dated the Closing Date, to the foregoing effect.

         8.3 No Adverse Proceeding. As of the Closing Date, there shall not be pending any suit, action or other proceeding by any governmental agency, commission, bureau, or body in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

     8.4 Necessary Consents. At the Closing, (i) Exchanging Group and 360 shall have obtained all FCC and HSR consents and approvals required for the transfer of the ICN Shares, the CCTS Shares and the Partnership Interests to 360 or its designees and all material consents and approvals from third parties to the Contracts and Leases, (ii) the HSR Termination shall have occurred, (iii) the Final Approval shall have been received and (iv) all Licenses necessary for the 360 Group to own and operate the System as it is now conducted shall have been obtained. For purposes hereof "material consents and approvals from third parties to the Contracts and Leases" shall mean all consents and approvals, the failure of which to obtain would have a Material Adverse Effect on (i) the business or operations of the System or (ii) the coverage provided by any Subject Entity in each portion of the Market that it serves.

         8.5      No Material Adverse Change.

         (a) Other than changes resulting from conditions affecting the telecommunications or cellular telephone industry generally and except for the transactions contemplated by this Agreement, since the date hereof, there has not been any change that has occurred and is continuing in the financial condition or results of operations of the Subject Entities or the System which has had a Material Adverse Effect.

         (b) Other than changes resulting from conditions affecting the telecommunications or cellular telephone industry generally and except for the transactions contemplated by this Agreement, since the date hereof, there has not been any change that has occurred and is continuing which has had a Material Adverse Effect on (i) the operations of the Subject Entities or the System or
(ii) the coverage provided by any Subject Entity in each portion of the Market that it serves.

     8.6 Opinion of FCC Counsel. Exchanging Group shall have delivered to 360 an opinion of FCC counsel for Exchanging Group ("FCC Counsel") reasonably acceptable to 360, in form and substance reasonably satisfactory to 360 (which opinion shall expressly provide that it may be relied upon by any assignee permitted pursuant to Section 12.4), to the effect that:

         (a) Subject Entities have been issued and hold the FCC Licenses listed on Annex A to the opinion. All FCC Licenses are in full force and effect. Except as disclosed on Annex B to the opinion, all applicable administrative and judicial appeal, review and reconsideration periods have expired without the timely filing of any such appeal or request for review or reconsideration and without the FCC having instituted review of the grant of any of the FCC Licenses on its own motion; and

         (b) There is no issued or outstanding notice of violation, order to show cause, material complaint or investigation by or before the FCC regarding any of the FCC Licenses, and no such notice, order, complaint or investigation threatens or might adversely affect any of the FCC Licenses or result in any substantial adverse effect on the 360 's ownership or operation of the Exchanged Assets or assets of the Subject Entities, nor is there any pending or, to the best knowledge of such counsel, threatened action or matter that would lead counsel to believe that any of the FCC Licenses will not be renewed in the ordinary course. To the best knowledge of such counsel, after reviewing the records on public file with the FCC, Exchanging Group has filed with the FCC all reports, documents, instruments and information required to be filed pursuant to the rules and regulations of the FCC.

         (c) The necessary FCC consents to the assignment of the FCC Licenses to 360 are in full force and effect and have become a Final Order.

     8.7 Legal Opinion. 360 shall have received the opinion of Gould & Ratner, outside legal counsel to Exchanging Group, dated the Closing Date, substantially to the effect that:

         (a) ICN is duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and qualified to do business as a foreign corporation in the States of Pennsylvania, Kentucky, West Virginia and Ohio which is each jurisdiction where the ownership of its assets or the conduct of its operations requires such qualification except for jurisdictions where the failure to so qualify would not have a Material Adverse Effect. Ohio LP, Cell Plus and ICNP are duly organized and validly existing under the laws of the State of Illinois and qualified to do business as a foreign limited partnership in each jurisdiction where the ownership of their respective assets or the conduct of their respective operations requires such qualification except for jurisdictions where the failure to so qualify would not have a Material Adverse Effect. CCI, Ohio RSA, QCCO, C-Plus and QCPC are duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. The Subject Entities and the Minority Partnerships are duly organized and validly existing under the laws of their respective jurisdictions of organization and qualified to do business in each jurisdiction where the ownership of their respective assets or the conduct of their respective operations requires such qualification except for jurisdictions where the failure to so qualify would not have a Material Adverse Effect. HCNI is a limited partnership duly formed and validly existing under the laws of the State of Illinois. The Subject Entities have all requisite power and authority and all licenses, permits and authorizations necessary to own, lease and operate their respective properties and carry on their respective businesses as now conducted.

         (b) All requisite corporate or partnership action, as the case may be, has been taken by Exchanging Group and HCNI to authorize the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and this Agreement and the other agreements contemplated hereby have been duly executed and delivered by
Exchanging Group and HCNI and constitute the legal, valid and binding obligations of Exchanging Group and HCNI, enforceable against each member of Exchanging Group and HCNI in accordance with its terms, except for the Enforceability Exceptions.

         (c) The execution,  delivery and  performance by the Exchanging  Group, the Subject Entities and HCNI of the Agreement and the other agreements contemplated thereby to which such Person is a party and the consummation of the transactions contemplated thereby do not and will not (a) violate, conflict with or result in any breach of any provision of their respective articles of incorporation or bylaws or partnership agreements, as the case may be; (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination or acceleration of any contract, agreement, indenture, mortgage, loan agreement, lease, sublease, license, sublicense, franchise, permit, obligation or instrument to which the Exchanging Group, any Subject Entity or HCNI is a party or by which the Exchanging Group, any Subject Entity or HCNI is bound or affected or to which any of their respective assets are bound or affected or result in the creation or imposition of any Lien upon any of their respective assets; (c) require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other Person or entity under, the provisions of any law, statute, rule, regulation, judgment, order or decree or any contract, agreement, lease, sublease, license, sublicense, franchise, permit, indenture, mortgage, obligation or instrument to which the Exchanging Group, any Subject Entity or HCNI is subject, or by which the Exchanging Group, any Subject Entity or HCNI is bound or affected or to which any of their respective assets are bound or affected and of which counsel has knowledge, except such filings and consents as have been duly made or obtained by Exchanging Group or (d) violate or require any consent or notice under any law, statute, regulation, rule, judgment, decree, order, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which the Exchanging Group, any Subject Entity or HCNI or any of their respective assets are subject, or by which the Exchanging Group, any Subject Entity or HCNI or any of their respective assets are bound or affected.

         (d) Except as disclosed in Schedule 3.28 of this Agreement, there are no actions, suits, proceedings, hearings, orders, charges, complaints or claims pending or, to the knowledge of such counsel, threatened against or affecting the Subject Entity or its assets (or pending or, to the knowledge of such counsel, threatened against or affecting any of the officers, directors, employees, stockholders or partners of any Subject Entity, in their capacity as such), or to which any Subject Entity or its assets may be bound or affected, at law or in equity, or before or by any federal, state, municipal, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; nor are there any pending or, to the knowledge of such counsel, threatened investigations; no Subject Entity is subject to any judgment, order or decree of any court or governmental agency; to our knowledge, neither Exchanging Group nor any Subject Entity has received any opinion or memorandum or legal advice from legal counsel to the effect that any Subject Entity is exposed, from a legal standpoint, to any material liability or disadvantage and no Subject Entity is engaged in any legal action to recover monies due it or for damages sustained by it which would have a Material Adverse Effect.

         (e) The ICN Shares, the CCTS Shares and the WCTC Shares are validly authorized, issued, fully paid and nonassessable, free of preemptive rights and have not been issued in violation of federal or state securities laws. The Partnership Interests (other than the Minority Partnership Interests) are validly authorized, issued, fully paid and nonassessable, free of preemptive rights and have not been issued in violation of federal or state securities laws. To its knowledge based solely on a review of the stock record books and inquiry of those Persons set forth on Schedule 1.1 to the Agreement, the ICN Shares, the CCTS Shares and the WCTC Shares are owned of record and beneficially by, (i) the Persons listed on Schedule I to the Agreement, with respect to the ICN Shares, (ii) Cell Plus, with respect to the CCTS Shares, and (iii) CCTS and the Persons listed on Schedule 3.9 to the Agreement, with respect to the WCTC Shares, free and clear of all Personalty Liens and other restrictions on transfer (other than restrictions under the Securities Act and state securities laws or created or suffered to be caused by 360 ). No other classes of capital stock of ICN, CCTS or WCTC are issued or outstanding; except as disclosed in
Schedule 3.7 of this Agreement and the Partnership Agreements, counsel does not know of any outstanding or authorized warrants, options, commitments or rights of any kind to acquire from any Subject Entity or any third party any ICN Shares, CCTS Shares, WCTC Shares or Partnership Interests; except as disclosed in Schedule 3.7 of this Agreement, counsel does not know of any outstanding or authorized options, warrants, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements to which ICN, CCTS or WCTC is a party or which are binding upon ICN, CCTS or WCTC providing for the issuance, disposition or acquisition of any of its capital stock or any securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock or any other security of ICN, CCTS or WCTC; to its knowledge, there are no outstanding or authorized stock appreciation, phantom stock or other similar rights with respect to ICN, CCTS or WCTC; except as disclosed in the Agreement, counsel knows of no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of ICN, CCTS or WCTC; and except as disclosed in this Agreement, ICN, CCTS or WCTC is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

         (f) To counsel's knowledge, no Subject Entity owns or controls (directly or indirectly) any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other Person, except as set forth on Schedule 3.3 to the Agreement.

     (g) The instruments for the transfer of the ICN Shares, the CCTS Shares and the Partnership Interests delivered to 360 at the Closing are sufficient to transfer and vest in 360 title to the ICN Shares, the CCTS Shares and the Partnership Interests, free and clear of all Personalty Liens and other restrictions on transfer (other than restrictions under the Securities Act and state securities laws and liens created or suffered to exist by 360). Based solely on a review of the Partnership Agreements, the ownership of the Partnership Interests is as set forth in the Partnership Agreements.

         In rendering such opinion, such counsel may rely on certificates of officers of Exchanging Group with respect to factual matters and opinions of other counsel. The scope of the knowledge of counsel shall be set forth in such opinion and shall be subject to the ABA Accord on Legal Opinions.

     8.8 Other Documentation. 360 shall have received all of the documents and showings required to be delivered by Exchanging Group at the Closing pursuant to this Agreement, and such other documentation reasonably requested by counsel to 360 and necessary and appropriate to complete the transactions contemplated hereby.

         SECTION 9  THE CLOSING; TERMINATION OF AGREEMENT.

     9.1 The Closing. The completion of the transfer ("Closing") of the ICN Shares, the CCTS Shares and Partnership Interests shall be on a date as may be agreed upon by 360 and Exchanging Group within ten (10) Business Days after the later of the date of the HSR Termination and the date of Final Approval, unless such time is extended or shortened as may be agreed upon by 360 and Exchanging Group, provided that each of the conditions precedent set forth in Sections 7 and 8 have been satisfied ("Closing Date"). The Closing shall be held at the offices of Gould & Ratner, 222 N. LaSalle Street, Chicago, Illinois 60601, or if so requested and agreed by Exchanging Group, at the offices of 360 or its counsel. At the Closing, all of the transactions provided for in Section 2 hereof shall be consummated on a substantially concurrent basis.

         9.2   Termination.   Anything  in  this   Agreement   to  the  contrary
notwithstanding, this Agreement and the transactions contemplated hereby may be terminated in any of the following ways at any time before the Closing:

         (a) At any time prior to Closing, by mutual written consent of 360 and Exchanging Group;

     (b) By either 360, on the one hand, or the Exchanging Group, on the other hand, if there has been a material misrepresentation or breach of warranty or breach of covenant on the part of the other party with respect to the representations and warranties or covenants set forth in this Agreement and the non-breaching party has provided written notice thereof to the breaching party and a reasonable opportunity to cure (which cure period shall not extend beyond March 31, 1997) or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligation to consummate the transactions contemplated hereby, unless such terminating party's breach of this Agreement has caused the condition to be unsatisfied;

     (c) By 360, if any of the conditions set forth in Article 8 of this Agreement have not been satisfied on or before March 31, 1997, and such condition or conditions have not been waived by 360, provided, however, (i) in the case of a third party protest in connection with the Licenses, the parties agree to contest the protest in good faith notwithstanding the dates set forth in this Section 9.2(c) for a period not to extend beyond November 30, 1997 and
(ii) 360 is not then in default of any obligation hereunder; or

         (d) By Exchanging Group, if any of the conditions set forth in Article 7 of this Agreement have not been satisfied on or before March 31, 1997, and such condition or conditions have not been waived by Exchanging Group, provided, however, (i) in the case of a third party protest in connection with the Licenses, the parties agree to contest the protest in good faith notwithstanding the dates set forth in this Section 9.2(d) for a period not to extend beyond November 30, 1997 and (ii) Exchanging Group is not then in default of any obligation hereunder.

         In the event this Agreement is terminated pursuant to this Section 9.2, all further obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 12.6 and 12.8, except that nothing in this
Section 9.2 shall relieve any party hereto of any liability for such party's breach of this Agreement.

         9.3 Risk of Loss. The risk of any loss to the System Assets or the Subject Entities and all liability with respect to injury and damage occurring in connection therewith shall be the sole responsibility of Exchanging Group until the completion of the Closing. If any material part of such properties shall be damaged by fire, other casualty or other Force Majeure Event prior to the Closing hereunder, 360 shall have the right and option:

         (a) if the Closing would be delayed by thirty (30) days or more in order to repair the damaged property (but not beyond March 31, 1997), to terminate this Agreement, without liability to Exchanging Group; or

     (b) to proceed with Closing hereunder, in which event such casualty shall not constitute a breach by Exchanging Group of any representation, warranty or covenant in this Agreement, and, at the election of 360, Exchanging Group shall either (i) provide 360 with a credit against the Working Capital, (ii) if Working Capital is or would become negative after application of this Section 9.3, pay such amount in cash to 360, (iii) if such cash is unavailable, offset against the principal portion of the 360 Notes, an amount equal to the replacement value of the property so damaged, (iv) pay to 360 the insurance proceeds arising from such casualty, or (v) have the right to extend the Closing for a reasonable period (not to exceed November 30, 1997) in order for Exchanging Group to cause the repair and replacement of the System Assets damaged or destroyed by such casualty to the reasonable satisfaction of 360. As used in this Section 9.3, "Force Majeure Event" shall mean acts of God or weather related events.

     9.4 Deliveries by Exchanging Group at the Closing. At the Closing, Exchanging Group shall deliver, or cause to be delivered, to 360, the following items:

         (a)      The duly executed officer's certificate referred to in Section
8.1 and 8.2.

         (b)      The consents referred to in Section 8.4.

         (c) Certificates representing the ICN Shares registered in the name of Exchanging Group, duly endorsed by the applicable members of Exchanging Group for transfer, and/or accompanied by an assignment of the ICN Shares duly executed by the applicable members of Exchanging Group.

         (d) Certificates representing the CCTS Shares registered in the name of Cell Plus, duly endorsed by Cell Plus (or the applicable stockholders of CCTS) for transfer, and/or accompanied by an assignment of the CCTS Shares duly executed by Cell Plus (or the applicable stockholders of CCTS).

         (e) The Partnership Interest Assignment Agreement executed by the partners of Ohio LP and Cell Plus conveying the Ohio LP Interests and Cell Plus Interests to direct subsidiaries of 360 .

         (f) The duly executed Exchanging Group Assumption Agreement and such other agreements, each dated the date immediately prior to the Closing Date, as are reasonably necessary to evidence the joint and several assumption by the Exchanging Group of the Non-Retained Liabilities.

         (g) Articles and Agreements of Merger, in the form reasonably approved by 360 , in connection with the merger of ICN into direct subsidiaries of 360 and direct subsidiaries of 360 into CCTS.

         (h) Amended partnership agreements of Ohio LP and Cell Plus, effective as of the Closing Date, in a form satisfactory to 360 .

         (i) Resignations of all officers and directors of ICN, CCTS, WCTC and the Controlled Partnerships and the resignations of all Tax Matters Partners of the Controlled Partnerships (other than Cell Plus, Ohio LP and WPCLP, the resignations of Tax Matters Partners for taxable years beginning after the Closing which shall be provided after filing of the income tax returns for such partnerships pursuant to Section 11 hereof).

     (j) Terminations of all agreements with Affiliates dated the date prior to the Closing Date (other than those agreements with Affiliates which 360 may expressly agree to assume in writing at or prior to Closing), including, a termination executed by all ICN Shareholders terminating that certain Second Amended and Restated Stockholder Agreement of ICN dated September 1, 1994 and a termination of the Partnership Interest and Stock Priority Agreement dated August 22, 1994 among Exchanging Group, Subject Entities and certain of their Affiliates.

         (k) Certificates of the Secretary or an Assistant Secretary or a General Partner of each member of Exchanging Group dated the Closing Date: (i) as to the incumbency and signatures of the officers or representatives of each member of Exchanging Group executing this Agreement and each of the ancillary agreements and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary or General Partner; and (ii) certifying attached resolutions of the Board of Directors and shareholders and or Partners of such member of Exchanging Group, which authorize and approve the execution and delivery of this Agreement and each of the ancillary agreements to which Exchanging Group is a party and the consummation of the transactions contemplated hereby and thereby.

         (l)      The legal opinions referred to in Sections 8.6 and 8.8.

         (m) Releases by (i) the lenders (including UCC-3 termination statements) under that certain Loan Agreement dated as of September 9, 1994, as amended, by and among ICNP and Toronto Dominion (Texas), Inc., as Administrative Agent for the lenders, of all the security interests (including subsidiary guarantees) and other Personalty Liens held by such parties in connection with the Toronto Dominion Debt, and (ii) releases (including UCC-3 termination statements) of any other Personalty Liens.

     (n) An assignment of the Swaps, if all requisite consents are obtained in accordance with Section 2.1 hereof.

     (o) Evidence in the form of a letter from The First National Bank of Chicago that Henry Crown and Company (Not Incorporated), an Illinois limited partnership ("HCNI"), has a tangible net worth equal to or in excess of the Cap.

     (p) Evidence that any Inventories not on hand at locations within the System have been, shipped F.O.B. shipping point.

     (q) An Inventory List updated as of the Closing (including description, number, carrying value and description of locations where held).

     (r) Wire transfers to 360 of any amounts due under Sections 5.4 and 5.5 hereof and wire transfers to Toronto Dominion Bank of any amounts by which the Toronto Dominion Debt exceeds $240,000,000.

    (s) The Registration Rights Agreement duly executed by Exchanging Group.

    (t) Evidence of cancellation or assumption of all intercompany notes included in Non-Retained Assets or Non-Retained Liabilities.

    (u) Sublease, and related consent, or new lease on terms and conditions reasonably acceptable to 360, in connection with any leased motor vehicles included in the System Assets.

    (v) Assignment by ICNP of its rights under all insurance policies relating to claims made for occurrences prior to Closing.

    (w) A waiver executed by CCI in connection with any rights of CCI to received accrued dividends or any other payments on or in connection with the ICN Preferred Shares and either (i) an acknowledgment by CCI that it has received at Closing consideration with a value in excess of $14.9 million for the ICN Preferred Shares, or (ii) a waiver executed by CCI in connection with the applicable provision of ICN's Certificate of Incorporation.

   (x) An assignment of the ICNP notes receivable relating to the Toronto Dominion debt to 360 or its designee.

   (y)  The Escrow Agreement as set forth in Section 10.6(a).

   (z) Evidence of termination of the Stock Pledge and Security Agreement dated July 12, 1994 among the Subject Entities and ICNP.

         (aa) A License granted by Exchanging Group to 360 to use the Trademarks as contemplated by Section 6.8 hereof.

         (ab) A list of Excluded ICN Employees as  contemplated  by Section 6.10
(c) hereof.

         (ac) A letter of direction executed by the partners of Cell Plus as contemplated by Section 2.6(a)(1) hereof.

         (ad) A letter of direction executed by the partners of Ohio LP as contemplated by Section 2.6(b) hereof.

         (ae) Such other documents as counsel for 360 may reasonably request.

         9.5 Deliveries by 360 at the Closing. At the Closing, 360 shall deliver, or cause to be delivered, to Exchanging Group, the following items:

         (a)  The duly executed officer's certificates referred to in Sections
7.1 and 7.2.

         (b) Certificates representing the 360Shares registered in the name of each member of Exchanging Group in accordance with Section 2 hereof.

         (c) The 360 Notes payable to each member of Exchanging Group in accordance with Section 2 hereof.

     (d) Certificates of the Secretary or an Assistant Secretary of 360 and such direct subsidiaries of 360 that are part of the subject transactions, dated the Closing Date: (i) as to the incumbency and signatures of the officers or representatives of 360 and such direct subsidiaries of 360 that are part of the subject transactions executing this Agreement and each of the ancillary agreements and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary; and (ii) certifying attached resolutions of the Board of Directors of 360 and such direct subsidiaries of 360 that are part of the subject transactions, which authorize and approve the execution and delivery of this Agreement and each of the ancillary agreements to which 360 and such direct subsidiaries of 360 that are part of the subject transactions are a party and the consummation of the transactions contemplated hereby and thereby.

         (e) A bill of sale, assignments of Trademarks and any other instruments and documents necessary to convey the Non-Retained Assets to an entity or entities designated by Exchanging Group pursuant to Section 2.8, each of which shall be dated the date prior to closing.

         (f) General releases of all former shareholders, officers and directors of ICN, CCTS and WCTC in connection with any and all actions they may have taken in such capacity on behalf of such entities (other than those actions which would constitute a breach of the representations, warranties, covenants and agreements contained herein), but excluding any and all actions constituting fraud or wilful misconduct, provided, however, that this release is conditioned upon compliance by HCNI with the terms and conditions of this Agreement.

         (g) The legal opinion referred to in Section 7.6.

         (h) The Registration Rights Agreement contemplated by Section 6.16.

         (i) An assumption of the Toronto Dominion Debt and the Swaps (if all requisite consents are obtained in accordance with Section 2.1 hereof).

         (j)      The Escrow Agreement as set forth in Section 10.6(a).

         (k) Such other documents as counsel for the Exchanging Parties may reasonably request.

         SECTION 10  REMEDIES UNDER THIS AGREEMENT.

         10.1     Survival of Representations and Warranties.

     (a) All of the representations and warranties of Exchanging Group set forth in this Agreement or in any document delivered by Exchanging Group or the Subject Entities pursuant to this Agreement will survive the Closing, and continue in full force effect until the date which is two years after the Closing Date except (i) in the case of the representations and warranties of Exchanging Group contained in Sections 3.1, 3.2, 3.26, 3.30 and 3.32, until 30 days after the expiration of the applicable statute of limitations or any extensions thereof with respect to the matter to which the claim relates, (ii) in the case of breaches of representations and warranties set forth in Sections 3.7, 3.8, 3.9, 3.10, 3.11, 3.14 (fourth sentence only), 3.16, 3.17 (fourth sentence  only),  3.29 and 3.36, as to which claims may be made at any time, and
(iii) in the case of breaches of  representations  and  warranties  set forth in
Section 3.6, as to which claims may be made for a period of ten (10) years following the Closing; it being understood that so long as the written notice referenced in Section 10.2(a), is provided on or prior to the expiration of the relevant time period, the 360 Indemnified Parties' rights to pursue indemnification for the applicable representation or warranty shall continue to survive until such matter is resolved.

     (b) All of the representations and warranties of 360 contained in Section 4 of this Agreement or in any certificate delivered by 360 pursuant to this Agreement will survive the Closing, and continue in full force effect until the date which is two years after the Closing Date except (i) in the case of the representations and warranties of 360 contained in Sections 4.1, 4.2, 4.3, and 4.7, until 30 days after the expiration of the applicable statute of limitations with respect to the matter to which the claim relates, and (ii) in the case of the representations and warranties of 360 contained in Section 4.9, as to which claims may be made at any time; it being understood that so long as the written notice referenced in Section 10.3 is provided on or prior to the expiration of the relevant time period, the Exchanging Group Indemnitees' rights to pursue indemnification for the applicable representation or warranty shall continue to survive until such matter is resolved.

         10.2     Indemnification Provisions for Benefit of the 360 .

     (a) In the event Exchanging Group breaches (or in the event a third party alleges facts that, if true, would mean Exchanging Group has breached) any of its representations or warranties contained in this Agreement or in any certificate delivered by Exchanging Group or Subject Entities pursuant to this Agreement and provided that a written claim for indemnification is made against Exchanging Group within the applicable survival period, then Exchanging Group agrees to indemnify 360, its Affiliates, and all of their respective directors, officers, employees and agents and assigns and such directors', officers', employees' and agents' heirs and assigns, (collectively, the "360 Indemnified Parties") from and against all Damages any 360 Indemnified Party suffers resulting from, arising from, arising out of, relating to, in the nature of or caused by such breach; provided, however, Exchanging Group will not have any obligation to indemnify any 360 Indemnified Party from and against any Damages resulting from, arising out of, relating to, in the nature of or caused by the breach of any representation or warranty of Exchanging Group contained in
Section 3 of this Agreement (other than the representations and warranties contained in Sections 3.1, 3.2, 3.7, 3.8, 3.9, 3.10, 3.11, 3.14 (subject to the last sentence of this section), 3.16 (subject to the last sentence of this section), 3.17 (fourth sentence only), 3.26, 3.30, 3.32 and 3.36) (i) until 360 has suffered aggregate Damages by reason of all such breaches in excess of $1,000,000 (the "Cushion") (after which point Exchanging Group will be obligated only to indemnify the 360 Indemnified Party from and against one-half of further Damages in excess of $1,000,000 and less than or equal to $2,000,000 and from and against further Damages in excess of $2,000,000) or (ii) notwithstanding anything to the contrary contained in this Agreement, to the extent that the aggregate Damages which the 360 Indemnified Parties have suffered by reason of all such breaches for which Exchanging Group has an indemnification obligation under Section 10.2(a) exceed $250,000,000 (after which point Exchanging Group will have no obligation to indemnify the 360 Indemnified Parties from and against further Damages in excess of $250,000,000) (the "Cap"). In the event that a claim for Damages is made by 360 against Exchanging Group pursuant to
Section 3.14 hereunder, 360 agrees to pursue such claim for Damages first against any title insurance company which may be responsible for such Damages. Notwithstanding anything contained herein to the contrary, Exchanging Group shall not be liable for any breach of the representations and warranties contained in Sections 3.14 or 3.16 solely as such breach relates to any parcel of Owned Real Property or Leased Real Property until (1) the aggregate Damages affecting a parcel of Owned Real Property or Leased Real Property as a result of such breaches exceed $1,000 (after which occurrence Exchanging Group shall be liable for the first dollar of Damages with respect to such parcel), or (2) the aggregate Damages affecting all parcels of Owned Real Property and Leased Real Property as a result of such breaches exceed $95,000 (after which occurrence Exchanging Group shall be liable for the first dollar of Damages with respect to all such parcels).

     (b) In addition, and notwithstanding the above limitations, Exchanging Group agrees to indemnify the 360 Indemnified Parties from and against any and all Damages which any 360 Indemnified Party suffers resulting from, arising from, arising out of, relating to, in the nature of or caused by any Non-Retained Liability (except to the extent the Cap and Cushion apply to the Non-Retained Liabilities set forth in clause (i) of the definition of Non-Retained Liabilities (other than to the extent that such Cap and Cushion are limited and inapplicable in certain cases as set forth in Section 10.2(a)) or the breach of any covenant or agreement of Exchanging Group contained herein or in the documents ancillary hereto, as to which claims may be made at any time. All of the covenants and agreements of Exchanging Group set forth in this Agreement or in any document delivered by Exchanging Group or the Subject Entities pursuant to this Agreement will survive the Closing. Any 360 Indemnified Party shall have the right to indemnity from Exchanging Group under this clause (b) for any matter covered hereby whether or not the claim for indemnity also may also be covered under clause (a) hereof.

     10.3 Indemnification Provisions for Benefit of Exchanging Group. In the event 360 breaches (or in the event any third party alleges facts that, if true, would mean 360 has breached) any of its representations, warranties or covenants contained in this Agreement or in any certificate delivered by 360 pursuant to this Agreement and provided that Exchanging Group makes a written claim for indemnification against 360 within the applicable survival period, then 360 agrees to indemnify Exchanging Group (including all partners, Affiliates, and all of their respective partners, directors, officers, employees and agents and such partners' directors', officers', employees' and agents' heirs and assigns) (the "Exchanging Group Indemnitees") from and against all Damages any Exchanging Group Indemnitee suffers resulting from, arising out of, relating to, in the nature of or caused by such breach; provided, however, 360 will not have any obligation to indemnify any Exchanging Group Indemnitee from and against any Damages resulting from, arising out of, relating to, in the nature of or caused by the breach of any representation or warranty of 360 contained in Section 4 of this Agreement (other than the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.7 and 4.9) (i) until Exchanging Group has suffered aggregate Damages by reason of all such breaches in excess of the Cushion (after which point 360 will be obligated only to indemnify the Exchanging Group Indemnitee from and against one-half of further Damages in excess of $1,000,000 and less than or equal to $2,000,000 and from and against further Damages in excess of $2,000,000) or (ii) notwithstanding anything to the contrary contained in this Agreement, to the extent that the aggregate Damages which the Exchanging Group Indemnitees have suffered by reason of all such breaches for which 360 has an indemnification obligation under this Section 10.3 exceed the Cap (after which point 360 will have no obligation to indemnify the Exchanging Group Indemnitee from and against further Damages in excess of the Cap. Notwithstanding the foregoing, nothing contained herein shall be construed as a waiver or limitation of any rights that Exchanging Group may have as a stockholder in 360. 360 further agrees to indemnify the Exchanging Group
Indemnitees from and against any and all Damages which any Exchanging Group Indemnitee suffers resulting from, arising from, arising out of, relating to, in the nature of or caused by any Retained Liability or the breach of any covenant or agreement of 360 contained herein or in the documents ancillary hereto, as to which claims may be made at any time. All of the covenants and agreements of 360 set forth in this Agreement or in any document delivered by 360 pursuant to this Agreement will survive the Closing.

         10.4 Notice; Right to Defend. Each party shall give prompt written notice to the other of the assertion or commencement of any claim, demand, investigation, action, suit or other legal proceeding in respect of which indemnity is or may be sought hereunder; provided, however, that this notice requirement shall not apply to any claim, demand, investigation, action, suit or other legal proceeding in which the parties are litigating claims against each other. Any claim, demand, investigation, action, suit or legal proceeding brought by one party against the other shall state with reasonable specificity the basis of such claim, including the section of this Agreement allegedly breached or inaccurate. The failure by any party to give such notice to the other party shall relieve such other party of its obligations under this
Section 10 if and only to the extent that it has been prejudiced by the lack of timely and adequate notice.

     The indemnifying party shall have the right and obligation to assume the defense or settlement of any third-party claim, demand, investigation, action, suit or other legal proceeding in respect of which it is obligated to provide indemnity hereunder; provided, however, that the indemnifying party shall not settle or compromise any such claim, demand, investigation, action, suit or other legal proceeding without the indemnified party's prior written consent thereto, unless the terms of such settlement or compromise discharge and release the indemnified party from any and all liabilities and obligations thereunder and do not involve a remedy other than the payment of money by the indemnifying party; and provided further that if the Damages in connection with such claim (from such claim alone or from aggregating such claim with all other Damages actually paid) will exceed the Cap, the indemnified party shall have the right to assume the defense or settlement of such claim, provided, however, that the indemnified party shall not settle or compromise such claim for any amount, all or a portion of which would be included under the Cap, without the indemnifying party's prior written consent. Notwithstanding the foregoing, (i) the indemnified party at all times shall have the right, at its option and expense, to participate fully in the defense or settlement of such claim, demand, investigation, action, suit or other legal proceeding; and (ii) if the indemnifying party does not proceed diligently to defend or settle such claim, demand, investigation, action, suit or other legal proceeding within a reasonable time after its receipt of notice of the assertion or commencement thereof, then (a) the indemnified party shall have the right, but not the obligation, to undertake at the expense of the indemnifying party the defense or settlement of such claim, demand, investigation, action, suit or other legal proceeding for the account and at the risk of the indemnifying party, and (b) the indemnifying party shall be bound by any defense or settlement that the indemnified party may make as to such claim, demand, investigation, action, suit or other legal proceeding. Exchanging Group and 360 agree that, for the purpose of enforcing any right of indemnity hereunder, the indemnified party may join the indemnifying party in any third-party claim, demand, investigation, action, suit or other legal proceeding as to which such right of indemnity would or might apply. Exchanging Group and 360 shall cooperate fully in defending or settling any third-party claim, demand, investigation, action, suit or other legal proceeding, and the defending or settling party shall have reasonable access to the books and records and personnel of the other party that are relevant to such claim, demand, investigation, action, suit or other legal proceeding.

         10.5 Adjustment for Insurance. The amount payable by the indemnifying party to the indemnified party hereunder shall be reduced (but not below zero) by any insurance proceeds actually collected (not subject to any retroactive adjustment or other reimbursement) by the indemnified party from unaffiliated third parties (net of the expenses of recovery) for the matter that is the subject of the indemnity (net of any insurance premium adjustments, and any subrogation or similar claims payable). If the indemnified party both collects any such insurance proceeds and receives a payment from the indemnifying party hereunder, and the sum of such proceeds and payment is in excess of the amount payable with respect to the matter that is the subject of the indemnity, then the indemnified party shall promptly refund to the indemnifying party the amount of such excess. The parties agree to make reasonable efforts to make claims against, and collect proceeds from, applicable insurance companies. Except as otherwise provided in the preceding sentences, the indemnified party's receipt of any such insurance proceeds shall not eliminate or reduce the obligations of the indemnifying party or the rights of the indemnified party hereunder.

         10.6     Payment of Damages.

     (a) Except as set forth in this Section 10.6, all Damages owed by any party shall be paid in cash. Upon written notice by the 360 Indemnified Parties to Exchanging Group of a claim for Damages for which the 360 Indemnified Parties would be entitled to a payment from Exchanging Group pursuant to Section 10.2 after the application of the Cushion, Cap and the other terms and provisions of such Section 10.2 (the "Disputed Amount"), 360 may, in its discretion, deliver the Disputed Amount from the next payments of Interest or Principal, as the case may be, due and owing under the 360 Notes (the "Holdback") to an escrow agent mutually agreeable to the parties ("Escrow Agent"), under and pursuant to the terms of a Holdback Escrow Agreement ("Escrow Agreement") to be entered into at Closing by 360, Exchanging Group and Escrow Agent ("Holdback Escrow"). The amount of any Holdback paid into the Holdback Escrow shall consist and be comprised of Principal, if applicable, and Interest consisting of 50% cash ("Cash Portion") and 50% capitalized Principal ("PIK Portion") pursuant to the terms of the 360 Notes. The amounts held in the Holdback Escrow shall be held by Escrow Agent until the dispute regarding Damages is resolved, in which case, 360 and Exchanging Group shall execute a joint order directing Escrow Agent to release the amounts held in the Holdback Escrow pursuant to such resolution. Interest accrued on the Principal and the Cash Portion shall be paid to the party(ies) receiving the distributions from the Holdback Escrow in the same proportion as the Principal and the Cash Portion of the Holdback are distributed to such party(ies). In the event that all or any portion of the Holdback Escrow is distributed to Exchanging Group, Interest that would have accrued on the applicable portion of the PIK Portion under the 360 Notes and been paid in cash or capitalized Principal on the next Interest Payment Date had the PIK Portion not been delivered into the Holdback Escrow shall be due and payable in full on the next applicable Interest Payment Date. In the event that all or a portion of the Holdback Escrow is distributed to 360 or 360 is paid in cash in lieu thereof by Exchanging Group in accordance with the following sentence, the applicable portion of the PIK Portion shall not be capitalized or become part of the Principal due and owing under the 360 Notes and no Interest shall be due or owing Exchanging Group on account thereof. Notwithstanding the foregoing, in the event that the dispute is resolved such that 360 is entitled to all or a portion of the amounts held in the Holdback Escrow, Exchanging Group may pay 360 cash in an amount equal to the amounts in the Holdback Escrow to which 360 is entitled in lieu of distribution of such amounts to 360 from the Holdback Escrow and, upon such cash payment, the parties shall execute a joint order directing the Escrow Agent to release all amounts held in the Holdback Escrow to Exchanging Group. The Escrow Agreement shall be in a form and contain such other terms and provisions as are reasonably acceptable to 360, Exchanging Group, Escrow Agent and their respective counsel.

     (b) In the event that the Exchanging Group Indemnitees would be entitled to a payment of Damages from 360 pursuant to Section 10.3 after the application of the Cushion, Cap and the other terms and provisions of such Section 10.3 or as a result of an Event of Default (as defined in the 360 Notes) under the 360 Notes, after the expiration of all applicable cure periods, Exchanging Group shall not be obligated to execute any joint order releasing amounts held in the

     Holdback Escrow to 360 (but only to the extent of the Exchanging Group Indemnitees' claim) and 360 and Exchanging Group agree that such amounts shall remain in the Holdback Escrow until such claim of the Exchanging Group Indemnitees is resolved at which time 360 and Exchanging Group agree to execute a joint order directing the Escrow Agent to release such amounts accordingly.

         10.7 Exclusive Remedy. In the absence of intentional or fraudulent misrepresentation or wilful misconduct, the indemnification provisions set forth in this Section 10.2 and 10.3 will constitute the sole and exclusive recourse and remedy for monetary damages available to the parties hereto with respect to the breach of any representation, warranty or covenant contained in this Agreement or in any certificate delivered pursuant to this Agreement.

         SECTION 11  POST-CLOSING MATTERS GENERALLY.

         11.1 Preparation of Tax Returns for Acquired Corporations and Certain Partnerships.

     (a) As soon as practicable after the Closing, 360 shall prepare proposed federal, state and local tax returns for the Acquired Corporations for the period ending on the Closing Date in a manner consistent with accounting methods used in prior years. 360 shall provide the proposed federal tax returns for the Acquired Corporations to the Exchanging Group, which shall review the proposed tax returns and provide 360 with comments concerning the proposed tax returns. After the parties have agreed to the form and content of the federal tax returns for the period ending on the Closing Date, 360 will sign and file such returns. If the parties are not able to agree as to the form or content of the tax returns for any Acquired Corporations, such dispute shall be resolved pursuant to Section 11.1(e). Any delays caused by 360 in the preparation and delivery of such tax returns which result in penalties or interest being imposed on Exchanging Group shall be borne solely by 360.

     (b) Exchanging Group will cause appropriate personnel to prepare usual and customary tax return packages for the tax period beginning January 1, 1996 and ending as of the Closing Date for Cell Plus, Ohio LP and WPCLP ("Exchanging Group Tax Controlled Partnerships"). These returns will be prepared in a manner consistent with accounting methods used in prior years. 360 will provide Exchanging Group with any necessary records attributable to the period prior to the Closing Date necessary for the preparation of such tax returns. Such tax return packages will be delivered to 360 upon completion. Exchanging Group agrees to include Section 754 elections with these final Federal returns. Exchanging Group will sign and file such returns.


     (c) For purposes of applying Section 6.11 hereof, 360 will cause appropriate personnel to calculate, using the closing of the books method, the taxable income, gain, loss, deductions and credits of ICN-Charleston and the Controlled PA Partnerships for the period beginning January 1, 1996, and ending as if the taxable year for such entities closed as of the Closing Date ("Mock Tax Returns"). 360 shall provide such Mock Tax Returns to the Exchanging Group, which shall review the proposed Mock Tax Returns and provide 360 with comments concerning such Mock Tax Returns within thirty days of receipt of the Mock Tax

Returns. If the parties are not able to agree as to the form or content of the Mock Tax Returns, such dispute shall be resolved pursuant to Section 11.1(e). Any delays caused by 360 in the preparation and delivery of such tax returns which result in penalties or interest being imposed on Exchanging Group shall be borne solely by 360.

     (d) If any  state  or  local  jurisdiction  in  which  any of the  Acquired
Corporations conducts business does not require or permit 360 to close the taxable year for any of the Acquired Corporations as of the Closing Date, then 360 shall (i) prepare and file state and local tax returns for such jurisdictions for the applicable taxable year in the manner determined appropriate by 360 in its discretion after consultation with Exchanging Group, and (ii) use the Federal returns as prepared under Section 11.1(a) to prepare hypothetical state and local tax returns (the "Hypothetical Returns") in order to determine the liability for Pre-Closing Tax in such jurisdictions which is to be paid by the Exchanging Group. 360 shall provide the Hypothetical Returns to the Exchanging Group, which shall review the proposed Hypothetical Returns and provide 360 with comments concerning the proposed Hypothetical Returns within thirty days of receipt of the Hypothetical Returns. If any tax liability is indicated on any Hypothetical Return, Exchanging Group shall pay such amount to 360 promptly upon agreement as to the amount of such liability. If the parties are not able to agree as to the calculation of the tax liability set forth on any Hypothetical Returns, such dispute shall be resolved pursuant to Section 11.1(e).

     (e) If the parties are unable to reach agreement with respect to any of the matters set forth in Sections 11.1(a), (c) or (d) above (but not Section 11.1(b)), the dispute shall be referred for binding resolution to the Accountants, which shall be selected and shall resolve the dispute in the manner prescribed in Section 2.7(e). The written decision of the Accountants shall be final and binding on the parties hereto and shall not be subject to dispute or review. Any fees or expenses payable to the Accountants shall be shared equally between Exchanging Group and 360. This procedure does not apply to the returns of the Exchanging Group Tax Controlled Partnerships described in Section 11.1(b) above.

         11.2     Ongoing Cooperation.

     (a) Exchanging Group and 360 shall cooperate fully with each other and make available or cause to be made available to each other in a timely fashion such tax data, prior tax returns and filings and other information as may be reasonably required for the preparation by 360 or Exchanging Group of any tax returns, elections, consents or certificates required to be prepared and filed by 360 or Exchanging Group and any audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes including, without limitation, sales taxes and sales tax audits. 360 and Exchanging Group will each retain for the applicable statute of limitations period or any extensions thereof, provide to the other party all records and other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, consult with the other party regarding all audits and examinations so as to permit each party to provide reasonable input and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each of 360 and Exchanging
Group will retain, for the applicable statute of limitations period or any extensions thereof, copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or on the Closing Date. 360 shall cooperate with Exchanging Group, and Exchanging Group shall cooperate with 360, to the extent reasonably necessary for each party's preparation of its financial statements and Tax Returns and in the sharing of financial and accounting information with respect thereto or with respect to any audit, examination, or other proceeding with respect thereto.

     (b) 360 will notify the Exchanging Group as soon as practicable after receipt by 360 of notification that any Federal, state or local taxing authority intends to audit the tax returns for the Acquired Corporations or the Controlled Partnerships for any period which could result in a determination which increases the amount of Pre-Closing Taxes. Exchanging Group will control such audit (i) to the extent to which the audit includes issues arising out of the transactions consummated under this Agreement, or (ii) when the issue involves solely Exchanging Group Pre-Closing Taxes. The determination by Exchanging Group to contest such adjustment with respect to Pre-Closing Taxes described in the preceding sentence shall be made by Exchanging Group at Exchanging Group's discretion. Exchanging Group shall bear all costs and expenses related to any such audit. In all other instances, 360 shall control the audit and shall provide relevant information to the Exchanging Group concerning the status and substance of any such audit and consult with Exchanging Group as to the handling of such audit. If 360 receives a notice of proposed adjustment in Taxes as a result of such audit which includes an increase in the amount of Pre-Closing Taxes, 360 shall consult with the Exchanging Group concerning the manner, if any, in which such adjustment shall be contested and if such contest is appropriate. The determination by 360 to contest any proposed adjustment with respect to Taxes (including Pre-Closing Taxes (with the exception of the second sentence of this Section 11.2(b)) shall be made by 360 at 360's discretion after consultation with Exchanging Group. 360 shall bear all costs and expenses related to such contest unless 360, at the written request of the Exchanging Group, contests a proposed adjustment with respect to Pre-Closing Taxes, in which event the Exchanging Group shall bear the portion of the costs of such contest (including reasonable attorneys' fees) determined in the manner agreed to in advance in writing by the parties. The parties will make reasonable efforts to cooperate with each other and coordinate all audits of the pre-Closing periods with audits of post-Closing periods regardless of which party is conducting the audit.

         11.3 Litigation Support. In the event and for so long as any party actively is contesting or defending against any third party charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Exchanging Group, the other party will cooperate with the contesting or defending party and its counsel in such contest or defense, make available its personnel, and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
Section 10), provided that this provision shall not apply to any claim by any member of the Exchanging Group against any member of the 360 Group.

     11.4 Confidential Information. For a period of two years after the Closing Date, Exchanging Group and its Affiliates will treat and hold as such, and will not use for the benefit of themselves or others, any confidential information regarding the System, except that the Exchanging Group and its Affiliates may use the confidential information subject to the confidentiality obligations provided herein to the extent such confidential information is included with the Non-Retained Assets and provided the same is not used in any manner to compete with the business of the System. Upon the request of the 360 , Exchanging Group after the Closing Date will deliver to 360 or destroy, at the option of 360, all tangible embodiments and copies of such information which are in Exchanging Group's or its representatives possession, except to the extent such confidential information is included with the Non-Retained Assets and provided the same is not used in any manner to compete with the business of the System. In the event the Exchanging Group is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any such information, then Exchanging Group will notify 360 promptly in writing of the request or requirement so that the 360 may at its expense seek an appropriate protective order or waive compliance with this Section 11.4. If, in the absence of a protective order or receipt of a waiver hereunder, Exchanging Group is compelled to disclose any such information to any governmental entity, then Exchanging Group may disclose such information to such governmental entity, provided that Exchanging Group will use its best efforts to obtain at the request of 360 an order or other assurance that confidential treatment will be accorded to such information.

     11.5 Further Assurance. Exchanging Group and 360 agree that, from time to time, at or after the Closing, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be reasonably necessary to carry out the purposes and intent of this Agreement. Exchanging Group and 360 shall cooperate fully with each other, provide assistance to each other, and make available or cause to be made available to each other in a timely fashion such data and other information as may be reasonably required, in order to effect an orderly transition of the Subject Entities and the operations and administrative functions related thereto.

     11.6 Books and Records. Exchanging Group will deliver all books and records of the Subject Entities to 360 at Closing. Exchanging Group, at its expense, may make copies of any books and records related to the System and its operation before the Closing Date. After the Closing Date, 360 shall give Exchanging Group reasonable access to such books and records and the opportunity to make copies thereof, at Exchanging Group's expense, during normal business hours for reasonable and lawful business purposes relating to post-Closing events or circumstances affecting Exchanging Group and pertaining to the System. 360 shall keep all such books and records safe and in good order for a reasonable period after the Closing Date and, at Exchanging Group's expense, for such further periods as Exchanging Group may reasonably request in writing.

     11.7 Securities Filings. Exchanging Group acknowledges that 360 or one or more of its Affiliates may file registration statements, applications, reports and other documents under the federal and various state securities laws, rules and regulations and the rules and regulations of one or more securities exchanges in connection with the public offering or private placement of certain securities of 360 or any such Affiliate. Upon request in writing by 360 after the Closing Date, Exchanging Group shall provide to 360 or any such Affiliate, at 360 's expense, any and all audited and unaudited financial statements and other information (including, without limitation, any opinions, certificates, consents or schedules related thereto) relating to the System which may be required (a) by 360 or any such Affiliate, its or their lenders, underwriters or placement agents, or the SEC, any state securities authority, or any securities exchange for inclusion in such registration statements, applications, reports and other documents, or (b) by 360 or any such Affiliate, its or their lenders, underwriters, placement agents or equity participants, or any other person in connection with the financing or refinancing of all or any portion of the transaction contemplated hereby.

     11.8 Specific Performance. Exchanging Group and 360 each acknowledge and agree that the other parties would be damaged irreparably in the event any of the material provisions of this Agreement are not substantially performed in accordance with their specific terms or are otherwise breached. Accordingly, Exchanging Group and 360 each agree that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

     11.9 Toronto Dominion Debt. Subsequent to the signing of this Agreement, 360 may determine to fully pay the Toronto Dominion Debt. In the event that 360 so determines to fully pay the Toronto Dominion Debt, Exchanging Group and 360 shall, at or prior to Closing, obtain from Toronto Dominion (Texas), Inc., at Closing, a payoff letter in connection with the Toronto Dominion Debt, which payoff letter shall include a waiver of any technical defaults under the Loan Agreement as a result of the transactions contemplated hereby and a statement of all amounts, including principal, interest and fees to be paid in order to satisfy in full all obligations under the Loan Agreement and release all security interests and other Personalty Liens held in connection with the Toronto Dominion Debt.

         SECTION 12  MISCELLANEOUS PROVISIONS.

     12.1 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), and one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid). Such notices, demands and other communications will be sent to Exchanging Group and to 360 at the addresses indicated below:

         If to 360 :               360  Communications Company
                                   8725 W. Higgins Road
                                   Chicago, Illinois 60631
                                   Attention: Kevin Gallagher, Senior Vice
                                              President and General Counsel
                                   Facsimile No.: 312-693-7432

         With a copy               Sonnenschein Nath & Rosenthal
         (which shall not          8000 Sears Tower
         constitute notice) to:    Chicago, Illinois  60606
                                   Attention: Donald G. Lubin
                                   Facsimile No.: 312-876-7934

         If to Exchanging          Independent Cellular Network, Inc.
         Group:                    2100 Electronics Lane
                                   Fort Myers, Florida 33912
                                   Attention: James A. Dwyer
                                   Facsimile No.: 813-480-1928

                                   c/o Henry Crown and Company
                                   222 N. LaSalle St.
                                   Chicago, Illinois 60601
                                   Attention: General Partner
                                   Facsimile No.: 312/899-5038

         With a copy               Gould & Ratner
         (which shall not          222 N. LaSalle St., Suite 800
         constitute notice) to:    Chicago, Illinois  60601
                                   Attention:  Fredric D. Tannenbaum
                                   Facsimile No.: 312/236-3241

or to such other address as either party hereto may, from time to time, designate in writing delivered in a like manner.


         12.2  Amendments.   The  terms,  provisions,  and  conditions  of  this
Agreement may not be changed, modified, or amended in any manner except by an instrument in writing duly executed by all of the parties hereto.

         12.3 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. No waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     12.4 Assignment and Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of 360, Exchanging Group, HCNI and their respective successors and permitted assigns. No party shall assign, convey, transfer or otherwise dispose of all or any portion of its interest in, or its rights and obligations under, this Agreement or any other document or instrument executed and delivered in connection herewith without the prior written consent of the other parties, which consent shall not be unreasonably withheld, provided, however, that 360 may assign such rights and obligations to its Affiliates, provided that any such assignment shall not relieve 360 of any of its liabilities or obligations hereunder and no such assignment shall be effectuated prior to Closing if, in the reasonable determination of FCC Counsel, such assignment would cause a material delay at the FCC in connection with the obtaining of consents to the transfer of the Licenses hereunder.

     12.5 Third-Party Beneficiaries. Except to the extent that the 360 Indemnified Parties and Exchanging Group Indemnitees shall be entitled to the benefits of the indemnities set forth herein, no person not a party to this Agreement shall have any rights under this Agreement as a third-party beneficiary or otherwise.

     12.6 Announcements. All press releases, notices to customers and suppliers and other announcements prior to the Closing Date (and, solely with respect to press releases by Exchanging Parties, press releases, notices to customers and suppliers and other announcements subsequent to the Closing Date) with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both 360 and Exchanging Group prior to the issuance thereof, provided that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will use its best efforts to advise the other parties prior to making such disclosure and provide the other party an opportunity to review the proposed disclosure).

         12.7     Taxes, Recording Charges.

         (a) The applicable party as designated by prevailing statutory law in the applicable jurisdiction shall be responsible for, as and when due, all transfer, documentary, sales, use, stamp, registration, conveyance or similar Taxes and fees (except for Non-Retained Liabilities) arising out of the transactions contemplated by this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar tax imposed in all other states and subdivisions) or the consummation of the transactions contemplated hereby and all charges for or in connection with the recording of any document or instrument contemplated hereby. The party required to pay such amounts shall, at its own expense, file all necessary Tax Returns and other documentation in connection with the Taxes and fees encompassed in this Section 12.7. The foregoing notwithstanding, Exchanging Group shall be solely responsible for, as and when due, all transfer, documentary, sales, use, stamp, registration, conveyance or similar Taxes and fees arising out of the merger of a direct subsidiary of 360 into CCTS.

     (b) Exchanging Group shall pay (i) all federal, state and local income tax with respect to any gain recognized on the sale of the Cell Plus Interests and the Ohio LP Interests, (ii) all federal, state and local income tax, if any, imposed on ICN, its shareholders, 360 and the ICN Merger Survivor with respect to the merger of ICN into a direct subsidiary of 360 (except to the extent such tax has been caused by a breach of 360's representations and warranties set forth in Section 4.9) and (iii) all federal, state and local income tax, if any, imposed on CCTS, its shareholders, 360 and the CCTS Merger Survivor with respect to the merger of a direct subsidiary of 360 into CCTS (except to the extent such tax has been caused by a breach of 360's representations and warranties set forth in Section 4.9).

     (c) The parties described in Sections 12.7(a) and (b) above shall pay all Taxes resulting from the completion of the exchanges contemplated in Article 2 of this Agreement. It is the parties' intention, expectation and belief that the mergers involving ICN and CCTS contemplated in this Agreement ("Mergers") are nontaxable reorganizations within the meaning of Section 368 of the Code, and any indemnification for income tax liability, if any, which is imposed upon the Exchanging Parties, ICN, CCTS or the Survivors (the "Merger Parties") shall be determined in accordance with this expectation. Accordingly, Exchanging Group shall not be responsible for any Tax which is imposed upon the Merger Parties to the extent that the Tax is incurred because of any act or failure to act by 360 or its controlled subsidiaries in connection with the Mergers or any breach by 360 of its representations and warranties set forth in Section 4.9, and 360 shall indemnify, defend and hold Exchanging Group and the Merger Parties harmless for indemnifiable damages incurred in connection with the payment of such Tax and such Tax shall be a Retained Liability.

         12.8 Expenses. Except as otherwise expressly provided herein, each party to this Agreement will bear all of its legal, accounting, investment banking, and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

         12.9 Entire Agreement. This Agreement and the Confidentiality Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof, supersede and are in full substitution for any and all prior agreements and understandings among them relating to such subject matter, and no party shall be liable or bound to any other party hereto in any manner with respect to such subject matter by any warranties, representations, indemnities, covenants, or agreements except as specifically set forth herein or in an amendment hereto executed in accordance with Section 12.2 hereof. The Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     12.10 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         12.11 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

         12.12 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Illinois, and any litigation concerning this Agreement or the transactions contemplated hereby or any other matters relating hereto shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

         12.13 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         12.14    No Recourse.

     (a) Except (i) with respect to distributions made to stockholders of 360 in violation of law or 360's Certificate of Incorporation, By-Laws or any other agreement to which 360 is a party or by which 360 is bound or (ii) with respect to liability for fraud or wilful misconduct, no recourse for the payment of any amounts due hereunder or any claim based on this Agreement, the transactions contemplated hereby, or otherwise, and no recourse upon any representation, warranty, covenant or agreement in this Agreement shall be had against any past, present or future incorporators, organizers, promoters, stockholders, directors, officers, employees or partners of the 360 Group, or any lenders, underwriters or placement agents of the 360 Group or any of their respective stockholders, directors, officers, partners or employees.

         (b) Except (i) with respect to and to the extent of distributions made to stockholders or partners, as the case may be, of any member of Exchanging Group, (ii) with respect to the signatories hereto as members of the Exchanging Group or HCNI, all of which shall remain liable hereunder for all obligations of Exchanging Group and (iii) with respect to liability for fraud or wilful misconduct, no recourse for the payment of any amounts due hereunder or any claim based on this Agreement, the transactions contemplated hereby, or otherwise, and no recourse upon any representation, warranty, covenant or agreement in this Agreement shall be had against any past, present or future incorporators, organizers, promoters, stockholders, directors, officers, partners or employees of Exchanging Group, or any lenders, underwriters or placement agents of Exchanging Group or any of their respective stockholders, directors, officers, partners or employees.

     12.15 Guaranty. By its execution hereof in its own capacity, HCNI hereby irrevocably and unconditionally guarantees to 360 Group the prompt and full payment of all monetary obligations of Exchanging Group under this Agreement due and owing to 360 Group. HCNI hereby represents and warrants that as of the date hereof it has a tangible net worth equal to or in excess of the Cap. Prior to execution hereof, HCNI shall provide to 360 a letter confirming that it has tangible net worth in excess of the Cap. HCNI agrees that for a period of five
(5) years following the Closing, it shall maintain a tangible net worth equal to or in excess of the Cap. In each of years six (6) through (10) following the Closing, HCNI's tangible net worth requirement shall reduce by $37,500,000 per year, provided, however, that the tangible net worth requirement shall not be reduced in the event that there are pending claims for Damages pursuant to
Section 10.2 which, in the aggregate, exceed the tangible net worth requirement. After the tenth (10) anniversary of the Closing, HCNI shall no longer be required to maintain a specified tangible net worth. During the first ten (10) years following the Closing, HCNI agrees that it will not make any distribution which would cause its tangible net worth to fall below the tangible net worth requirement as set forth in this Section 12.15. Within sixty (60) days after the end of each calendar year during the first ten (10) years following the Closing, HCNI shall deliver to 360 a letter from The First National Bank of Chicago or its successors (or a major financial institution of comparable size) confirming such level of tangible net worth as of such date in the form consistent with that letter from The First National Bank of Chicago delivered at Closing. For purposes hereof, "tangible net worth" shall mean (a) the book value of all assets, both real and personal, of HCNI as of the applicable date (after deducting appropriate amounts for reserves for depreciation, depletion, obsolescence and similar items as shown on the books and records of HCNI), minus
(b) all indebtedness and liabilities of HCNI which are classified on a balance sheet of HCNI as liabilities. The obligations under this Section 12.15 shall be binding on any successor entity or any assignee of HCNI, provided that HCNI shall not be relieved of any liability hereunder by virtue of such succession or assignment. HCNI shall not be obligated to make any payment under this Section
12.15 with respect to, and only to the extent of, the disputed portion of a Disputed Amount, which has been contributed by 360 to the Holdback Escrow in accordance with Section 10.6, until such time as the dispute is resolved.

         IN WITNESS WHEREOF, Exchanging Group and 360 have executed and delivered this Agreement as of the day and year first written above.

                                 EXCHANGING GROUP:

                                 INDEPENDENT CELLULAR NETWORK PARTNERS

                                 By:    HENRY CROWN AND COMPANY
                                          (NOT INCORPORATED)


                                 By:
                                              General Partner

                                 By:    INDEPENDENT CELLULAR NETWORK
                                             INVESTORS


                                 By:
                    Geoffrey F. Grossman, Not Personally but
                    Solely as Trustee of the Trusts that are
                                        Partners


                                 CC INDUSTRIES, INC.



                                 By:
                                         William Crown, President





                                         James A. Dwyer, Jr.





                                         David Winstel

                                 CELLULAR PLUS, L.P.


                                 By:      QUALITY CELLULAR PLUS
                                          COMMUNICATIONS, INC.


                                 By:
                                          James A. Dwyer, President


                                 OHIO CELLULAR RSA, L.P.

                                 By:      QUALITY CELLULAR  COMMUNICATIONS OF
                                          OHIO, INC.



                                 By:
                                          James A. Dwyer, President


                                          OHIO RSA CORPORATION



                                 By:
                                          Its:



                         QUALITY CELLULAR COMMUNICATIONS
                                  OF OHIO, INC.



                                 By:
                                          James A. Dwyer, President

                                 QUALITY CELLULAR PLUS
                                 COMMUNICATIONS, INC.



                                 By:
                                          James A. Dwyer, President



                                 C-PLUS, INC.


                                 By:
                                          Its:




                                 360 :

                                 360  COMMUNICATIONS COMPANY



                                 By:
                                          Its ______ President


                                          For the sole purpose of being bound by
                                          Sections 3.1, 3.2,  12.14 and 12.15 of
                                          the foregoing Agreement:

                                 HENRY CROWN AND COMPANY (NOT
                                 INCORPORATED)



                                 By:
                                          A General Partner

                                    EXHIBIT 1

               FORM OF SUBORDINATED NON-NEGOTIABLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, IF ANY. EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS NOTE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS (l) 360 CONSENTS IN WRITING TO SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION PURSUANT TO SECTION 8 HEREOF AND (2) EITHER THIS NOTE IS THE SUBJECT OF AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR THE HOLDER DELIVERS TO 360 AN OPINION IN FORM AND FROM COUNSEL REASONABLY SATISFACTORY TO 360 THAT THE PROPOSED DISPOSITION WILL NOT VIOLATE THE REGISTRATION REQUIREMENTS OF SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR THE RULES AND REGULATIONS THEREUNDER. BY ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE AGREES TO THIS RESTRICTION ON TRANSFER AND REPRESENTS THAT SUCH HOLDER IS ACQUIRING THIS NOTE FOR INVESTMENT AND NOT WITH A VIEW TOWARDS ITS DISTRIBUTION.


                   SUBORDINATED NON-NEGOTIABLE PROMISSORY NOTE

$122,000,000.00 [in the aggregate-- ________________, 1996
         there will be separate notes]

         1. Issuance of Subordinated Note. This Subordinated Non-Negotiable Promissory Note ("Note") has been issued for consideration set forth in, and is subject to the terms and conditions of, that certain Exchange and Merger Agreement (the "Exchange Agreement"), made and entered into as of May ___, 1996, by and among INDEPENDENT CELLULAR NETWORK PARTNERS, an Illinois partnership ("ICNP"), JAMES A. DWYER, JR. ("Dwyer"), DAVID WINSTEL ("Winstel"), CC INDUSTRIES, INC., a Delaware corporation ("CCI"), OHIO CELLULAR RSA, L.P., an Illinois limited partnership ("Ohio LP"), Ohio RSA Corporation, a Delaware corporation and a general partner of Ohio LP ("Ohio RSA"), Quality Cellular Communications of Ohio, Inc., an Ohio corporation and a general partner of Ohio LP ("QCCO"), CELLULAR PLUS, L.P., an Illinois limited partnership ("Cell Plus"), C-Plus, Inc., a Delaware corporation and a general partner of Cell Plus ("C-Plus"), Quality Cellular Plus Communications, Inc., a Delaware corporation and a general partner of Cell Plus ("QCPC") (ICNP, CCI, Dwyer, Winstel, Ohio LP, C-Plus, QCPC, Ohio RSA, QCCO and Cell Plus are sometimes referred to hereinafter collectively as the "Exchanging Group"), Henry Crown and Company (Not Incorporated), an Illinois limited partnership ("HCNI") and 360 COMMUNICATIONS COMPANY, a Delaware corporation ("360 "). Pursuant to the terms of the Exchange Agreement, 360 is issuing this Note to the Holder hereof together with notes containing substantially similar terms to certain other members of the Exchanging Group and HCNI (together with the Holder, collectively, the "Holders") in the initial aggregate principal amount of One Hundred Twenty Two Million Dollars ($122,000,000.00) (collectively, the "Notes"). All capitalized terms are defined either in the text hereof or in Section 18 hereof.

         2. Principal and Interest. 360 hereby promises to pay to_______________ (the "Holder") the principal amount outstanding hereunder (the "Principal") on ___________, 2006 or on such earlier date the Principal is required to be paid pursuant to the terms contained in this Note (the "Principal Payment Date").

         360 shall pay interest (the "Interest") on the Principal amount outstanding hereunder from time to time at a rate of nine and one-half percent (9.5%) per annum (the "Rate"), subject to a Rating Change Adjustment, semiannually on _________ and ________ of each year (each, an "Interest Payment Date"), commencing on ____________, 1997, to the Holder hereof until the Principal and all other amounts due hereunder are paid in full. Fifty percent (50%) of the Interest due and owing hereunder per annum shall be paid on each Interest Payment Date and the remaining fifty percent (50%) of Interest due and owing hereunder per annum shall be capitalized and become part of the Principal amount due and owing hereunder. The term "Rating Change Adjustment" is set forth in the balance of this paragraph. The Rate shall be reduced to nine percent (9%) per annum during the period that the Senior Notes (or any notes which refinance the Senior Notes) have an Investment Grade Rating by at least any two (2) of the Rating Agencies. Upon the attainment of an Investment Grade Rating by at least two (2) Rating Agencies, 360 shall provide written notice and evidence thereof to the Holder. The change in Rate shall be effective as of the date that the Investment Grade Rating by the second Rating Agency goes into effect. In the event that at any time there are not at least two (2) Rating Agencies providing the Senior Notes (or any notes which refinance the Senior Notes) with an Investment Grade Rating, the Rate shall return to nine and one-half percent (9.5%) per annum during any such period.

         In the event that any payment of the Principal, the Interest or any other fees, costs and expenses contemplated in connection with the enforcement of this Note (such as reasonable costs of collection including court costs and reasonable attorneys' fees) ("Costs") are (a) not paid within fifteen days after the Principal Payment Date or the Interest Payment Date, as the case may be (either date, a "Record Date"), or, with respect to Costs, when due and payable, or (b) become otherwise payable upon the occurrence of an Event of Default set forth in Section 5 hereof, then the Rate shall increase by 1% per annum (the
"Default Rate") until all amounts due and owing hereunder are paid in full; provided, however, that if any Event of Default is cured in full or the Holders waive in writing such Event of Default and/or the right to accelerate payment of the Principal under the terms hereof, then the Default Rate shall no longer be in effect and the Rate in effect immediately prior to the Record Date shall be re-instated. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         Each payment of Interest in respect of an Interest Payment Date will include Interest accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the Interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional Interest will accrue as a result of such delayed payment.

         3. Method of Payment. 360 shall pay the Principal, the Interest, Costs and Make-Whole Premium to the Holder in immediately available funds in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private at the last address provided in writing to 360 by the Holder.

         4. Covenants.

         (a) Suspended Covenants. 360 further covenants and agrees with the Holder that during the period that any amounts are due and owing hereunder, 360 shall comply with the limitations and restrictions set forth in this Section 4. Notwithstanding the foregoing, during any period of time that:

                  (i) the ratings assigned to the Senior Notes (or any notes which refinance the Senior Notes) by at least two of the three Rating Agencies are Investment Grade Rating; and
                  (ii) no Event of Default has occurred and is continuing,

360 and its Restricted Subsidiaries will not be subject to the provisions of this Note described in this Section 4 (collectively, the "Suspended Covenants"). In the event that 360 and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Note or Notes for any period of time as a result of the preceding sentence and, subsequently, at least two of the three Rating Agencies assign to the Senior Notes (or any notes which refinance the Senior Notes) a rating below the required Investment Grade Ratings, then 360 and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of this Note.

         (b) Interest Coverage Ratio. 360 shall maintain at the end of each fiscal quarter of 360 a ratio of Consolidated EBITDA of 360 and its Restricted Subsidiaries to interest payable on, and amortization of debt discount in respect of, all Debt during such period, in each case, by 360 and its Restricted Subsidiaries of not less than 1.00:1.00 for each Rolling Period; provided that in the event that 360 or any of its Restricted Subsidiaries shall have acquired a Restricted Subsidiary or sold or otherwise disposed of Restricted Subsidiaries that, at the time of such sale or disposition, were individually, or if taken in the aggregate would have been, a Material Subsidiary during any Rolling Period, the ratio described above shall be calculated on a historical pro forma basis for such Rolling Period as though such Restricted Subsidiary had been acquired, sold or otherwise disposed of on the first day of such Rolling Period.

         (c) Leverage Ratio. 360 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Liabilities unless either (i) after giving effect to the Incurrence of such Liabilities and the receipt and application of the proceeds thereof, 360 's Leverage Ratio would not exceed 10.00:1.00 or (ii) such Liabilities are Permitted Indebtedness.

         (d) Limitation on Liens. 360 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property or assets, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, that secures Subordinated Indebtedness unless it has made or will make effective provision whereby the Notes will be secured by such Lien equally and ratably with (or prior to) all other Subordinated Indebtedness of 360 or any Restricted Subsidiary secured by such Lien for so long as any such other Subordinated Indebtedness of 360 or any Restricted Subsidiary shall be so secured.

         (e) Limitation on Asset Sales. (i) 360 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date unless (A) 360 or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and assets subject to such Asset Sale and
(B) (i) at least 60% of the consideration paid to 360 or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, cash equivalents, or the assumption by the purchaser of liabilities of 360 (other than liabilities of 360 that are by their terms subordinate to the Notes) or any Restricted Subsidiary as a result of which 360 and its remaining Restricted Subsidiaries are no longer liable or (ii) the consideration paid to 360 or such Restricted Subsidiary is determined in good faith by the Board of Directors of 360 , as evidenced by a Board Resolution, to be substantially comparable in type to the assets being sold. The Net Available Cash (or any portion thereof) from Asset Sales may be applied by 360 or a Restricted Subsidiary, to the extent 360 or such Restricted Subsidiary elects, (a) to prepay, repay or purchase Liabilities of 360 under the Credit Agreement, the Senior Notes or other Liabilities which are not subordinate to the Notes or Liabilities of a Restricted Subsidiary (in each case excluding Liabilities owed to 360 or an Affiliate of 360 ); or (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by 360 or another Restricted Subsidiary).

         5.  Defaults and Remedies.

              (a) Events of Default. An "Event of Default" occurs with respect to this Note if:

                (1) 360 fails to make any payment of the Interest on this Note, or any reimbursement of Costs, when the same becomes due and payable, and such failure continues for a period of 45 consecutive days;

                (2) 360 fails to make the payment of the Principal of this Note when the same becomes due and payable on the Principal Payment Date, upon acceleration or otherwise;

                (3) 360 fails to comply with any of the  covenants  set forth in
         Section 4 and such failure continues for 60 days after the notice specified below;

                (4) 360 pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case;

                    (B) consents to the entry of an order for relief against it in an involuntary case;

                    (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                    (D) makes a general assignment for the benefit of its
                        creditors;

          or takes any comparable action under any foreign laws relating to insolvency;

                (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against 360  in an involuntary case;

                     (B) appoints a Custodian of 360 or for any substantial part of its Property; or

                     (C) orders the winding up or liquidation of 360;

          or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                (6) any final judgment or decree for the payment of money in an uninsured in excess of $100 million in the aggregate is entered against 360 and is not waived, satisfied or discharged and there is a period of 60 consecutive days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived, satisfied or the execution thereof stayed; or

                (7) an event of default as defined in any instrument, indenture or agreement under which there may be issued, or by which there may be secured or evidenced, any Senior Indebtedness (including the Senior Notes and the indebtedness outstanding under the Credit Agreement) shall have occurred which results in such Senior Indebtedness in an amount in excess of $25,000,000 becoming or being declared due and payable prior to maturity and such acceleration shall not have been rescinded or annulled or such Senior Indebtedness shall not have been otherwise discharged, within 30 days after notice shall have been given as provided in such instrument, indenture or agreement.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         360 shall deliver to the Holder, within 60 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (3) or (6), its status and what action 360 is taking or proposes to take with respect thereto.

                  (b) Optional Acceleration. If an Event of Default (other than an Event of Default specified in clause (4) or (5) occurs and is continuing, the Holders of at least 51% in aggregate principal amount of the Notes then outstanding may, at their option, declare at any time the Principal plus accrued but unpaid Interest to the date of acceleration, to be immediately due and payable. Upon such a declaration, such Principal and Interest shall be due and payable immediately. If an Event of Default specified in clause (4) or (5) occurs, the Principal of and accrued but unpaid Interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder. The Holder shall rescind and annul an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal, accrued but unpaid Interest, Make-Whole Premium or Costs that have become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In the event that an Event of Default occurs and Holder chooses to waive its right to accelerate this Note, the Holder may, at its option, require that 100% of the Interest be due and payable semi-annually, instead of the deferral of 50% of the Interest as set forth in Section 2 hereof, until such time as the Event of Default is cured.

                  (c) Other Remedies. If an Event of Default occurs and is continuing, the Holder may pursue any available remedy by proceeding at law or in equity to collect the payment of the Principal, the Interest or the Make-Whole Premium, if any, or to enforce the performance of any provision of this Note. A delay or omission by the Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

                  (d) Limitation on Suits. The Holder of this Note may not pursue a remedy or institute a proceeding with respect to this Note unless the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to pursue the remedy or institute the proceeding to pursue the Event of Default. The Holder may not use this Note to prejudice the rights of another Holder of the Notes or to obtain a preference or priority over another Holder of the Notes. Notwithstanding any other provision of this Note, the right of any other Holder of the Notes to receive payment of the Principal or the Interest on the Notes on or after the respective due dates expressed or provided for in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  (e)  Costs.   The   Holder   shall  be   entitled   to  prompt
reimbursement by 360 of all Costs incurred by the Holder in connection with an Event of Default.

                  (f) Holder May File Proofs of Claim. The Holder may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Holder allowed in any judicial proceeding relative to 360 or any other obligor upon the Notes, its creditors or its property under any Bankruptcy Law, and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same.

                  (g) Application of Moneys Collected by Holder. Any moneys collected by the Holder with respect to this Note pursuant to this Section 5 shall be applied in the following order: (i) first, to Costs, (ii) then to accrued and unpaid Interest, (iii) then to the Make-Whole Premium, if any, (iv) then to the Principal and (iv) any remaining amounts to 360 .

                  (h) Parties May Be Restored to Former Position and Rights in Certain Circumstances. In the event the Holder shall have proceeded to enforce any right under this Note by suit, foreclosure or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Holder, then in every such case, 360 and the Holder shall be restored without further act to their respective former positions and rights hereunder, and all rights, remedies and powers of the Holder shall continue as though no such proceedings had been taken, except to the extent determined in litigation adversely to the Holder, as the case may be.

                  (i) Waiver of Past Defaults. The Holders of at least a majority in principal amount of the Notes then outstanding by notice to 360 may waive in writing an existing Default or Event of Default and its consequences, except a Default in the nonpayment of the Principal of or accrued but unpaid Interest on any Note. When a Default or Event of Default with respect to a Note is so waived, it is cured and ceases with respect to such Note.

         6. No Prepayment; Make-Whole Premium. 360 hereby agrees not to prepay the Principal, in whole or in part, prior to the Principal Payment Date, except pursuant an acceleration of this Note in accordance with Section 5(b) hereof. 360 understands and agrees that the Holder agreed to accept this Note in furtherance of the Holder's intent to obtain installment sale treatment of any gain resulting from the receipt of the Principal. As a result, any acceleration prior to the Principal Payment Date pursuant to the terms of Section 5(b) hereof may cause a loss to the Holder. To compensate the Holder for any such loss, 360 hereby agrees to immediately pay to the Holder upon such acceleration the amount, if any (the "Make-Whole Premium"), obtained by: taking the difference between (a) the amount of federal and State of Illinois income tax liability of the Holder for the year in which the acceleration occurs solely in connection with the acceleration of such Principal portion (applying the highest applicable marginal federal (as adjusted to reflect the deduction of state income tax for federal income tax purposes) and Illinois income tax rates), and (b) the amount of federal and State of Illinois income tax for which the Holder would be liable in connection with such Principal portion in the year in which the Principal portion would have been paid in accordance with the terms of this Note had there been no acceleration (applying the highest marginal federal (as adjusted to reflect the deduction of state income tax for federal income tax purposes) and Illinois income tax rates in the year of actual acceleration of the Principal portion), discounted to the year of actual acceleration of the Principal portion using a discount rate equal to the "Treasury Rate" (which shall mean the yield to maturity on United States Treasury obligations with a constant maturity most nearly equal to the life to maturity of the Principal amount then being prepaid) and dividing the difference by (c) the difference between one and the highest marginal Federal and State of Illinois income tax rates in effect in the year of such acceleration.

         In calculating the Make-Whole Premium, the Holder will cooperate with 360 and furnish 360 with appropriate information regarding the Holder's tax basis in this Note.

         7.       Subordination.

                  (a) General. 360 , for itself, its successors and assigns, covenants and agrees, and the Holder by acceptance hereof likewise covenants and agrees, that all payments under this Note shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of the Senior Indebtedness. In turn, the Holder of this Note agrees that for purposes of payment under this Note, and the ranking provisions of this Section 7, this Note shall rank equal with the other Notes and shall be paid on a basis which is pari passu with the other Notes.

                  (b) Payments to Holders. If any principal under any Senior Indebtedness becomes due and payable (whether at maturity, upon acceleration, by optional or mandatory prepayment, or otherwise), all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full in cash before any payment is made, if permitted or required pursuant to the terms hereof, on account of principal of or interest on this Note.

                  (i) If any event shall occur (or would result from any payment with respect to this Note) which constitutes, or which with the giving of notice or lapse of time (or both) would constitute, an event which, pursuant to any instrument, indenture or agreement governing the Senior Indebtedness, would permit any holder of Senior Indebtedness to accelerate the maturity thereof, then, notwithstanding any provision herein to the contrary, unless and until (i) such event shall have been cured or waived in conformity with the terms of the Senior Indebtedness, or (ii) 365 days shall have elapsed after the occurrence of such event, no payment shall be made by 360 with respect to the Principal or the Interest on this Note, and the Holder agrees that it will not ask for, demand, sue for, take or receive from 360 , by set-off or in any other manner, any money which may now or hereafter be owing by 360 under this Note.

            (ii) Upon any payment or distribution of assets of 360 of any kind or character, from any source whatsoever, whether in cash, property or securities, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement or adjustment of 360 or its securities, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of 360 , all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of or applied on this Note. Upon any such dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement or adjustment, any payment by 360 , or distribution of assets of 360 of any kind or character, from any source whatsoever, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions of this clause (iii), shall be paid by 360 or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of the Senior Indebtedness to the extent necessary to pay all Senior Indebtedness in full before any payment or distribution is made to the Holder.

                  (iii) In the event that, notwithstanding the foregoing, any payment or distribution of assets of 360 of any kind or character, from any source whatsoever, whether in cash, property or securities, prohibited by the foregoing shall be received by the Holder in violation of clause (iii) above before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the holders of the Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for such holders of Senior Indebtedness.

                  (iv) It is understood that the provisions of this Section 7 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this
         Section 7 is intended to or shall impair, as between 360 and the Holders of the Notes, the obligation of 360 , which, subject to Section 9 hereof, is absolute and unconditional, to pay to the Holders of the Notes the amounts required under the Notes as and when the same shall become due and payable in accordance with their terms, nor shall anything herein or therein prevent any Holder of the Notes from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this
         Section 7 of the holders of Senior Indebtedness in respect of cash, property or securities of 360 received upon the exercise of any such remedy.

                  (d) Authorization by Holders. If the Holders do not file a proper claim or proof of debt in the form required in the event of any dissolution, winding up, total or partial liquidation or reorganization, composition, arrangement or adjustment of 360 or its securities, whether voluntary or involuntary or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of 360 or otherwise, tending towards liquidation of the business and assets of 360 , prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders.

                  (e) Notice to Holder. (i) 360 shall give notice to the Holder of any fact known to 360 which would prohibit the making of any payment of moneys to the Holder with respect to this Note pursuant to the provisions of this Section 7.

                  (i) The Holder shall be entitled to rely upon any order or decree made by the court of competent jurisdiction in which any dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such distribution, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

         8. No Transfer. This Note may not be sold, assigned, transferred, pledged or otherwise disposed of to any Person unless (a) 360 consents in writing to such sale, assignment, transfer, pledge or other disposition in its sole discretion and (b) either this Note is the subject of an effective registration statement under the Securities Act or the Holder delivers to 360 an opinion in form and from counsel reasonably satisfactory to 360 that the proposed disposition will not violate the registration requirements of the Securities Act or any applicable state securities law or the rules and regulations thereunder; provided, however, that clause (a) shall not apply to any sale, assignment, pledge or other disposition to any Affiliate of the Holder or to any member of the Exchanging Group.

         9. Right of Offset. 360 shall have the right to offset against payments required under this Note any amounts owed by any member of the Exchanging Group to 360 pursuant to the Exchange Agreement in accordance with the terms and conditions thereof. Notwithstanding anything to the contrary contained herein, the failure of 360 to pay to Exchanging Group any Principal, Interest, Costs or Make-Whole Premium when due and payable upon the exercise by 360 of its offset rights in accordance with this Section 9 shall not constitute an Event of Default.

         10. Waivers of Presentment Etc. 360 hereby waives presentment, demand, notice of nonpayment and protest and all other demands or notices in connection with the acceptance, performance or enforcement of this Note.

         11. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed) or one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid). Such notices, demands and other communications will be sent to the Holder and to 360 at the addresses indicated below:

         If to 360 :                360 Communications Company
                                    8725 W. Higgins Road
                                    Chicago, Illinois 60631
                                    Attention: General Counsel
                                    Facsimile No.: 312-693-7432

         With a copy                Sonnenschein Nath & Rosenthal
         (which shall not           8000 Sears Tower
         constitute notice)         Chicago, Illinois 60606
                                    Attention: Donald G. Lubin
                                    Facsimile No.: 312-876-7934

         If to Holder:              ________________________________

         With a copy                Gould & Ratner
         (which shall not           222 N. LaSalle St., Suite 800
         constitute notice)         Chicago, Illinois 60601
         to:                        Attention: Fredric D. Tannenbaum
                                    Facsimile No. 312-236-3241

or to such other address as either party hereto may, from time to time, designate in writing delivered in a like manner.

         12. Amendments. The terms, provisions, and conditions of this Note may not be changed, modified, or amended in any manner except by an instrument in writing duly executed by 360 and the Holders of at least 51% in aggregate Principal amount of the Notes then outstanding.

         13. Descriptive Headings. The descriptive headings of the several sections of this Note are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         14. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Illinois, applicable to contracts made and performed therein, and any litigation concerning this Note or the transactions contemplated hereby or any other matters relating hereto shall be cited in a court of competent jurisdiction located in Cook County, Illinois.

        15. Construction. The language used in this Note will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

        16. Successors. All agreements of 360 in this Note shall bind its successors.

        17. Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         18. Definitions and Incorporation by Reference. The terms defined in this Section 18 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Note shall have the respective meanings specified in this Section 18.

         "Additional Assets" mean (i) any Property or assets (other than cash, cash equivalents or securities) to be owned by 360 or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving or developing any Property or assets owned by 360 or a Restricted Subsidiary which are used in a Related Business or (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary.

         "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any Subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of 360 or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. With respect to the Holder, the term "Affiliate" shall also include (x) any lineal descendant of the Holder or any spouse or adopted child of any such descendant or any child of any such spouse, any trust or trusts for the benefit of any of the Persons named in clause (x), (y) the executors, administrators, conservators or personal representatives of any Person referred to in clause (x) or (y), or (z) any Person which, directly or indirectly, is owned and controlled by one or more of the Persons referred to in clauses (x), (y) and (z).

         "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger or a Sale and Leaseback Transaction) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of (a) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Unrestricted Subsidiaries) or (b) any other Property of such Person or any of its Restricted Subsidiaries; provided, however, that the term "Asset Sale" shall not include:
(i) the sale or transfer of Temporary Cash Investments, inventory, accounts receivable or other Property in the ordinary course of business; (ii) the liquidation of Property received in settlement of debts owing to 360 or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to 360 or any Restricted Subsidiary in the ordinary course of business of 360 or such Restricted Subsidiary; (iii) when used with respect to 360 , any asset disposition permitted pursuant to Section
6.01 of the Senior Note Indenture which constitutes a disposition of all or substantially all of 360 's Property or assets; (iv) the sale or transfer of any Property by 360 or a Restricted Subsidiary of 360 or a Restricted Subsidiary;
(v) a disposition in the form of a Restricted Payment; or (vi) a disposition with a Fair Market Value and a sale price of less than $5 million.

         "Attributable Indebtedness" means Liabilities deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest and compounding frequency implicit in such transaction), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

         "Board of Directors" means, with respect to any Person, the board of directors (or equivalent body) of such Person or any duly authorized committee of such board of directors (or equivalent body).

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of 360 to have been duly adopted by the Board of Directors of 360 , to be in full force and effect on the date of such certification.

         "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the City of Chicago are authorized or obligated by law or executive order to remain closed.

         "Capital Expenditure Indebtedness" means Liabilities Incurred by any Person to finance a capital expenditure so long as (i) such capital expenditure is or should be included as an addition to "Property, Plant and Equipment, net" or "Property, Plant and Equipment" in accordance with GAAP, and (ii) such Liabilities are Incurred within 180 days of the date such capital expenditure is made.

         "Capital Lease Obligations" means Liabilities represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Liabilities shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of Section 4(d), a Capital Lease Obligation shall be deemed secured by a Lien on the property being leased.

         "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrant, option or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

         "Credit Agreement" means the Credit Agreement dated as of March 6, 1996 (as amended, supplemented or otherwise modified from time to time) among 360 , the Lenders (as defined therein) and Citibank, N.A., as Administrative Agent, Chemical Bank, as Syndication Agent, Toronto Dominion (Texas), Inc., as Documentation Agent, and Bank of America Illinois, as Co-Syndication Agent.

         "Currency Agreement" means, for any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including, without limitation, indebtedness incurred in connection with securitizations, whether or not any such securitization is reflected on the balance sheet of such Person), (b) all payment Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other accounts payable not overdue by more than 60 days incurred in the ordinary course of such Person's business),
(c) all payment Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all payment Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all payment Obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit which are or should be, in accordance with GAAP, set forth in the consolidated financial statements of such Person, (g) all payment Obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all payment Obligations, contingent or otherwise, of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "EBITDA" means, for any period, net income (or net loss) plus the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense and (e) non-cash losses (to the extent deducted in the calculation of net income), minus (f) non-cash gains (to the extent added in the calculation of net income), in each case determined in accordance with GAAP for such period.

         "Fair Market Value" means with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than $15 million, by any Officer of 360 or (ii) if such property or asset has a Fair Market Value in excess of $15 million, by a majority of the Board of Directors of 360 and evidenced by a Board Resolution, dated within 30 days of the relevant transaction.

         "GAAP" means generally accepted accounting principles consistently applied.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Liability of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Liability of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "Incur" means, with respect to any Liabilities or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Liabilities or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Liabilities or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Liabilities, becoming Liabilities shall not be deemed an Incurrence of such Liabilities.

         "Indebtedness" of any person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property (other than Trade Credit);
(c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or business; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or property acquired by the person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations which under generally accepted accounting practices would be classified as capital leases;
(f) all contingent obligations in the nature of guarantees, take-or-pay contracts and similar commitments to assure a third party of payment or performance by another person; and (g) the notional principal amount of non-speculative derivatives contracts.

         "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement, including, but not limited to, the swap agreements assumed by 360 pursuant to the Exchange Agreement.

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Liabilities issued by, any other Person. In determining the amount of any Investment in respect of any Property or assets other than cash, such Property or asset shall be valued at its Fair Market Value at the time of such Investment.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof), BBB-(or the equivalent) by Standard & Poors Ratings Group (or any successor to the rating agency business thereof) and BBB-(or the equivalent) by Duff & Phelps Credit Rating Co. (or any successor to the rating agency business thereof).

         "Issue Date" means the date on which the Notes are initially issued.

         "Leverage Ratio" means the ratio of (i) the outstanding Liabilities of a Person and its Subsidiaries (or in the case of 360 , its Restricted Subsidiaries) divided by (ii) the LTM Pro Forma EBITDA of such Person.

         "Liabilities" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) Liabilities of other Persons secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Liabilities being deemed to be the lesser of the value of such property or assets or the amount of the Liabilities so secured), (iii) Guarantees of Liabilities of other Persons, (iv) any Redeemable Stock, (v) any Attributable Indebtedness, (vi) all reimbursement obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions issued for the account of such Person, (vii) in the case of 360 , Preferred Stock of its Restricted Subsidiaries and (viii) obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Liabilities shall be required to be determined pursuant to the Senior Note Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Liabilities of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (i) through (viii) above in respect thereof at such date.

         "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

         "LTM Pro Forma EBITDA" means, with respect to any Person, the product of such Person's Pro Forma EBITDA for the most recent four consecutive fiscal quarters for which financial statements are available.

         "Make-Whole  Premium"  shall have the meaning  assigned to that term in
Section 6 hereof.

         "Material Subsidiary" means, at any time, a Subsidiary of 360 having at least 5% of the total Consolidated assets of 360 and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of 360 ) or at least 5% of the total Consolidated revenues or net income of 360 and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of 360 .

         "Net Available Cash" from an Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Liabilities or other obligations relating to such Properties or assets or received in any other noncash form) in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, and in each case net of all payments made on any Liabilities which are secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by their terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale, and net of all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale.

         "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured.

         "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, the Treasurer, or the General Counsel of 360 .

         "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of 360 and delivered to the Holder.

         "Permitted Indebtedness" means any and all of the following: (i) Liabilities pursuant to the Credit Agreement (or any credit facility which replaces the Credit Agreement) Incurred after the Issue Date in an aggregate amount outstanding at any time not to exceed $300 million; (ii) Liabilities in respect of Capital Lease Obligations or Capital Expenditure Indebtedness, provided, that (a) the aggregate principal amount of such Liabilities do not exceed the Fair Market Value of the property or asset acquired or constructed and (b) the aggregate principal amount of all Liabilities Incurred under this clause (ii) during any 12-month period, beginning with the 12-month period commencing on January 1, 1996, does not exceed $50 million, except that any portion of such $50 million which is not fully utilized in any such 12-month period may be utilized in the subsequent such 12-month period; (iii) Liabilities evidenced by the Senior Notes and the Notes; (iv) Liabilities of 360 owing to and held by a Wholly Owned Subsidiary and Liabilities of a Restricted Subsidiary owing to and held by 360 or any Wholly Owned Subsidiary; provided, however, that any event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Liabilities (except to 360 or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Liabilities by the issuer thereof; (v) Liabilities under Interest Rate Agreements entered into for the purpose of limiting interest rate risks and Currency Agreements entered into for non-speculative purposes and designed to hedge against fluctuations in foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice, provided, that the obligations under such agreements are related to payment obligations on Liabilities otherwise permitted by the terms of Section 4(c) hereof or clauses (i) through (viii) of this paragraph, provided, further, that such Interest Rate Agreements and Currency Agreements do not increase the Liabilities of 360 outstanding at any time other than as a result of fluctuations in interest rates or foreign exchange rates or by reason of customary fees, indemnities and compensation payable thereunder; (vi) Liabilities in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (vii) Liabilities outstanding on the Issue Date not otherwise described in clauses (i) through (vi) of this paragraph, including, but not limited to, the Toronto Dominion Debt (as defined in the Exchange Agreement); and (viii) Permitted Refinancing Indebtedness Incurred in respect of Liabilities Incurred pursuant to clause (i) of Section 4(c) hereof and clauses (i), (ii), (iii) and (vii) of this paragraph.

         "Permitted Liens" means (i) Liens Incurred by 360 or any Restricted Subsidiary if, after giving effect to such Incurrence on a pro forma basis, the amount of the total Liabilities of 360 and its Restricted Subsidiaries that are secured by a Lien do not exceed 15% of the product of the LTM Pro Forma EBITDA of 360 multiplied by 10.00; (ii) Liens on the Property of 360 or any Restricted Subsidiary existing on the Issue Date, including, but not limited to, the Liens securing the Toronto Dominion Debt; (iii) Liens on the Property of 360 or any Restricted Subsidiary to secure any extension, renewal, refinancing, replacement or refunding (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, of any Liabilities secured by Liens referred to in any of clauses (i), (ii), (viii) or (xi); provided, however, that any such Lien will be limited to all or part of the same Property that secured the original Lien (plus improvements on such Property) and the aggregate principal amount of Liabilities that are secured by such Lien will not be increased to an amount greater than the sum of (A) the outstanding principal amount, or, if greater, the committed amount, of the Liabilities secured by Liens described under clauses (i), (ii), (viii) and (xi) at the time the original Lien became a

Permitted Lien and (B) an amount necessary to pay any premiums, fees and other expenses incurred by 360 in connection with such refinancing, refunding, extension, renewal or replacement; (iv) Liens for taxes, assessments or governmental charges or levies on the Property of 360 or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (v) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the Property of 360 or any Restricted Subsidiary arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (vi) Liens on the Property of 360 or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vii) Liens Incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings which are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an amount in excess of $25 million;
(viii) Liens on Property at the time 360 or any Restricted Subsidiary acquired or constructed such Property, including any acquisition by means of a merger or consolidation with or into 360 or such Restricted Subsidiary; (ix) other Liens on the Property of 360 or any Restricted Subsidiary incidental to the conduct of their respective businesses or the ownership of their respective Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their respective Properties or materially impair the use thereof in the operation of their respective businesses; (x) pledges or deposits by 360 or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Liabilities) or leases to which 360 or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of 360 or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business,
(xi) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of 360 or any other Restricted Subsidiary which is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary, (xii) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character, or (xiii) Liens created pursuant to Section 8.07 of the Senior Note Indenture.

         "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Liabilities, including any successive extensions, renewals, substitutions, refinancings or replacements so long as (i) the aggregate amount of Liabilities represented thereby is not increased (except with respect to fees and expenses Incurred in connection therewith) by such renewal, extension, substitution, refinancing or replacement,
(ii) the average life and the date such Liabilities is scheduled to mature is not shortened and (iii) the new Liabilities shall not be senior in right of payment to the Liabilities that are being extended, renewed, substituted, refinanced or replaced; provided, that Permitted Refinancing Indebtedness shall not include (a) Liabilities of a Subsidiary that refinances Liabilities of 360 or (b) Liabilities of 360 or a Restricted Subsidiary that refinances Liabilities of an Unrestricted Subsidiary. In addition to the foregoing, Permitted Refinancing Indebtedness shall include reborrowings under the Credit Agreement (or any credit facility which replaces the Credit Agreement).

         "Person" means any individual, corporation, company (including any limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

         "Pro Forma EBITDA" means for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA of such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or whose assets are held directly by such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to the acquisition of such Person or business; provided, however, that, with respect to 360 , all of the foregoing references to "Subsidiary" or "Subsidiaries" shall be deemed to refer only to the "Restricted Subsidiaries" of 360 .

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

         "Rating Agencies" mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., Duff & Phelps Credit Rating Co.and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

         "Rating  Date"  means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of 360 to effect a Change of Control.

         "Rating Decline" means, with respect to the Senior Notes, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by 360 to effect a Change of Control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event the Senior Notes are assigned an Investment Grade Rating by at least two of the three Rating Agencies on the Rating Date, the rating of the Senior Notes by at least two of the three Rating Agencies shall be below an Investment Grade Rating; or (b) in the event the Senior Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on the Rating Date, the rating of the Senior Notes by at least two of the three Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

         "Redeemable Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof, in whole or in part, or (iii) is convertible or exchangeable for Liabilities mandatorily or at the option of the holder thereof.

         "Related   Business"  means  any  business   directly  related  to  the
ownership, development, operation and acquisition of telecommunications systems.

         "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities) declared or paid on or with respect to any shares of Capital Stock of 360 or Capital Stock of any Restricted Subsidiary except for any dividend or distribution which is made solely to 360 or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis) or dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) of 360 ; (ii) a payment made by 360 or any Restricted Subsidiary to purchase, redeem, acquire or retire any Capital Stock of 360 or Capital Stock of any Affiliate of 360 (other than a Restricted Subsidiary) or any warrants, rights or options to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; (iii) a payment made by 360 or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Liabilities subordinate in right of payment to the Senior Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Liabilities of 360 which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Senior Notes; or
(iv) an Investment (other than Permitted Investments) in any Person.

         "Restricted Subsidiary" means (i) any Subsidiary of 360 after the Issue Date unless such Subsidiary shall have been designated an Unrestricted
Subsidiary and (ii) an Unrestricted Subsidiary which is redesignated as a Restricted Subsidiary. Unless otherwise designated in writing by 360 to the Holder, a Subsidiary of 360 designated as a "Restricted Subsidiary" or an "Unrestricted Subsidiary" for purposes of the Senior Note Indenture shall be deemed a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, for purposes of this Note.

         "Rolling Period" means, as at any date of determination, the period of the four fiscal quarters of the 360 then most recently ended.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means the Senior Notes, the indebtedness outstanding under the Credit Agreement, any indebtedness of 360 that is pari passu in right of payment with the Senior Notes (or any notes which refinance the Senior Notes) or the indebtedness outstanding under the Credit Agreement, and, at any date, all other obligations in respect of Indebtedness owed by 360 , including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or reorganization relating to 360 , whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses reimbursement obligations, indemnities and all other amounts payable thereunder or in respect thereof and interest rate protection agreements with respect to interest payable thereunder, whether, in each case, existing on the date of this Note or thereafter incurred, other than the Notes and Indebtedness which is subordinate and junior by its terms to the Notes.

         "Senior Note Indenture" means the Indenture dated as of March 7, 1996 between 360 and Citibank, N.A., as trustee, as amended, supplemented or modified from time to time and relating to the Senior Notes.

         "Senior Notes" means the 7 % Senior Notes Due 2003 and 7 1/2% Senior Notes Due 2006 issued by 360 under the Senior Note Indenture.

         "Subordinated Indebtedness" means all Indebtedness that is pari passu in right of payment with the Notes or is subordinate and junior by its terms to the Notes.

         "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

         "Temporary Cash Investments" means any of the following: (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or higher, "A-" or higher or "A-" or higher according to Moody's Investors Service, Inc., Standard & Poor's Ratings Group or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), respectively, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the 360 or an Affiliate of the 360 ) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc., "A-1" (or higher) according to Standard & Poor's Ratings Group or "A-1" (or higher) according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and (v) Investments in money market or mutual funds that invest primarily in Investments of the types described in clauses (i), (ii), (iii) and (iv).

         "Trade Credit" means, at any date, all accounts payable or other liabilities to trade creditors owed by 360 in the ordinary course of business.

         "Unrestricted Subsidiary" means (a) any Subsidiary of 360 in existence on the Issue Date that is not a Restricted Subsidiary, (b) any Subsidiary of an Unrestricted Subsidiary and (c) any Subsidiary of 360 which is designated after the Issue Date as an Unrestricted Subsidiary and not thereafter redesignated as a Restricted Subsidiary. Unless otherwise designated in writing by 360 to the Holder, a Subsidiary of 360 designated as a "Restricted Subsidiary" or an "Unrestricted Subsidiary" for purposes of the Senior Note Indenture shall be deemed a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be, for purposes of this Note.

         "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Wholly Owned Subsidiary" means, at any time, a Restricted Subsidiary all of the Voting Stock of which (except directors' qualifying shares) is at the time owned, directly or indirectly, by 360 and its other Wholly Owned Subsidiaries.

         IN WITNESS WHEREOF, 360 has executed and delivered this Note as of the day and year first written above.

                                          360 :

                           360 COMMUNICATIONS COMPANY


                        By:______________________________
                                               Its _____________ President
ACCEPTED:


Date: _____________, 1996





164907.06

[The Schedules identified on pages (v) and (vi) of this Agreement have been omitted in reliance on Item 601(b)(2) of Regulation S-K of the Securities and Exchange Commission (the "Commission"). The Company agrees to furnish the Commission with a copy of any omitted Schedules upoun request.]